As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-[—]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	6021	75-0944023
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Pine Street

Abilene, Texas 79601

(325) 627-7155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Scott Dueser

Chairman of the Board, President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

(325) 627-7155

(325) 627-7393 (Fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael G. Keeley, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

(214) 468-3345

(214) 740-7138 (Fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.01 par value	420,000	N/A	$6,150,000	$839

(1)	Represents the estimated maximum number of shares of Registrant common stock that could be issued in connection with the merger described herein.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) and (f)(3) under the Securities Act by multiplying the book value of Orange Savings Bank, SSB common stock of $1,814 per share as of December 31, 2012 by the maximum number of shares of Orange Savings Bank, SSB common stock to be acquired by Registrant in the merger described herein, minus the cash portion of the merger consideration to be paid by First Financial to the holder of shares of Orange Savings Bank, SSB common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated [—], 2013

ASSET SALE PROPOSED—YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the special meeting of shareholders of OSB Financial Services, Inc. (“OSB Financial”) to be held on [                    ], 2013 at [    ] [    ].m. in the lobby of Orange Savings Bank, SSB, at 812 North 16th Street, Orange, Texas 77630. At this important special meeting, you will be asked to approve the sale of substantially all of the assets of OSB Financial pursuant to the Agreement and Plan of Merger, dated February 20, 2013, by and between First Financial Bankshares, Inc. (“First Financial”), First Financial Bank, N.A., OSB Financial and Orange Savings Bank, SSB. The asset sale will be completed by means of the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A., on the terms and subject to the conditions contained in the merger agreement. You may also be asked to adjourn or postpone the meeting to a later date or dates, if the board of directors of OSB Financial determines it is necessary.

If the asset sale is completed, all outstanding shares of Orange Savings Bank, SSB common stock held by OSB Financial will be converted, pursuant to the merger agreement, into an aggregate of 420,000 shares of First Financial common stock and $39.2 million in cash, with the cash portion subject to decrease under certain circumstances, as set forth in the merger agreement. After completion of the asset sale, OSB Financial intends to distribute the consideration, after repayment of its obligations and expenses, to the holders of the OSB Financial common stock, other than dissenting shareholders. The asset sale and the merger will be treated as a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of §1361(b)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is treated as a taxable asset sale for federal income tax purposes. After completion of the asset sale, we expect that shareholders of OSB Financial will own approximately 1.33% of the issued and outstanding shares of common stock of First Financial. First Financial’s common stock is listed on the NASDAQ Global Select Market under the symbol “FFIN.”

This document contains a more complete description of the special meeting and the terms of the asset sale and the merger agreement. We urge you to review this entire document carefully. You may also obtain information about First Financial from documents that First Financial has filed with the Securities and Exchange Commission, or SEC.

Thomas A. Gunn

Chairman of the Board

OSB Financial Services, Inc.

An investment in First Financial common stock in connection with the asset sale involves risks. See “Risk Factors” beginning on page 13.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities that First Financial is offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Proxy statement/prospectus dated [                    ], 2013

and first mailed to shareholders of OSB Financial on or about [                    ], 2013

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about First Financial from documents filed with the SEC that have not been included in or delivered with this document. This information is described on page 77 under “Where You Can Find More Information.” You can obtain free copies of this information by writing or calling:

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Attention: J. Bruce Hildebrand, Executive Vice President and Chief Financial Officer

Telephone (325) 627-7155

To obtain timely delivery of the documents before the special meeting of OSB Financial, you must request the information by [                    ], 2013.

PLEASE NOTE

We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

This proxy statement/prospectus has been prepared as of [                    ], 2013. There may be changes in the affairs of OSB Financial or First Financial since that date, which are not reflected in this document.

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77630

(409) 221-6160

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

The special meeting of shareholders of OSB Financial Services, Inc. will be held on [                    ], 2013 at [    ] [    ].m., local time, in the lobby of Orange Savings Bank, SSB, at 812 North 16th Street, Orange, Texas 77630, for the following purposes:

1.	To approve the sale of substantially all of the assets of OSB Financial Services, Inc. pursuant to that certain Agreement and Plan of Merger, dated February 20, 2013, by and between First Financial Bankshares, Inc., First Financial Bank, N.A., OSB Financial Services, Inc., and Orange Savings Bank, SSB providing for the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A., on the terms and subject to the conditions contained therein; and

2.	The authority to adjourn or postpone the special meeting.

Only shareholders of record at the close of business on [                    ], 2013 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The meeting may be adjourned or postponed from time to time upon approval of OSB Financial’s shareholders without any notice other than by announcement at the meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed meeting.

Shareholders of OSB Financial have the right to dissent from the asset sale and obtain payment in cash of the appraised fair value of their shares of OSB Financial common stock under applicable provisions of the Texas Business Organizations Code. In order for a shareholder of OSB Financial to perfect his right to dissent, such shareholder must file a written objection to the asset sale prior to the special meeting, must vote against the asset sale and must file a written demand with First Financial within 20 days after the consummation of the asset sale for payment of the fair value of the shareholder’s shares of OSB Financial common stock. A copy of the applicable statutory provisions of the Texas Business Organizations Code is included as Appendix C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “Proposal 1: Approval of Asset Sale and Merger Agreement —Dissenters’ Rights of OSB Financial Shareholders.”

By Order of the Board of Directors,

Thomas A. Gunn

Chairman of the Board

Orange, Texas

[                    ], 2013

The board of directors of OSB Financial Services, Inc. unanimously recommends that you vote FOR the approval of the asset sale and FOR the authority to adjourn or postpone the special meeting.

Your Vote is Very Important

A proxy card is enclosed. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy card in the manner described in the proxy statement/prospectus at any time before the special meeting is called to order. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Page
QUESTIONS AND ANSWERS ABOUT THE ASSET SALE, THE MERGER AND THE SPECIAL MEETING	1

SUMMARY	5
The Companies	5
Proposed Asset Sale by OSB Financial to First Financial	6
Terms of the Asset Sale (page 28)	6
Material Federal Income Tax Consequences (page 51)	7
Opinion of Financial Advisor of OSB Financial (page 33)	7
First Financial Plans to Continue to Pay Quarterly Dividends	7
Ownership of First Financial After the Asset Sale	7
Market Prices of First Financial Common Stock (page 74)	8
The OSB Financial Special Shareholders’ Meeting (page 26)	8
Record Date Set at [ ], 2013; Approval of at Least Two-Thirds of Outstanding Shares Required to Approve the Asset Sale and the Merger Agreement (page 26)	8
OSB Financial’s Reasons for the Asset Sale and Recommendations of OSB Financial’s Board (page 31)	8
Members of OSB Financial’s Management are Expected to Vote Their Shares For Approval of the Asset Sale Pursuant to the Merger Agreement (page 27)	9
Effective Time of the Asset Sale	9
Conditions to Completion of the Asset Sale and the Merger (page 44)	9
Regulatory Approvals Required (page 56)	10
Amendments or Waiver (page 50)	10
Termination of the Merger Agreement (page 51)	10
Some of the Directors and Officers of OSB Financial Have Financial Interests in the Asset Sale that Differ from Your Interests (page 49)	11
Comparison of Rights of Shareholders of First Financial and OSB Financial (page 60)	12
Dissenters’ Rights of Appraisal in the Asset Sale (page 56)	12

RISK FACTORS	13
Risks Associated With the Asset Sale	13
Risks Associated With First Financial’s Business	15

A WARNING ABOUT FORWARD-LOOKING STATEMENTS	25

GENERAL INFORMATION	26

OSB FINANCIAL SPECIAL SHAREHOLDERS’ MEETING	26
Date, Place and Time of the Special Meeting	26
Matters to be Considered	26
Shares Entitled to Vote, Quorum and Vote Required	26
Shares Held by Officers and Directors	27
Voting and Revocation of Proxies	27
Solicitation of Proxies; Expenses	27

PROPOSAL 1: APPROVAL OF ASSET SALE AND MERGER AGREEMENT	28
Terms of the Asset Sale	28
Background of the Asset Sale	29
Recommendation of OSB Financial’s Board and its Reasons for the Asset Sale	31
First Financial’s Reasons for the Asset Sale	33
Opinion of OSB Financial’s Financial Advisor	33
Effective Time of the Asset Sale	41

i

ii

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE, THE MERGER AND THE SPECIAL MEETING

Q:	What are OSB Financial Services, Inc. shareholders being asked to vote upon?

A:	The shareholders of OSB Financial Services, Inc., or OSB Financial, are being asked to consider and vote on the following matters:

•	to approve the asset sale pursuant to the merger agreement providing for the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A.; and

•	the authority to adjourn or postpone the special meeting.

As of the date of this proxy statement/prospectus, OSB Financial’s board of directors is not aware of any matters, other than those stated above, that may be brought before the special meeting.

Q:	What is the difference between the asset sale and the merger?

A:	Pursuant to the terms and conditions of the merger agreement, OSB Financial will sell all of the outstanding capital stock of Orange Savings Bank, SSB to First Financial. The sale of the Orange Savings Bank, SSB stock represents the sale of OSB Financial’s principal asset. The asset sale will be accomplished through the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A. Accordingly, OSB Financial must obtain the approval of its shareholders, to, among other things, sell the Orange Savings Bank, SSB stock to First Financial.

Q:	What will happen in the merger?

A:	In the merger, Orange Savings Bank, SSB will be merged with and into First Financial Bank, N.A., with First Financial Bank, N.A. being the surviving entity. The merger will effect a sale of substantially all of the assets of OSB Financial. As consideration in the asset sale, First Financial will issue 420,000 shares of First Financial common stock and pay $39.2 million in cash, subject to decrease under certain circumstances, as set forth in the merger agreement, to OSB Financial.

Q:	What form of consideration will OSB Financial shareholders receive as a result of the asset sale?

A:	If the asset sale is approved by the shareholders of OSB Financial and the merger is subsequently completed, all outstanding shares of Orange Savings Bank, SSB common stock will be converted into an aggregate of 420,000 shares of First Financial common stock and $39.2 million in cash, with the cash portion subject to decrease under certain circumstances as set forth in the merger agreement. First Financial will deliver the consideration to OSB Financial. After completion of the asset sale, OSB Financial intends to distribute the consideration, after repayment of its obligations and expenses, to the holders of the common stock of OSB Financial, other than dissenting shareholders. OSB Financial has agreed in the merger agreement, however, to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013.

Q:	What obligations and expenses does OSB Financial have to repay?

A:	OSB Financial must repay all of its outstanding trust preferred promissory notes. The payoff amount, including accrued interest and the cancellation fee, will be $6,424,513.80. OSB Financial also will repay its 2009 Senior Secured Notes Due December 31, 2020, which have a principal balance of $6,400,000 and estimated accrued interest through May 31, 2013 of $64,000. OSB Financial also will terminate an interest rate swap. The cost for that termination varies daily and would have been $229,700 if terminated on March 14, 2013.

Q:	When do you expect the asset sale to be completed?

A:	We are working to complete the asset sale and consummate the merger during the second quarter of 2013, although delays could occur.

Q:	When do you expect OSB Financial to distribute the consideration to the OSB Financial shareholders?

A:	OSB Financial intends to make the first distribution to its shareholder within 30 days after the closing of the asset sale. The final distribution will be made when OSB Financial is liquidated on December 31, 2013.

Q:	What will happen to my stock in OSB Financial following completion of the asset sale?

A:	OSB Financial will remain in existence as a Texas corporation and you will continue to be a shareholder of OSB Financial. OSB Financial is obligated under the merger agreement to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013. The purpose of this obligation is to provide additional security to First Financial in connection with OSB Financial’s indemnification obligations under the merger agreement, as described herein. Presently, OSB Financial intends to liquidate OSB Financial on December 31, 2013 and will convene a meeting of its shareholders later in 2013 for that purpose.

Q:	When and where will OSB Financial shareholders’ meeting be held?

A:	The OSB Financial shareholders’ meeting is scheduled to take place at [ ][ ].m., local time, on [ ] [ ], 2013 at [ ], Orange, Texas [ ].

Q:	What are my choices when voting?

A:	With respect to each of the proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal. An abstention will count as a vote against each proposal.

Q:	What votes are required for approval of the asset sale pursuant to the merger agreement?

A:	Approval by OSB Financial shareholders of the asset sale pursuant to the merger agreement requires the affirmative vote of the holders of at least two-thirds of the shares of OSB Financial common stock outstanding on [ ], 2013.

Q:	What votes are required to adjourn or postpone the special meeting?

A:	To adjourn or postpone the special meeting, the affirmative vote of a majority of the shares of OSB Financial common stock present, in person or by proxy, at the meeting is required.

Q:	How does the board of directors of OSB Financial recommend that I vote?

A:	The board of directors of OSB Financial unanimously recommends that the shareholders vote their shares as follows:

Proposal 1 — FOR the approval of the asset sale pursuant to the merger agreement; and

Proposal 2 — FOR the authority to adjourn or postpone the special meeting.

Q:	What happens if I transfer my shares after the record date for the special meeting?

A:	The record date for the special meeting is earlier than the expected date of completion of the asset sale. Therefore, if you transfer your shares of OSB Financial common stock after the applicable record date, but prior to the completion of the asset sale, you will retain the right to vote at the special meeting, but the right to receive any distribution of the consideration from the asset sale will transfer with the shares of stock.

Q:	What do I need to do now?

A:	After you have thoroughly read and considered the information contained in this proxy statement/prospectus, indicate on the proxy card applicable to your OSB Financial common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible so that your shares of OSB Financial common stock may be represented at the special meeting.

Q:	What happens if I don’t return a proxy card for the special meeting?

A:	Because approval of the asset sale pursuant to the merger agreement requires the affirmative approval of the holders of at least two-thirds of the outstanding shares of OSB Financial common stock, the failure to return your proxy card will have the same effect as a vote against the asset sale, unless you attend the special meeting in person and vote for approval of the asset sale.

Q:	May I vote in person?

A:	Yes. Even if you have previously completed and returned your proxy card, you may vote your shares in person by attending the special meeting, revoking your previously submitted proxy prior to the start of the special meeting and voting your shares in person.

Q:	May I change my vote after I have submitted my proxy card?

A:	Yes. You may change your vote at any time before the special meeting is called to order by attending the special meeting, revoking your proxy and voting your shares in person or by submitting a new proxy card.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the asset sale.

Q:	Do I have any rights to dissent from the asset sale pursuant to the merger agreement?

A:	You have the right to vote against approval of the asset sale pursuant to the merger agreement, dissent from the asset sale and seek payment of the appraised fair value of your shares in cash as described in “Proposal 1: Approval of Asset Sale and Merger Agreement—Dissenters’ Rights of OSB Financial Shareholders” beginning on page 56. The appraised fair value of your shares of OSB Financial common stock may be more or less than the value of the distribution of the First Financial common stock and cash that OSB Financial intends to distribute to its shareholders following the asset sale.

Q:	Should I send in my stock certificates now?

A:	No. Neither the asset sale nor the merger involve the exchange of OSB Financial common stock. Therefore, you should not send your OSB Financial stock certificates with your proxy card.

Q:	Who can help answer my questions?

A:	If you have additional questions about the merger, you should contact Stephen Lee, OSB Financial Services, Inc., 812 North 16th Street, Orange, Texas 77630, telephone (409) 221-6160.

SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. We urge you to carefully read this entire document and the other documents we refer to in this document. These documents will give you a more complete description of the transaction we are proposing. For more information about First Financial, see “Where You Can Find More Information” on page 77. We have included page references in this summary to direct you to other places in this proxy statement/prospectus where you can find a more complete description of the topics we have summarized.

The Companies

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

(325) 627-7155

First Financial, a Texas corporation, is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). First Financial owns all of the issued and outstanding shares of common stock of First Financial Bank, N.A. As of December 31, 2012, on a consolidated basis, First Financial had total assets of approximately $4.5 billion, total loans of approximately $2.1 billion, total deposits of approximately $3.6 billion and shareholders’ equity of approximately $557.0 million.

First Financial Bank, N.A.

400 Pine Street

Abilene, Texas 79601

(325) 627-7155

First Financial Bank, N.A. is a national banking association chartered and regulated by the Office of the Comptroller of the Currency (the “OCC”) and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). First Financial Bank, N.A. conducts a complete range of commercial and personal banking activities. First Financial currently operates a total of fifty-five (55) locations, with eleven locations in Abilene (including the main office of First Financial Bank, N.A.), two locations in Cleburne, two locations in Stephenville, two locations in Granbury, two locations in San Angelo, three locations in Weatherford, and one location each in Mineral Wells, Hereford, Sweetwater, Eastland, Ranger, Rising Star, Cisco, Southlake, Aledo, Willow Park, Brock, Alvarado, Burleson, Crowley, Waxahachie, Grapevine, Keller, Trophy Club, Boyd, Bridgeport, Decatur, Roby, Trent, Merkel, Clyde, Moran, Albany, Midlothian, Glen Rose, Acton, Odessa, Fort Worth and Huntsville, all in Texas.

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77630

(409) 221-6160

OSB Financial, a Texas corporation, is a bank holding company registered under the BHC Act for Orange Savings Bank, SSB. OSB Financial owns all of the issued and outstanding shares of a single class of common stock of Orange Savings Bank, SSB. As of December 31, 2012, on a consolidated basis, OSB Financial had total assets of $442.8 million, total deposits of $381.1 million, total loans (net of unearned discount and allowance for loan losses) of $292.9 million and shareholders’ equity of $33.3 million.

Orange Savings Bank, SSB

812 North 16th Street

Orange, Texas 77630

(409) 221-6160

Orange Savings Bank, SSB is a Texas savings bank chartered and regulated by the Texas Department of Savings and Mortgage Lending (the “TDSML”) and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). Orange Savings Bank, SSB operates two banking offices located in Orange with its main office at 812 North 16th Street and an additional branch on Highway 62. The Bank also operates banking branch offices in Mauriceville, Newton, Port Arthur, and Vidor, Texas.

Proposed Asset Sale by OSB Financial to First Financial

The merger agreement is the legal document that governs the asset sale and the related merger. We have attached the merger agreement to this document as Appendix A. Please read the entire merger agreement.

Pursuant to the merger agreement, OSB Financial will sell the common stock of Orange Savings Bank, SSB, which is OSB Financial’s primary asset, to First Financial by means of the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A. First Financial Bank, N.A will be the surviving entity in the merger. The merger will have the effect of a sale of substantially all of the assets of OSB Financial. We expect to complete the asset sale and the related merger during the second quarter of 2013, although delays could occur.

Terms of the Asset Sale (page 28)

Pursuant to the terms of the merger agreement, all outstanding shares of Orange Savings Bank, SSB common stock will be converted into an aggregate of 420,000 shares of First Financial common stock and $39.2 million in cash, with the cash portion subject to decrease on a dollar-for-dollar basis if Orange Savings Bank, SSB’s equity capital on the second business day preceding the closing date (or such other date mutually agreed to by the parties) (the “Calculation Date”) is less than $43.2 million, as calculated in the manner set forth in the merger agreement. If Orange Savings Bank, SSB’s equity capital exceeds $43.2 million on the Calculation Date, Orange Savings Bank, SSB may dividend such excess amount to OSB Financial after the Calculation Date and prior to the closing of the effective time of the asset sale and the related merger. For purposes of calculating equity capital, Orange Savings Bank, SSB must include adjustments made for certain items related to the asset sale and the merger, including certain merger related costs and accrued retention bonus payments, as more fully described herein and in the merger agreement.

In connection with the completion of the asset sale, OSB Financial must repay its obligations and expenses, including repayment of all of its outstanding trust preferred promissory notes and 2009 Senior Secured Notes Due December 31, 2020. Following completion of the asset sale, OSB Financial intends to distribute to the holders of the OSB common stock, other than dissenting shareholders, the consideration it received in the asset sale, subject to OSB Financial’s obligation under the merger agreement to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013.

Because the number of shares of First Financial common stock to be issued pursuant to the merger agreement is fixed, the value of the total consideration that OSB Financial and the OSB Financial shareholders will receive, by virtue of the distribution of such consideration by OSB Financial after consummation of the asset sale, will fluctuate based on the market price of the First Financial common stock. Further, the cash portion of the consideration is subject to decrease as described above and in more detail herein and in the merger agreement. Accordingly, you will not know the exact amount of cash or the value of the stock portion of the consideration

OSB Financial will receive in connection with the asset sale when you vote on the asset sale pursuant to the merger agreement. Moreover, any distribution to shareholders of OSB must be authorized by the board of directors of OSB Financial

Material Federal Income Tax Consequences (page 51)

The asset sale and the related merger provided for by the merger agreement has been structured to be treated as a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of §1361(b)(3)(B) of the Code) that is treated as a taxable asset sale for federal income tax purposes. In accordance with that treatment, OSB Financial and First Financial will agree on an allocation of the deemed purchase price between the assets of Orange Savings Bank, SSB treated as transferred to First Financial Bank, N.A. pursuant to the asset sale and the related merger in accordance with Section 1060 of the Code. For purposes of this allocation, the deemed purchase price will include the sum of the fair market value of the shares of First Financial common stock and the cash received by OSB Financial pursuant to the asset sale and the related merger and the amount of any liabilities treated as assumed by First Financial Bank, N.A. or taken subject to the assets transferred by First Financial Bank, N.A. OSB Financial will recognize gain or loss on the deemed sale of each of the assets of Orange Savings Bank, SSB transferred to First Financial Bank, N.A. pursuant to the asset sale and the related merger in an amount equal to the difference between the amount of the deemed purchase price allocated to that asset less the tax basis of that asset. These gains and losses will be allocated to the shareholders of OSB Financial in accordance with the rules of S corporations and will increase (in the case of gains) and decrease (in the case of losses) each such shareholder’s tax basis in their shares of OSB Financial.

These specific tax consequences of the asset sale and the related merger to you may be complicated and will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences to you.

Opinion of Financial Advisor of OSB Financial (page 33)

Hovde Financial, Inc. (“Hovde”) has delivered a written opinion to the board of directors of OSB Financial that, as of the date of the merger agreement, based upon and subject to certain matters stated in the opinion, the consideration is fair to the holders of OSB Financial common stock from a financial point of view. We have attached this opinion to this proxy statement/prospectus as Appendix B. The opinion of Hovde is not a recommendation to any OSB Financial shareholder as to how to vote on the proposal to approve the asset sale pursuant to the related merger agreement. You should read this opinion completely to understand the procedures followed, matters considered and limitations on the reviews undertaken by Hovde in providing its opinion.

First Financial Plans to Continue to Pay Quarterly Dividends

First Financial’s long-term dividend policy is to pay cash dividends to its shareholders of approximately 40% of annual net earnings while maintaining adequate capital to support growth. The cash dividend payout ratios have amounted to 42.0%, 43.6% and 47.6% of net earnings, respectively, in 2012, 2011 and 2010. Following the asset sale and the related merger, subject to applicable statutory and regulatory restrictions and the discretion of First Financial’s board of directors, First Financial intends to continue its practice of paying quarterly cash dividends. For the first quarter of 2013, First Financial paid a cash dividend of $0.25 per share.

Ownership of First Financial After the Asset Sale

Pursuant to the merger agreement, First Financial will issue 420,000 shares of its common stock to OSB Financial in the asset sale, which, after repayment of OSB Financial’s expenses and obligations, including repayment of all of its outstanding trust preferred promissory notes and 2009 Senior Secured Notes Due December 31, 2020, will subsequently be distributed by OSB Financial to its shareholders. Based on 31,519,973 shares of First Financial common stock outstanding as of March 15, 2013, after the asset sale and the distribution of the First Financial common stock to the shareholders of OSB Financial, the OSB Financial shareholders, excluding any dissenting shareholders, would own approximately 1.33% of the outstanding shares of First Financial common stock.

Market Prices of First Financial Common Stock (page 74)

Shares of First Financial common stock are quoted on the NASDAQ Global Select Market under the symbol “FFIN.” On February 19, 2013, the last trading day before the asset sale was announced, First Financial common stock closed at $43.38 per share. On [                    ], 2013, First Financial common stock closed at $[        ] per share. The market price of First Financial common stock will fluctuate prior to the special meeting and the asset sale. You should obtain the current stock quotation for First Financial common stock. Shares of OSB Financial and shares of Orange Savings Bank, SSB are not traded on any established public trading market.

The OSB Financial Special Shareholders’ Meeting (page 26)

The special meeting of shareholders of OSB Financial will be held on [                    ], 2013, at [    ] [    ].m., local time, in the lobby of Orange Savings Bank, SSB at 812 North 16th Street, Orange, Texas 77630. At the special meeting, you will be asked to consider and vote on the following:

•	to approve the asset sale pursuant to the merger agreement providing for the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A.; and

•	the authority to adjourn or postpone the special meeting.

Record Date Set at [                    ], 2013; Approval of at Least Two-Thirds of Outstanding Shares Required to Approve the Asset Sale and the Merger Agreement (page 26)

You may vote at the special meeting of OSB Financial shareholders if you owned OSB Financial common stock at the close of business on [                    ], 2013. You can cast one vote for each share of OSB Financial common stock you owned at that time. As of [                    ], 2013, there were 274,668 shares of OSB Financial common stock outstanding.

Approval of the asset sale and the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of OSB Financial common stock entitled to vote. If you fail to vote, it will have the effect of a vote against the asset sale and the merger agreement.

You may vote your shares of OSB Financial common stock by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by sending a written notice revoking the proxy or a later-dated proxy to the Secretary of OSB Financial, or by voting in person at the special meeting.

OSB Financial’s Reasons for the Asset Sale and Recommendations of OSB Financial’s Board (page 31)

Based on the reasons discussed elsewhere in this proxy statement/prospectus, the board of directors of OSB Financial believes that the asset sale pursuant to the merger agreement is fair to you and in your best interests, and unanimously recommends that you vote FOR the proposal to approve the asset sale pursuant to the merger agreement. For a discussion of the circumstances surrounding the asset sale and the factors considered by the OSB Financial’s board of directors in approving the asset sale and the merger agreement, see page 31.

Members of OSB Financial’s Management are Expected to Vote Their Shares For Approval of the Asset Sale Pursuant to the Merger Agreement (page 27)

As of the record date, the directors and executive officers of OSB Financial (10 persons) were entitled to vote 84,744 shares of OSB Financial common stock, or approximately 30.85% of the outstanding shares of the common stock entitled to vote at the special meeting. Each of these directors and executive officers has executed an agreement to vote his shares of OSB Financial common stock in favor of approval of the asset sale pursuant to the merger agreement.

Effective Time of the Asset Sale

The asset sale will become effective on the date and at the time specified in the letter certifying consummation of the merger issued by the Office of the Comptroller of the Currency (the “OCC”). If OSB Financial shareholders approve the asset sale pursuant to the merger agreement at the special meeting, and if all necessary government approvals are obtained and the other conditions to the parties’ obligations to effect the asset sale and the merger are met or waived by the party entitled to do so, we anticipate that the asset sale and the merger will be completed in the second quarter of 2013, although delays could occur.

We cannot assure you that the necessary shareholder and governmental approvals will be obtained or that the other conditions to completion of the asset sale and the merger can or will be satisfied.

Conditions to Completion of the Asset Sale and the Merger (page 44)

The consummation of the merger agreement depends on a number of conditions being met. These include, among others:

•	approval of the asset sale and the merger agreement by the shareholders of OSB Financial;

•	accuracy of each party’s representations and warranties contained in the merger agreement as of the closing date;

•	receipt of all required governmental approvals of the asset sale and the merger;

•	absence of any material adverse change in the assets, properties, business or financial condition of the parties;

•	performance or compliance in all material respects by each party with its respective covenants and obligations required by the merger agreement;

•	registration of the shares of First Financial common stock to be issued to shareholders of OSB Financial with the SEC;

•	confirmation by First Financial that Orange Savings Bank, SSB’s allowance for loan losses, as of the Calculation Date, is equal to at least 1.00% of its total loans;

•

execution of employment and non-competition agreements by certain officers of Orange Savings Bank, SSB with First Financial Bank, N.A., which have been executed but will not become effective until the first day following the closing date;

•	execution of director support and non-competition agreements by each of the directors of Orange Savings Bank, SSB with First Financial, which have been executed;

•

execution of release agreements by each of the directors and officers (with a title of Executive Vice President or above) of Orange Savings Bank, SSB releasing Orange Savings Bank, SSB and its successors and assigns from any and all claims of such directors and officers, subject to certain limited exceptions;

•	execution of a voting agreement and irrevocable proxy by each of the directors of Orange Savings Bank, SSB and certain shareholders of OSB Financial, which has been executed;

•	receipt of all required consents, approvals, waivers and other assurances from non-governmental third parties;

•

redemption by OSB Financial simultaneous with the closing of all of its outstanding trust preferred promissory notes, including, without limitation, all principal, accrued but unpaid interest, fees and expenses having been paid to the holders of the trust preferred promissory notes; and

•

redemption by OSB Financial simultaneous with the closing of all of its 2009 Senior Secured Notes Due December 31, 2020, including, without limitation, all principal, accrued but unpaid interest, fees and expenses to the holders of the senior notes having been paid to the holders of the senior notes.

Any condition to the completion of the asset sale and the merger may be waived in writing by the party to the merger agreement entitled to the benefit of such condition. A party to the merger agreement could choose to complete the asset sale and the merger even though a condition has not been satisfied, as long as permitted by law. We cannot be certain when or if the conditions set forth in the merger agreement will be satisfied or waived, or that the asset sale or the merger will be completed.

Regulatory Approvals Required (page 56)

In addition, the asset sale and the merger require the approval of the OCC. We expect to obtain all necessary regulatory approvals, although we cannot be certain if or when we will obtain them. On February 25, 2013, First Financial Bank and Orange Savings Bank, SSB filed an application with the OCC to obtain approval of the asset sale and the merger. The U.S. Department of Justice will have between 15 and 30 days following approval by the OCC to challenge the approval on antitrust grounds. While OSB Financial and First Financial do not know of any reason that the Department of Justice would challenge regulatory approval by the OCC and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

We cannot complete the asset sale and the merger unless it is approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or such approval is waived by the Federal Reserve. On March 8, 2013, First Financial received a waiver of under the BHC Act of 1956 from the Federal Reserve.

Amendments or Waiver (page 50)

We may amend the merger agreement and each of us may waive our right to require the other party to adhere to any term or condition of the merger agreement. However, the consideration to be received by OSB Financial pursuant to the merger agreement may not be decreased after the approval of the merger agreement without the further approval by OSB Financial shareholders, except that the cash portion of the consideration may be decreased (in the manner set forth in the merger agreement) without shareholder approval if Orange Savings Bank, SSB’s equity capital on the Calculation Date is less than $43.2 million.

Termination of the Merger Agreement (page 51)

First Financial and OSB Financial can mutually agree at any time to terminate the merger agreement without completing the asset sale or the merger. In addition, either First Financial or OSB Financial may decide, without the consent of the other, to terminate the merger agreement if:

•	any order, decree or ruling or any other action which seeks to restrain, enjoin or prohibit the merger is issued, and such order, decree, ruling or other action is final and non-appealable;

•

the merger has not been completed by September 30, 2013 or such later date approved by First Financial and OSB Financial, unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that seeks to terminate the merger agreement;

•

any of the transactions contemplated by the merger agreement are not approved by the appropriate regulatory authorities or either party reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the merger;

•	there has been any material adverse change with respect to the other party; or

•

the other party materially breaches its representations and warranties or any covenant or agreement contained in the merger agreement and such breach has not been cured within 30 days after the terminating party gives written notice of such failure to the breaching party.

In addition, First Financial may terminate the merger agreement, without the consent of OSB Financial, if (i) OSB Financial has mailed this proxy statement/prospectus to its shareholders and OSB Financial does not hold its special shareholders’ meeting within 60 days thereafter, (ii) this merger agreement is not approved by the required vote of shareholders of OSB Financial, (iii) the board of directors of OSB Financial fails to recommend that the shareholders vote in favor of approval of the merger agreement, or (iv) the individuals that executed a director support agreement or a voting agreement have violated the terms thereof. First Financial also has the right to terminate the merger agreement on or prior to May 21, 2013, if the results of any environmental inspections or surveys of OSB Financial properties identify certain potential or current violations of environmental laws or environmental law requires certain remedial or clean up action that could have a material adverse effect on OSB Financial.

Some of the Directors and Officers of OSB Financial Have Financial Interests in the Asset Sale that Differ from Your Interests (page 49)

Some of the directors and officers of OSB Financial have interests in the asset sale that differ from, or are in addition to, their interests as shareholders of OSB Financial The board of directors of OSB Financial was aware of those interests and considered them in approving the asset sale and the merger agreement. Those interests include:

•

each officer of Orange Savings Bank, SSB, including its President and CEO, Stephen Lee, has entered into a bonus retention agreement with Orange Savings Bank, SSB providing for the payment of a monetary bonus due on December 15, 2013 in consideration of the officer remaining employed by First Financial Bank, N.A. until that date;

•

each director of OSB Financial has entered into a bonus retention agreement with OSB Financial providing for the payment of a monetary bonus due on December 15, 2013 in consideration for the director remaining on the board of directors of OSB Financial through that date to oversee the process of payment of all debts, distribution of funds to shareholders, and ultimate liquidation of OSB Financial;

•

each of Kimela Dickerson, Robert Kocot, Cynthia LaChance, Stephen Lee, William Love, C. Shelton McClure, Joan O’Burke, and Damon Vacek has entered into an employment and non-competition agreement with First Financial Bank, N.A., which have been executed but will not become effective until the first day following the closing date of the merger, whereby each individual is entitled to receive salary payments and to participate in all benefit plans available to employees of First Financial Bank, N.A.;

•

the directors and officers of OSB Financial and Orange Savings Bank, SSB will receive continued indemnification and director and officer liability insurance coverage for a period of three (3) years after completion of the merger; and

•	the directors of Orange Savings Bank, SSB will be appointed as advisory directors of First Financial Bank, N.A. for an initial terms of one year and with compensation set by First Financial Bank, N.A.

Comparison of Rights of Shareholders of First Financial and OSB Financial (page 60)

OSB Financial is a Texas corporation and the rights of shareholders of OSB Financial are governed by Texas law and OSB Financial’s certificate of formation and bylaws. First Financial is a Texas corporation and the rights of First Financial shareholders are governed by Texas law and First Financial’s certificate of formation and bylaws. Upon completion of the asset sale and the subsequent distribution of the consideration to the shareholders of OSB Financial, the shareholders of OSB Financial will become shareholders of First Financial and their rights will be governed by First Financial’s certificate of formation and bylaws, in addition to Texas law. First Financial’s certificate of formation and bylaws will remain the same unless later altered, amended or repealed.

Dissenters’ Rights of Appraisal in the Asset Sale (page 56)

As a shareholder of OSB Financial, under Texas law you have the right to dissent from the asset sale and have the appraised fair value of your shares of OSB Financial common stock paid to you in cash. The appraised fair value may be more or less than the value of the distribution of the First Financial common stock and cash that OSB Financial intends to distribute to its shareholders following the asset sale.

Persons having beneficial interests in OSB Financial common stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights.

In order to dissent, you must carefully follow the requirements of the Texas Business Organizations Code, including giving the required written notice prior to the special meeting at which the vote on the merger agreement is taken. These steps are summarized under the caption “—Dissenters’ Rights of OSB Financial Shareholders” on page 56.

If you intend to exercise dissenters’ rights, you should read the statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed proxy card, but fail to provide instructions as to how your shares of OSB Financial common stock are to be voted, you will be considered to have voted in favor of the asset sale and the merger agreement and you will not be able to assert dissenters’ rights.

Also, if you exercise dissenters’ rights, you may have taxable income as a result, so you should consult with your own tax advisor if you intend to dissent. See “—Material U.S. Federal Income Tax Consequences.” If the asset sale pursuant to the merger agreement is approved by the shareholders of OSB Financial, holders of OSB Financial common stock who make a written objection to the asset sale prior to the OSB Financial special meeting, vote against the approval of the asset sale pursuant to the merger agreement and properly make a written demand for payment following notice of the consummation of the asset sale and the merger will be entitled to receive the appraised fair value of their shares in cash under the Texas Business Organizations Code.

The text of the provisions of the Texas Business Organizations Code pertaining to dissenters’ rights is attached to this proxy statement/prospectus as Appendix C.

RISK FACTORS

An investment in the First Financial common stock in connection with the asset sale involves risks. First Financial describes below the material risks and uncertainties that it believes affect its business and an investment in the First Financial common stock. You should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus in deciding whether to vote for approval of the asset sale and the merger agreement. If any of the risks described in this proxy statement/prospectus occur, First Financial’s financial condition, results of operations and cash flows could be materially and adversely affected. If this were to happen, the value of First Financial common stock could decline significantly, and you could lose all or part of your investment.

Risks Associated With the Asset Sale

Because the number of shares of First Financial common stock to be received by OSB Financial shareholders in the asset sale is fixed and will not be adjusted if there is any change in the price of First Financial common stock and the cash consideration may be decreased, you will not know the value of the shares of First Financial common stock or amount of cash OSB Financial will receive in exchange for the common stock of Orange Savings Bank, SSB when you vote on the asset sale.

Upon completion of the asset sale, all shares of Orange Savings Bank, SSB common stock will be exchanged for 420,000 shares of First Financial common stock and $39.2 million in cash, subject to adjustment. The number of First Financial shares is fixed and will not be adjusted as a result of any change in the market price of First Financial common stock. In addition, neither First Financial nor OSB Financial may terminate the merger agreement solely because of changes in the market price of First Financial’s common stock. Therefore, if the price of First Financial common stock declines prior to the completion of the asset sale, the value of the consideration to be received by OSB Financial and subsequently distributed to shareholders of OSB Financial will decline. The price of First Financial common stock is by nature subject to the general price fluctuations in the market for publicly-traded equity securities, has experienced volatility and may decline for a number of reasons, many of which are out of First Financial’s control. First Financial is unable to predict or give any assurances as to the market prices of its common stock on the date of the OSB Financial special meeting, the date of the completion of the asset sale or at any time after the completion of the asset sale. Shareholders of OSB Financial are encouraged to obtain current market price quotations for First Financial common stock before voting their shares at the special meeting.

If Orange Savings Bank, SSB’s equity capital as of the Calculation Date is less than $43.2 million, the cash portion of the consideration will be reduced by an amount equal to the difference between Orange Savings Bank, SSB’s equity capital on the Calculation Date and $43.2 million, as calculated in the manner set forth in the merger agreement. Pursuant to the terms of the merger agreement, equity capital of Orange Savings Bank, SSB means the sum of the capital stock, capital surplus and retained earnings of Orange Savings Bank, SSB, excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to generally accepted accounting principles (“GAAP”), with such amounts to be calculated in accordance with the methodology used in the Orange Savings Bank, SSB Report of Condition and Income to calculate the total equity capital (Call Report Schedule RC—Balance Sheet, item 27.a). For purposes of calculating equity capital, Orange Savings Bank, SSB must include adjustments made for certain items related to the asset sale and the merger, including certain merger related costs, as more fully described herein and in the merger agreement.

After completion of the asset sale, OSB Financial intends to distribute the consideration, after repayment of its obligations and expenses, including repayment of all of its outstanding trust preferred promissory notes and 2009 Senior Secured Notes Due December 31, 2020, to the holders of the OSB common stock, other than dissenting shareholders, subject to OSB Financial’s obligation under the merger agreement to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013.

Thus, the cash portion of the consideration may be reduced by amounts used by OSB Financial (i) to pay its obligations and expenses, including repayment of its outstanding trust preferred promissory notes and 2009 Senior Secured Notes Due December 31, 2020, (ii) to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013, and (iii) to pay costs and expenses related to a potential liquidation of OSB Financial after December 30, 2013. Accordingly, you will not know the exact amount of the cash portion of the consideration that OSB Financial will receive in connection with the asset sale when you vote on the asset sale and the merger agreement. Moreover, for the reasons given above, you will not know the exact amount of the cash portion of the consideration OSB Financial will distribute to its shareholders or OSB Financial’s timing for paying any such distribution when you vote on the asset sale and the merger agreement.

The market price of First Financial common stock after the asset sale may be affected by factors different from those affecting OSB Financial common stock or First Financial common stock currently.

The businesses of First Financial and OSB Financial differ in some respects and, accordingly, the results of operations of the combined company and the market price of First Financial’s shares of common stock after the asset sale may be affected by factors different from those currently affecting the independent results of operations of each of First Financial and OSB Financial For a discussion of the business of First Financial and of certain factors to consider in connection with that business, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

The Federal Reserve must approve, or waive approval of, the asset sale and the merger and the OCC must approve the merger. On March 8, 2013, the Federal Reserve waived the approval requirements under the BHC Act, subject to approval of the merger by the OCC. The OCC will consider, among other factors, the competitive impact of the merger, the financial and managerial resources of our companies and our subsidiary banks and the convenience and needs of the communities to be served. As part of that consideration, we expect that the OCC will review issues related to capital position, safety and soundness, and legal and regulatory compliance, including compliance with anti-money laundering laws. There can be no assurance as to whether this and other regulatory approvals will be received, the timing of those approvals or whether any conditions will be imposed.

OSB Financial will be subject to business uncertainties while the asset sale is pending.

Uncertainty about the effect of the asset sale on employees and customers may have an adverse effect on Orange Savings Bank, SSB and consequently on First Financial following completion of the asset sale. These uncertainties may impair Orange Savings Bank, SSB’s ability to attract, retain and motivate key personnel until the asset sale is completed, and could cause customers and others that deal with Orange Savings Bank, SSB to seek to change existing business relationships with Orange Savings Bank, SSB. Although Orange Savings Bank, SSB has entered into retention bonus agreements with its officers (as discussed herein), retention of certain employees may be challenging while the asset sale is pending, as certain employees may experience uncertainty about their future roles with First Financial. If key employees depart, First Financial’s business following the asset sale could be harmed. See the section entitled “Proposal 1: Approval of Asset Sale and Merger Agreement—Conduct of Business Pending Effective Time” beginning on page 41 of this proxy statement/prospectus for a description of the restrictive covenants to which OSB Financial and Orange Savings Bank, SSB are subject.

Combining our two banks may be more difficult, costly or time-consuming than we expect.

First Financial Bank, N.A. and Orange Savings Bank, SSB have operated and, until the asset sale is completed, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees or disruption of each bank’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the asset sale. As with any combination of banking institutions, there also may be business disruptions that cause us to lose customers or cause customers to take their deposits out of our banks. The success of the combined bank following the asset sale and the merger may depend in large part on the ability to integrate the two businesses, business models and cultures. If we are not able to integrate our operations successfully and timely, the expected benefits of the asset sale and the merger may not be realized.

Some of the directors and officers of OSB Financial and Orange Savings Bank, SSB may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the asset sale.

The interests of some of the directors and officers of OSB Financial and Orange Savings Bank, SSB may be different from those of OSB Financial shareholders, and such directors and officers may be participants in arrangements that are different from, or in addition to, those of OSB Financial shareholders. These interests are described in more detail in the section of this proxy statement/prospectus entitled “Financial Interests of Directors and Officers of OSB Financial in the Asset Sale” beginning on page 49.

First Financial may fail to realize the cost savings estimated for the asset sale.

Although First Financial estimates that it will realize cost savings from the asset sale and the merger when fully phased in, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, unanticipated growth in First Financial’s business may require First Financial to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on our ability to combine the businesses of First Financial Bank, N.A. and Orange Savings Bank, SSB in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or First Financial is not able to combine successfully the two banks, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

OSB Financial shareholders will have a reduced ownership and voting interest after the asset sale and will exercise less influence over management.

The asset sale will transfer control of Orange Savings Bank, SSB to First Financial and to the shareholders of First Financial. When the asset sale is completed, each OSB Financial shareholder (other than dissenting shareholders) will continue to own shares of OSB Financial and, subsequent to OSB Financial’s distribution of First Financial stock, will also become shareholders of First Financial with a percentage ownership of First Financial much smaller than such shareholder’s percentage ownership of OSB Financial Because of this, OSB Financial shareholders will have less influence on the management and policies of First Financial, and thus First Financial Bank, N.A., than they now have on the management and policies of OSB Financial and Orange Savings Bank, SSB.

Risks Associated With First Financial’s Business

First Financial’s business faces unpredictable economic conditions, which could have an adverse effect on its financial condition, results of operations and liquidity.

General economic conditions impact the banking industry. The credit quality of First Financial’s loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which First Financial conducts business. First Financial’s continued financial success depends somewhat on factors beyond its control, including:

•	general economic conditions, including national and local real estate markets;

•	the supply of and demand for investable funds;

•	demand for loans and access to credit;

•	interest rates; and

•	federal, state and local laws affecting these matters.

Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on First Financial’s financial condition, results of operations and liquidity, which would likely adversely affect the market price of First Financial’s common stock.

First Financial must effectively manage its credit risk.

As a lender, First Financial is exposed to the risk that its loan customers may not repay their loans according to the terms of these loans and the collateral securing the payment of these loans may be insufficient to fully compensate First Financial for the outstanding balance of the loan plus the costs to dispose of the collateral. First Financial may experience significant loan losses, which could have a material adverse effect on its operating results and financial condition. Management makes various assumptions and judgments about the collectibility of First Financial’s loan portfolio, including the diversification by industry of First Financial’s commercial loan portfolio, the amount of nonperforming loans and related collateral, the volume, growth and composition of First Financial’s loan portfolio, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers and the evaluation of First Financial’s loan portfolio through its internal loan review process and other relevant factors.

First Financial maintains an allowance for credit losses, which is an allowance established through a provision for loan losses charged to expense that represents management’s best estimate of probable losses inherent in our loan portfolio. Additional credit losses will likely occur in the future and may occur at a rate greater than we have experienced to date. In determining the amount of the allowance, First Financial relies on an analysis of its loan portfolio, its experience and its evaluation of general economic conditions. If First Financial’s assumptions prove to be incorrect, its current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio. Material additions to the allowance could materially decrease First Financial’s net income.

In addition, banking regulators periodically review First Financial’s allowance for credit losses and may require First Financial to increase its provision for credit losses or recognize further charge-offs, based on judgments different than those of First Financial’s management. Any increase in First Financial’s allowance for credit losses or charge-offs as required by these regulatory agencies could have a material negative effect on First Financial’s operating results, financial condition and liquidity.

First Financial’s business is concentrated in Texas and a downturn in the economy of Texas may adversely affect First Financial’s business.

First Financial’s network of bank regions is concentrated in Texas, primarily in the Western and North Central regions of the state. Most of First Financial’s customers and revenue are derived from this area. The economy of this region is focused on agriculture (including farming and ranching), commercial and industrial, medical, education, wind energy, manufacturing, service, oil and gas production, and real estate. Because First Financial generally does not derive revenue or customers from other parts of the state or nation, First Financial’s business and operations are dependent on economic conditions in this part of Texas. Any significant decline in one or more segments of the local economy could adversely affect First Financial’s business, revenue, operations and properties.

Changes in economic conditions could cause an increase in delinquencies and non-performing assets, including loan charge-offs, which could depress First Financial’s net income and growth.

First Financial’s loan portfolios include many real estate secured loans, demand for which may decrease during economic downturns as a result of, among other things, an increase in unemployment, a decrease in real estate values and, a slowdown in housing. If First Financial continues to see negative economic conditions in the United States as a whole or in the portions of Texas that First Financial serves, First Financial could experience higher delinquencies and loan charge-offs, which would reduce First Financial’s net income and adversely affect its financial condition. Furthermore, to the extent that real estate collateral is obtained through foreclosure, the costs of holding and marketing the real estate collateral, as well as the ultimate values obtained from disposition, could reduce First Financial’s earnings and adversely affect its financial condition.

The value of real estate collateral may fluctuate significantly resulting in an under-collateralized loan portfolio.

The market value of real estate, particularly real estate held for investment, can fluctuate significantly in a short period of time as a result of market conditions in the geographic area in which the real estate is located. If the value of the real estate serving as collateral for First Financial’s loan portfolio were to decline materially, a significant part of First Financial’s loan portfolio could become under-collateralized. If the loans that are collateralized by real estate become troubled during a time when market conditions are declining or have declined, then, in the event of foreclosure, First Financial may not be able to realize the amount of collateral that it anticipated at the time of originating the loan. This could have a material adverse effect on First Financial’s provision for loan losses and its operating results and financial condition.

The repeal of prohibitions on paying of interest on demand deposits could increase First Financial’s interest expense.

Effective in July 2011, all federal prohibitions on financial institutions paying interest on demand deposit accounts were repealed as part of the Dodd-Frank Act. As a result, some financial institutions have commenced and are considering offering interest on demand deposits to compete for customers. First Financial’s interest expense could increase and its net interest margin could decrease if First Financial begins offering interest on demand deposits to maintain current customers or attract new customers, which could have a material adverse effect on First Financial’s financial condition and results of operations.

First Financial does business with other financial institutions that could experience financial difficulty.

First Financial does business through the purchase and sale of federal funds, check clearing and through the purchase and sale of loan participations with other financial institutions. Because these financial institutions have many risks, as does First Financial, First Financial could be adversely affected should one of these financial institutions experience significant financial difficulties or fail to comply with First Financial’s agreements with them.

Recent developments in the mortgage market may affect First Financial’s ability to originate loans and the profitability of loans in its mortgage pipeline.

During the past several years, the real estate housing market throughout the United States has softened resulting in an industry-wide increase in borrowers unable to make their mortgage payments and increased foreclosure rates. Lenders in certain sections of the housing and mortgage markets were forced to close or limit their operations or seek additional capital. In response, financial institutions have tightened their underwriting standards, limiting the availability of sources of credit and liquidity. If the housing/real estate market continues to have problems in the future, there could be a prolonged decrease in the demand for First Financial’s loans in the secondary market, adversely affecting its earnings.

If First Financial is unable to continue to originate residential real estate loans and sell them into the secondary market for a profit, First Financial’s earnings could decrease.

First Financial derives a portion of its noninterest income from the origination of residential real estate loans and the subsequent sale of such loans into the secondary market. If First Financial is unable to continue to originate and sell residential real estate loans at historical or greater levels, its residential real estate loan volume would decrease, which could decrease its earnings. A rising interest rate environment, general economic conditions or other factors beyond its control could adversely affect First Financial’s ability to originate residential real estate loans. First Financial also is experiencing an increase in regulations and compliance requirements related to mortgage loan originations necessitating technology upgrades and other changes. If new regulations continue to increase and First Financial is unable to make technology upgrades, First Financial’s ability to originate mortgage loans will be reduced or eliminated. Additionally, First Financial sells a large portion of its residential real estate loans to third party investors, and rising interest rates could negatively affect its ability to generate suitable profits on the sale of such loans. If interest rates increase after First Financial originates the loans, its ability to market those loans is impaired as the profitability on the loans decreases. These fluctuations can have an adverse effect on the revenue First Financial generates from residential real estate loans and in certain instances, could result in a loss on the sale of the loans.

Further, for the mortgage loans First Financial sells in the secondary market, the mortgage loan sales contracts contain indemnification clauses should the loans default, generally in the first sixty to ninety days, or if documentation is determined not to be in compliance with regulations. While First Financial’s historic losses as a result of these indemnities have been insignificant, First Financial could be required to repurchase the mortgage loans or reimburse the purchaser of its loans for losses incurred. Both of these situations could have an adverse effect on the profitability of First Financial’s mortgage loan activities and negatively impact its net income.

First Financial may need to raise additional capital/liquidity and such funds may not be available when needed.

First Financial may need to raise additional capital/liquidity in the future to provide it with sufficient capital resources and liquidity to meet its commitments and business needs, particularly if its asset quality or earnings were to deteriorate significantly. First Financial’s ability to raise additional capital/liquidity, if needed, will depend on, among other things, conditions in the capital and financial markets at that time, which are outside of First Financial’s control, and its financial performance. Economic conditions and the loss of confidence in financial institutions may increase First Financial’s cost of funding and limit access to certain customary sources of capital/liquidity, including depositors, other financial institution borrowings, repurchase agreements and borrowings from the discount window of the Federal Reserve. Any occurrence that may limit First Financial’s access to the capital/liquidity markets, such as a decline in the confidence of other financial institutions, depositors or counterparties participating in the capital markets, may adversely affect First Financial’s costs and its ability to raise capital/liquidity. An inability to raise additional capital/liquidity on acceptable terms when needed could have a materially adverse effect on First Financial’s financial condition, results of operations and liquidity.

The trust wealth management fees First Financial receives may decrease as a result of poor investment performance, in either relative or absolute terms, which could decrease its revenues and net earnings.

First Financial’s trust company subsidiary derives its revenues primarily from investment management fees based on assets under management. First Financial’s ability to maintain or increase assets under management is subject to a number of factors, including investors’ perception of its past performance, in either relative or absolute terms, market and economic conditions, including changes in oil and gas prices, and competition from investment management companies. Financial markets are affected by many factors, all of which are beyond First Financial’s control, including general economic conditions, including changes in oil and gas prices; securities market conditions; the level and volatility of interest rates and equity prices; competitive conditions; liquidity of global markets; international and regional political conditions; regulatory and legislative developments; monetary and fiscal policy; investor sentiment; availability and cost of capital; technological changes and events; outcome of legal proceedings; changes in currency values; inflation; credit ratings; and the size, volume and timing of transactions. A decline in the fair value of the assets under management, caused by a decline in general economic conditions, would decrease First Financial’s wealth management fee income.

Investment performance is one of the most important factors in retaining existing clients and competing for new wealth management clients. Poor investment performance could reduce First Financial’s revenues and impair its growth in the following ways:

•	existing clients may withdraw funds from First Financial’s wealth management business in favor of better performing products;

•	asset-based management fees could decline from a decrease in assets under management;

•	First Financial’s ability to attract funds from existing and new clients might diminish; and

•	First Financial’s wealth managers and investment advisors may depart, to join a competitor or otherwise.

Even when market conditions are generally favorable, First Financial’s investment performance may be adversely affected by the investment style of its wealth management and investment advisors and the particular investments that they make. To the extent First Financial’s future investment performance is perceived to be poor in either relative or absolute terms, the revenues and profitability of its wealth management business will likely be reduced and its ability to attract new clients will likely be impaired. As such, fluctuations in the equity and debt markets can have a direct impact upon First Financial’s net earnings.

Certain of First Financial’s investment advisory and wealth management contracts are subject to termination on short notice, and termination of a significant number of investment advisory contracts could have a material adverse impact on First Financial’s revenue.

Certain of First Financial’s investment advisory and wealth management clients can terminate, with little or no notice, their relationships with us, reduce their aggregate assets under management, or shift their funds to other types of accounts with different rate structures for any number of reasons, including investment performance, changes in prevailing interest rates, inflation, changes in investment preferences of clients, changes in First Financial’s reputation in the marketplace, change in management or control of clients, loss of key investment management personnel and financial market performance. We cannot be certain that First Financial’s trust company subsidiary will be able to retain all of its clients. If its clients terminate their investment advisory and wealth management contracts, First Financial’s trust company subsidiary, and consequently First Financial, could lose a substantial portion of its revenues.

First Financial is subject to possible claims and litigation pertaining to fiduciary responsibility.

From time to time, customers could make claims and take legal action pertaining to First Financial’s performance of its fiduciary responsibilities. Whether customer claims and legal action related to First Financial’s performance of its fiduciary responsibilities are founded or unfounded, if such claims and legal actions are not resolved in a manner favorable to First Financial, they may result in significant financial liability and/or adversely affect First Financial’s market perception of its products and services as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on First Financial’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations.

First Financial’s business is subject to significant government regulation.

First Financial operates in a highly regulated environment and is subject to supervision and regulation by a number of governmental regulatory agencies, including the Federal Reserve, the OCC, and the FDIC.

Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of shareholders, govern a comprehensive range of matters relating to ownership and control of First Financial’s shares, its acquisition of other companies and businesses, permissible activities for First Financial to engage in, maintenance of adequate capital levels and other aspects of First Financial’s operations. The bank regulatory agencies possess broad authority to prevent or remedy unsafe or unsound practices or violations of law.

The Dodd-Frank Act, enacted in July 2010, instituted major changes to the banking and financial institutions regulatory regimes in light of the recent performance of and government intervention in the financial services sector. Other changes to statues, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect First Financial in substantial and unpredictable ways. Such changes could subject First Financial to reduced revenues, additional costs, limit the types of financial services and products First Financial may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on First Financial’s business, financial condition and results of operations.

Included in the Dodd-Frank Act are, for example, changes related to interchange fees and overdraft services. While the changes for interchange fees that can be charged for electronic debit transactions by payment card issuers relate only to banks with assets greater than $10 billion, concern exists that the regulations will also impact our First Financial. Beginning in the third quarter of 2010, we were prohibited from charging customers fees for paying overdrafts on automated teller machine and debit card transactions, unless the consumer opts in. First Financial continues to monitor the impact of these new regulations and other developments on First Financial’s service charge revenue.

First Financial’s FDIC insurance assessments could increase substantially resulting in higher operating costs.

First Financial has historically paid the lowest premium rate available due to our sound financial position. In 2009, a special assessment ($1.4 million for First Financial) was paid by First Financial. Should bank failures continue to occur, FDIC premiums could remain high or increase or additional special assessments could be imposed. These increased premiums would have an adverse effect on First Financial’s net income and results of operations.

First Financial competes with many larger financial institutions which have substantially greater financial resources than First Financial.

Competition among financial institutions in Texas is intense. First Financial competes with other bank holding companies, state and national commercial banks, savings and loan associations, consumer financial companies, credit unions, securities brokers, insurance companies, mortgage banking companies, money market mutual funds, asset-based non-bank lenders and other financial institutions. Many of these competitors have substantially greater financial resources, larger lending limits, larger branch networks and less regulatory oversight than First Financial has, and are able to offer a broader range of products and services than First Financial can. Failure to compete effectively for deposit, loan and other banking customers in First Financial’s markets could cause it to lose market share, slow its growth rate and may have an adverse effect on First Financial’s financial condition, results of operations and liquidity.

First Financial is subject to interest rate risk.

First Financial’s profitability is dependent to a large extent on its net interest income, which is the difference between interest income First Financial earns as a result of interest paid to it on loans and investments and interest it pays to third parties such as its depositors and those from whom its borrows funds. Like most financial institutions, First Financial is highly sensitive to many factors that are beyond its control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest First Financial receives on loans and securities and the amount of interest it pays on deposits and borrowings, but such changes could also affect (i) First Financial’s ability to originate loans and obtain deposits, (ii) the fair value of First Financial’s financial assets and liabilities, and (iii) the average duration of First Financial’s securities portfolio. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and investments, First Financial’s net interest income, and earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and investments fall more quickly than the interest rates paid on deposits and other borrowings.

Although First Financial has implemented strategies which it believes reduce the potential effects of adverse changes in interest rates on its results of operations, these strategies may not always be successful. In addition, any substantial and prolonged increase in market interest rates could reduce First Financial’s customers’ desire to borrow money from First Financial or adversely affect their ability to repay their outstanding loans by increasing their credit costs since most of First Financial’s loans have adjustable interest rates that reset periodically. Any of these events could adversely affect First Financial’s results of operations, financial condition and liquidity.

First Financial relies on dividends from its subsidiaries for most of its revenue.

First Financial is a separate and distinct legal entity from its subsidiaries. It receives substantially all of its revenue from dividends paid by its subsidiaries. These dividends are the principal source of funds to pay dividends on First Financial’s common stock and interest and principal on First Financial debt (if First Financial had balances outstanding). Various federal and/or state laws and regulations limit the amount of dividends that First Financial’s bank subsidiaries may pay to First Financial. In the event First Financial’s subsidiaries are unable to pay dividends to First Financial, First Financial may not be able to service debt or pay dividends on First Financial’s common stock. The inability to receive dividends from First Financial’s subsidiaries could have a material adverse effect on First Financial’s business, financial condition, results of operations and liquidity.

To continue First Financial’s growth, First Financial is affected by its ability to identify and acquire other financial institutions.

First Financial intends to continue its current growth strategy. This strategy includes opening new branches and acquiring other banks that serve customers or markets First Financial finds desirable. The market for acquisitions remains highly competitive, and First Financial may be unable to find satisfactory acquisition candidates in the future that fits First Financial’s acquisition and growth strategy. To the extent that First Financial is unable to find suitable acquisition candidates, an important component of First Financial’s growth strategy may be lost. Additionally, First Financial’s completed acquisitions, or any future acquisitions, may not produce the revenue, earnings or synergies that First Financial anticipated.

Use of First Financial’s common stock for future acquisitions or to raise capital may be dilutive to existing stockholders.

When First Financial determines that appropriate strategic opportunities exist, First Financial may acquire other financial institutions and related businesses, subject to applicable regulatory requirements. First Financial may use its common stock for such acquisitions. From time to time, First Financial may also seek to raise capital through selling additional common stock. It is possible that the issuance of additional common stock in such acquisition or capital transactions may be dilutive to the interests of First Financial’s existing shareholders.

First Financial’s operational and financial results are affected by its ability to successfully integrate its acquisitions.

Acquisitions of financial institutions involve operational risks and uncertainties and acquired companies may have unforeseen liabilities, exposure to asset quality problems, key employee and customer retention problems and other problems that could negatively affect First Financial’s organization. First Financial may not be able to successfully integrate the operations, management, products and services of the entities that First Financial acquires nor eliminate redundancies. The integration process may also require significant time and attention from our management that they would otherwise direct at servicing existing business and developing new business. First Financial’s failure to successfully integrate the entities we acquire into First Financial’s existing operations may increase its operating costs significantly and adversely affect its business and earnings.

The value of our goodwill and other intangible assets may decline in the future.

As of December 31, 2012, First Financial had $72.0 million of goodwill and other intangible assets. A significant decline in our financial condition, a significant adverse change in the business climate, slower growth rates or a significant and sustained decline in the price of First Financial’s common stock may necessitate taking charges in the future related to the impairment of First Financial’s goodwill and other intangible assets. If First Financial was to conclude that a future write-down of goodwill and other intangible assets is necessary, First Financial would record the appropriate charge, which could have a material adverse effect on First Financial’s financial condition and results of operations.

First Financial relies heavily on its management team, and the unexpected loss of key management may adversely affect its operations.

First Financial’s success to date has been strongly influenced by our ability to attract and to retain senior management experienced in banking in the markets First Financial serves. First Financial’s ability to retain executive officers and the current management teams will continue to be important to successful implementation of First Financial’s strategies. First Financial does not have employment agreements with these key employees other than executive agreements in the event of a change of control and a confidential information, non-solicitation and non-competition agreement related to First Financial’s stock options. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on First Financial’s business and financial results.

First Financial may not be able to attract and retain skilled people.

First Financial’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by First Financial can be intense and First Financial may not be able to hire people or to retain them. The unexpected loss of services of one or more of the Corporation’s key personnel could have a material adverse impact on First Financial’s business because of their skills, knowledge of First Financial’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

First Financial’s stock price can be volatile.

Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. First Financial’s stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to First Financial;

•	new reports relating to trends, concerns and other issues in the financial services industry;

•	perceptions in the marketplace regarding First Financial and/or its competitors;

•	new technology used, or services offered, by competitors;

•	significant acquisitions or business combinations involving First Financial or its competitors; and

•	changes in government regulations, including tax laws.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends could also cause First Financial’s stock price to decrease regardless of operations results.

Breakdowns in First Financial’s internal controls and procedures could have an adverse effect on First Financial.

First Financial believes its internal control system as currently documented and functioning is adequate to provide reasonable assurance over its internal controls. Nevertheless, because of the inherent limitation in administering a cost effective control system, misstatements due to error or fraud may occur and not be detected. Breakdowns in First Financial’s internal controls and procedures could occur in the future, and any such breakdowns could have an adverse effect on First Financial.

First Financial competes in an industry that continually experiences technological change, and First Financial may have fewer resources than many of its competitors to continue to invest in technological improvements.

The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon First Financial’s ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for conveniences, as well as to create additional efficiencies in its operations. Many of First Financial’s larger competitors have substantially greater resources to invest in technological improvements. First Financial may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers.

System failure or cybersecurity breaches of First Financial’s network security could subject it to increased operating costs as well as litigation and other potential losses.

The computer systems and network infrastructure First Financial uses could be vulnerable to unforeseen hardware and cybersecurity issues. First Financial’s operations are dependent upon its ability to protect its computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. Any damage or failure that causes an interruption in First Financial’s operations could have an adverse effect on its financial condition and results of operations. In addition, First Financial’s operations are dependent upon its ability to protect the computer systems and network infrastructure utilized by it, including its Internet banking activities, against damage from physical break-ins, cybersecurity breaches and other disruptive problems caused by the Internet or other users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through First Financial’s computer systems and network infrastructure, which may result in significant liability to it, damage its reputation and inhibit current and potential customers from its Internet banking services. Each year, First Financial adds additional security measures to its computer systems and network infrastructure to mitigate the possibility of cybersecurity breaches including firewalls and penetration testing. First Financial continues to investigate cost effective measures as well as insurance protection.

An investment in First Financial’s common stock is not an insured deposit.

First Financial’s common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund, or by any other public or private entity. Investment in First Financial’s common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this proxy statement/prospectus. As a result, if you acquire First Financial’s common stock, you may lose some or all of your investment.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus, including statements included or incorporated by reference in this proxy statement/prospectus, that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations of First Financial after the asset sale is completed as well as information about the asset sale. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “continue,” “should,” “may,” or similar expressions, or the negatives thereof, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Many possible events or factors could affect the future financial results and performance of each of our companies before the asset sale or First Financial after the asset sale, and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•

First Financial’s actual cost savings resulting from the asset sale and the merger are less than expected, First Financial is unable to realize those cost savings as soon as expected or First Financial incurs additional or unexpected costs;

•	First Financial’s revenues after the asset sale and the merger are less than expected;

•

deposit attrition, operating costs, customer loss and business disruption before and after the asset sale, including, without limitation, difficulties in maintaining relationships with employees, may be greater than First Financial expected;

•	competition among financial services companies may increase;

•

the risk that the businesses of First Financial Bank, N.A. and Orange Savings Bank, SSB will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•	the failure of OSB Financial’s shareholders to approve the merger agreement;

•	the ability to obtain the governmental approvals of the asset sale on the proposed terms and schedule;

•	changes in the level of nonperforming assets and charge-offs;

•	changes in the interest rate environment reduce First Financial’s or OSB Financial’s interest margins;

•	general business and economic conditions in the markets First Financial or OSB Financial serves change or are less favorable than expected;

•	legislative or regulatory changes adversely affect First Financial’s or OSB Financial’s businesses;

•	changes occur in business conditions and inflation;

•	personal or commercial customers’ bankruptcies increase;

•	changes occur in the securities markets; and

•	technology-related changes are harder to make or more expensive than expected.

For other factors, risks and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section of this proxy statement/prospectus.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. Therefore, we caution you not to place undue reliance on our forward-looking statements. The forward-looking statements are made as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GENERAL INFORMATION

This document constitutes a proxy statement of OSB Financial Services, Inc. and is being furnished to all record holders of OSB Financial common stock in connection with the solicitation of proxies by the board of directors of OSB Financial to be used at the special meeting of shareholders of OSB Financial One of the purposes of the OSB Financial special meeting is to consider and vote to approve the sale of substantially all of the assets of OSB Financial pursuant to the merger agreement, dated February 20, 2013, by and between First Financial, First Financial Bank, N.A., OSB Financial, and Orange Savings Bank, SSB, which provides, among other things, for the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A. This document also constitutes a prospectus relating to the First Financial common stock to be issued to OSB Financial upon completion of the asset sale and the merger, and subsequently to holders of OSB Financial pursuant to a distribution of the consideration it receives in the asset sale.

OSB FINANCIAL SPECIAL SHAREHOLDERS’ MEETING

Date, Place and Time of the Special Meeting

The special meeting of shareholders of OSB Financial Services, Inc. will be held on [                    ], 2013 at [    ] [    ].m., local time, in the lobby of Orange Savings Bank, SSB at 812 North 16th Street, Orange, Texas 77630, for the following purposes.

Matters to be Considered

The purpose of the special meeting are to consider and vote on the following:

•

to approve the sale of substantially all of the assets of OSB Financial pursuant to that certain Agreement and Plan of Merger, dated February 20, 2013, by and between First Financial Bankshares, Inc., First Financial Bank, N.A., OSB Financial Services, Inc., and Orange Savings Bank, SSB providing for the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A., on and subject to the terms and conditions contained therein; and

•	the authority to adjourn or postpone the special meeting.

At this time, the board of directors of OSB Financial and the voting representatives are unaware of any matter, other than the matter set forth above, that may be presented for action at the special meeting.

Shares Entitled to Vote, Quorum and Vote Required

The holders of record of the outstanding shares of OSB Financial common stock at the close of business on [                    ], 2013 are entitled to notice of and to vote at the special meeting. At the close of business on that date, there were 274,668 shares of OSB Financial common stock outstanding and entitled to vote at the special meeting.

At the special meeting, the shareholders of OSB Financial will be entitled to one vote for each share of common stock owned of record on [                    ], 2013. The holders of a majority of the shares of OSB Financial common stock entitled to vote at the special meeting must be present, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of at least two-thirds of the outstanding OSB Financial common stock is required to approve the asset sale pursuant to the merger agreement.

Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists at the special meeting. Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. The proposal to approve the asset sale pursuant to the merger agreement is a non-routine matter. Accordingly, if a shareholder holds shares through a broker or nominee, also referred to as held in “street name” and does not provide voting instructions to his broker or nominee, those shares will not be voted on the proposal to approve the asset sale pursuant to the merger agreement at the special meeting. Accordingly, the board of directors of OSB Financial Services encourage you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

Shares Held by Officers and Directors

On the record date, the directors and executive officers of OSB Financial were entitled to vote, in the aggregate, 84,744 shares of OSB Financial common stock, or approximately 30.85% of the outstanding shares of OSB Financial common stock. Each of these directors and executive officers has executed an agreement to vote his shares of OSB Financial common stock in favor of approval of the asset sale pursuant to the merger agreement.

The board of directors of OSB Financial unanimously recommends that you vote FOR the proposal to approve the asset sale pursuant to the merger agreement.

Voting and Revocation of Proxies

Proxies, in the form enclosed, which are properly executed and returned to OSB Financial or the voting representatives, as applicable, and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted FOR the proposal to approve the asset sale pursuant to the merger agreement. The proxy also grants authority to the persons designated in such proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the special meeting.

If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the board of directors of OSB Financial at any time before it is voted at the special meeting by:

•	giving written notice to the Secretary of OSB Financial;

•	executing a proxy bearing a later date and filing that proxy with the Secretary of OSB Financial at or before the special meeting; or

•	attending and voting in person at the special meeting.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: OSB Financial, 812 North 16th Street, Orange, Texas 77630, Attention: Secretary. If you hold your shares in street name with a bank or broker, you must contact such bank or broker if you wish to revoke your proxy.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the board of directors of OSB Financial. OSB Financial is responsible for its expenses incurred in preparing, assembling, printing and mailing this proxy statement/prospectus. Proxies will be solicited through the mail. Additionally, directors of OSB Financial intend to solicit proxies personally or by telephone or other means of communication. The directors will not be additionally compensated. OSB Financial will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

PROPOSAL 1: APPROVAL OF ASSET SALE AND MERGER AGREEMENT

The following information describes material aspects of the asset sale pursuant to the merger agreement. It is not intended to be a complete description of all information relating to the asset sale pursuant to the merger agreement and is qualified in its entirety by reference to more detailed information contained in the Appendices to this document, including the merger agreement. A copy of the merger agreement is included as Appendix A and is incorporated herein by reference. You are urged to read the Appendices in their entirety.

Terms of the Asset Sale

The asset sale will be accomplished pursuant to the merger agreement, which provides for, among other things, the merger of Orange Savings Bank, SSB with and into First Financial Bank, N.A. If the shareholders of OSB Financial approve the asset sale pursuant to the merger agreement at the special meeting, and if the required regulatory approvals are obtained and the other conditions to the parties’ obligations to effect the asset sale and the related merger are met or waived by the party entitled to do so, we anticipate that the asset sale will be completed in the second quarter of 2013, although delays could occur. As a result of the asset sale, OSB Financial will be entitled to receive whole shares of First Financial common stock and cash. Subsequent to the completion of the asset sale, OSB Financial intends to distribute most of the consideration it receives to its shareholders, other than dissenting shareholders, subject to OSB Financial’s obligation under the merger agreement to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013.

In connection with the asset sale and pursuant to the merger agreement, all outstanding shares of Orange Savings Bank, SSB common stock will be converted into an aggregate of 420,000 shares of First Financial common stock and $39.2 million in cash, with the cash portion of the consideration subject to decrease on a dollar-for-dollar basis, in the manner set forth in the merger agreement and discussed below, if Orange Savings Bank, SSB’s equity capital on the Calculation Date is less than $43.2 million.

If Orange Savings Bank, SSB’s equity capital as of the Calculation Date is less than $43.2 million, the cash portion of the consideration payable to OSB Financial will be reduced by an amount equal to the difference between Orange Savings Bank, SSB’s equity capital on the Calculation Date and $43.2 million. Pursuant to the terms of the merger agreement, equity capital of Orange Savings Bank, SSB means the sum of the capital stock, capital surplus and retained earnings of Orange Savings Bank, SSB, excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to GAAP, with such amounts to be calculated in accordance with the methodology used in the Orange Savings Bank, SSB Report of Condition and Income to calculate the total equity capital (Call Report Schedule RC—Balance Sheet, item 27.a).

If Orange Savings Bank, SSB’s equity capital as of the Calculation Date exceeds $43.2 million, Orange Savings Bank, SSB may dividend such excess amount to OSB Financial after the Calculation Date and prior to the effective time of the asset sale.

For purposes of calculating equity capital, Orange Savings Bank, SSB must reflect the following adjustments:

•

all Bank Merger Costs (defined below), if paid or accrued by Orange Savings Bank, SSB and not reimbursed by OSB Financial prior to the Calculation Date must have been accounted for as either a direct or indirect reduction of Orange Savings Bank, SSB’s equity capital. The term “Bank Merger Costs” means (a) the legal, professional, investment banking, consulting and accounting fees and expenses of Orange Savings Bank, SSB associated with the merger, including any cost to obtain Hovde’s opinion as to the financial fairness of the asset sale and the merger, (b) all fees for obtaining the extended reporting period (i.e., tail coverage) policy covering directors and officers of Orange Savings Bank, as discussed herein, (c) the payments owed to employees of Orange Savings Bank, SSB under the retention bonus agreements (as discussed herein), and (d) the accrual or payment of all of the costs, fees, expenses and penalties necessary to be paid by Orange Savings Bank, SSB in connection with any contract termination required pursuant to the merger agreement;

•	any dividends (whether paid or declared) to OSB Financial by Orange Savings Bank, SSB must have been recorded by Orange Savings Bank, SSB as a reduction of equity capital of Orange Savings Bank, SSB;

•

the balance of Orange Savings Bank, SSB’s accumulated other comprehensive income, as would be reflected on Line 26b of Schedule RC of the Call Report as if the Calculation Date were a Call Report date, is agreed by the parties to be $3,647,382, subject to adjustment; and

•	subject to a certain exception, any gains recognized on sales of loans guaranteed by the Small Business Administration must be deducted from equity capital.

After completion of the asset sale, OSB Financial intends to distribute the consideration it receives, after repayment of its obligations and expenses, including repayment of all of its outstanding trust preferred promissory notes and 2009 Senior Secured Notes Due December 31, 2020, to the holders of the OSB common stock, other than dissenting shareholders, subject to OSB Financial’s obligation under the merger agreement to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013.

Because the number of shares of First Financial common stock to be issued in the asset sale is fixed, the value of the total consideration you will receive, by virtue of the distribution of such consideration by OSB Financial after consummation of the asset sale, will fluctuate based on the market price of the First Financial common stock. Further, the cash portion of the consideration is subject to decrease as described above and in the merger agreement. Accordingly, you will not know the exact amount of cash or the value of the stock portion of the consideration OSB Financial will receive in connection with the asset sale when you vote on the asset sale and the merger agreement. Moreover, any distribution to shareholders of OSB must be authorized by the board of directors of OSB Financial

Background of the Asset Sale

Since the recession of 2008-2009, there have been significant changes in the banking and financial services industry. These developments have included increased emphasis and dependence on automation, specialization of products and services, increased competition among financial institutions, and a trend toward consolidation. Furthermore, an increase in regulatory compliance costs coupled with a prolonged low interest rate environment have created headwinds for generating traditional bank earnings. Based on these developments, management of OSB Financial had determined that size and scale would aid in driving efficiencies, and the introduction of additional products would help the Orange Savings Bank, SSB serve more of its customers’ financial needs. Management of OSB Financial believed these advancements would be needed to produce satisfactory earnings relative to required regulatory capital for Orange Savings Bank, SSB going forward in this challenging operating environment.

Management of OSB Financial considered the costs and requirements for Orange Savings Bank, SSB to add the infrastructure and human capital needed to pursue significantly greater size and scale in addition to introducing additional products like trust and investment services. In summary, it was determined that OSB Financial needed to either invest substantially into a platform for additional products and technology, or it needed to merge with a strategic partner that already had those capabilities. Furthermore, management of OSB Financial believed that these considerations should also be evaluated in conjunction with the availability and timing of liquidity for shareholders of OSB Financial.

The board of directors of OSB Financial established a special committee to further evaluate these considerations (the “Capital Committee”). The Capital Committee included Stephen Lee, OSB Financial’s President, in addition to directors, Thomas Gunn, Paul Peveto and Ross Smith. On June 12, 2012, representatives of Hovde met with the Capital Committee. During that meeting, discussions covered the strategic alternatives available to OSB Financial for maximizing shareholder value including, among other things, continued independence or a strategic merger or affiliation with another financial institution. After this meeting, the Capital Committee decided to engage a financial advisor to pursue an affiliation with a strategic partner.

On July 12, 2012, OSB Financial engaged Hovde to render financial advisory and investment banking services in connection with a possible business combination with another banking institution.

During the next week, management of OSB Financial compiled the items necessary for Hovde to prepare a confidential information memorandum presenting data on OSB Financial and its business. Working with Hovde, a process was developed to contact and elicit interest from a group of logical prospective strategic partners who would be provided the memorandum, subject to the prior execution of a confidentiality agreement. Management expressed interest in First Financial among the parties contacted. In late July, Hovde, began contacting potential strategic partners, including First Financial, and distributed confidentiality agreements to those who expressed an initial interest.

During the month of August 2012, the confidential information memorandum was sent to the twelve parties who had executed confidentiality agreements.

By September 10, 2012, Hovde had received feedback from the prospective strategic partners who had received the confidential information memorandum.

September 12, 2012, a call was held with representatives of Hovde and the Capital Committee to evaluate the interest. Of the parties contacted, three expressed an interest in continued discussions, including First Financial. The second party (“Party B”) orally expressed an interest to pursue an acquisition of the Orange Savings Bank, SSB for approximately $44-46 million. First Financial and the third party (“Party C”) expressed an interest to meet with management but did not provide a value at that time.

The Capital Committee asked for Hovde to arrange meetings with management from First Financial and Party C, and determined that the oral expression of interest from Party B did not warrant further discussion.

On October 3, 2012, management of First Financial met with the Capital Committee in Orange, Texas.

During October 2012, representatives of Hovde had several calls with management of First Financial to discuss the parameters of a potential transaction.

October 31, 2012, First Financial presented a letter of intent to acquire Orange Savings Bank, SSB for $56 million in stock and cash based upon the Orange Savings Bank, SSB’s equity at September 30, 2012, of $44.43 million.

By November 1, 2012, management of Party C had orally communicated that it would be unable to evaluate a potential transaction until late in the first quarter of 2013 and this timing could not be confirmed with certainty.

November 5, 2012, Hovde had a call with the Capital Committee to evaluate and discuss the terms of the letter. The Capital Committee stated it was prepared to move forward with First Financial if the required closing equity for Orange Savings Bank, SSB was established at $43.2 million and any equity in excess of this amount could be paid out prior to closing as a dividend to OSB Financial.

November 7, 2012, First Financial presented a revised letter of intent to OSB Financial based upon these terms and the Capital Committee authorized Stephen Lee to execute the letter calling for a period of exclusive due diligence and negotiations with First Financial.

On November 16, 2012, Larry Temple was contacted and retained as legal counsel to advise and represent OSB Financial in potential negotiations.

On November 11-12, 2012, the Capital Committee and representatives of Hovde met with management of First Financial in Abilene, Texas, and a schedule was established for due diligence. In late November and early December 2012, First Financial conducted its due diligence review in Orange, Texas.

On December 18, 2012, First Financial circulated an initial draft of a merger agreement to OSB Financial’s counsel, Larry Temple. Negotiations regarding the draft merger agreement continued into January 2013.

On January 8, 2013, a meeting was held in Dallas with management of First Financial and OSB Financial, in addition to representatives of Hovde, and the parties’ respective legal counsel were present. Several aspects of the draft merger agreement were discussed at length.

During the following weeks, negotiations continued and it was determined that the stock consideration would equate to 420,000 shares of First Financial common stock and the cash consideration would be $39.2 million. Additionally, it was determined that the First Financial common stock being issued would be registered with the SEC.

From February 1, 2013 through February 20, 2013, OSB Financial reviewed the terms of the merger agreement, prepared the appropriate schedules, and retention bonus agreements were executed with certain employees of Orange Savings Bank, SSB.

On the morning of February 20, 2013, the OSB Financial board of directors met with representatives of Hovde. Hovde provided a financial analysis of the proposed transaction and informed the OSB Financial board of directors that the proposed consideration set forth in the merger agreement is fair to the shareholders of OSB Financial from a financial point of view. At that meeting, the board unanimously approved the asset sale, the merger agreement and the merger and authorized the President of OSB Financial to execute the merger agreement on behalf of OSB Financial Shortly thereafter, First Financial and OSB Financial issued a press release announcing the proposed merger.

Recommendation of OSB Financial’s Board and its Reasons for the Asset Sale

OSB Financial’s board of directors believes that the asset sale is in the best interest of OSB Financial and its shareholders. Accordingly, OSB Financial’s board of directors has unanimously approved the asset sale, the related merger and the merger agreement and unanimously recommends that OSB Financial shareholders vote FOR approval of the asset sale and the merger agreement.

In approving the asset sale and the merger agreement, OSB Financial’s board of directors consulted with its financial advisor with respect to the financial aspects and fairness of the proposed merger transaction and with its legal counsel as to its legal duties and the terms of the merger agreement and related agreements. The board believes that combining with First Financial will create a financially sounder and more diversified organization that will provide significant benefits to OSB Financial’s shareholders and customers alike.

The terms of the merger agreement, including the consideration to be paid to OSB Financial, were the result of arm’s length negotiations between representatives of OSB Financial and representatives of First Financial. In arriving at its determination to approve the merger agreement, OSB Financial’s board of directors considered a number of factors, including the following:

•

the board’s knowledge and analysis of the current and prospective industry and economic conditions facing the financial services industry generally, including continued consolidation in the industry, increasing competition, and the increasing importance of operational scale and financial resources in maintaining efficiency, remaining competitive, and capitalizing on technological developments;

•	the increased regulatory burdens on financial institutions and the associated costs;

•	the terms of the merger agreement;

•	information regarding the financial condition and operations of First Financial and future prospects of First Financial and its capital stock;

•	the opinion rendered by Hovde that the consideration to be received by the OSB Financial in the asset sale is fair to the shareholders of OSB Financial from a financial point of view;

•

the future prospects of OSB Financial compared with the future prospects of First Financial considering that by receiving First Financial common stock in the asset sale, OSB Financial shareholders would be investing in a larger, more diversified banking organization;

•	the fact that First Financial common stock is publicly traded on NASDAQ, thereby representing a more liquid investment than OSB Financial common stock;

•	the ability of First Financial to pay the cash portion of the consideration;

•	the non-economic terms of the transaction, including the impact on existing customers and employees;

•	the potential for Orange Savings Bank, SSB to offer its customers additional products including trust and investment services by utilizing the existing infrastructure and services of First Financial;

•	the ability of First Financial to integrate the operations of Orange Savings Bank, SSB with First Financial Bank, N.A.;

•	the potential benefits and opportunities for employees of Orange Savings Bank, SSB as a result of both employment opportunities and benefit plans in a larger organization; and

•	the likelihood that the transaction will be approved by regulatory authorities.

The reasons set out above for the asset sale are not intended to be exhaustive but do include all material factors considered by OSB Financial’s board of directors in approving the asset sale and the merger agreement. In reaching its determination, the OSB Financial board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors. Based on the reasons stated, the board of directors of OSB Financial believes that the asset sale is in the best interests of OSB Financial and its shareholders, and therefore the board of directors of OSB Financial unanimously approved the asset sale, the related merger and the merger agreement. In addition, each member of OSB Financial’s board of directors has agreed to vote the shares of common stock of OSB Financial over which he has voting authority in favor of the asset sale and the merger agreement.

OSB FINANCIAL SERVICES INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ASSET SALE AND THE MERGER AGREEMENT.

First Financial’s Reasons for the Asset Sale

As a part of First Financial’s growth strategy, First Financial routinely evaluates opportunities to acquire financial institutions. The acquisition of Orange Savings Bank, SSB is consistent with First Financial’s expansion strategy. First Financial’s board of directors, senior management and certain lenders reviewed the business, financial condition, results of operation and prospects for Orange Savings Bank, SSB, the market condition of the market area in which Orange Savings Bank, SSB conducts business, the compatibility of the management and the proposed financial terms of the asset sale. In addition, management of First Financial believes that the asset sale will expand First Financial’s footprint into Orange and the Southeast Texas area, provide opportunities for future growth and provide the potential to realize cost savings. First Financial’s board of directors also considered the financial condition and valuation for both OSB Financial and First Financial as well as the financial and other effects the asset sale would have on First Financial’s shareholders.

While management of First Financial believes that revenue opportunities will be achieved and costs savings will be obtained following the asset sale, First Financial has not quantified the amount of enhancements or projected the areas of operation in which such enhancements will occur.

In view of the variety of factors considered in connection with its evaluation of the asset sale, the First Financial board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to factors it considered. Further, individual directors may have given differing weights to different factors. In addition, the First Financial board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the board conducted an overall analysis of the factors it considered material, including thorough discussions with, and questioning of, First Financial’s management.

Opinion of OSB Financial’s Financial Advisor

The fairness opinion of OSB Financial’s financial advisor, Hovde Financial, Inc., is described below. The description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of OSB Financial. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by OSB Financial or First Financial. You should review the copy of the fairness opinion, which is attached as Appendix B.

Hovde has acted as OSB Financial’s financial advisor in connection with the proposed transaction. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the asset sale pursuant to the merger agreement and is familiar with OSB Financial, its wholly owned subsidiary, Orange Savings Bank, SSB, and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions.

Hovde reviewed the financial aspects of the merger and the sale of the outstanding capital stock of Orange Savings Bank, SSB to First Financial with OSB Financial’s board of directors and, on February 20, 2013, rendered a written opinion to OSB Financial’s board of directors that the consideration to be paid in connection therewith was fair to the shareholders of OSB Financial from a financial point of view.

The full text of Hovde’s written opinion is included in this proxy statement/prospectus as Appendix B and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of the opinion of Hovde set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Hovde’s opinion is directed to OSB Financial’s board of directors and addresses only the fairness, from a financial point of view, of the consideration to OSB Financial. It does not address the underlying business decision to proceed with the asset sale and does not constitute a recommendation to any of the shareholders as to how such shareholder should vote at the special meeting on the asset sale, the merger agreement or any related matter.

During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of OSB Financial, Orange Savings Bank, SSB, First Financial, and First Financial Bank, N.A. and material prepared in connection with the asset sale, including, among other things, the following:

•	reviewed a draft of the merger agreement, as provided to Hovde by OSB Financial;

•	reviewed certain unaudited financial statements of Orange Savings Bank, SSB for the three and twelve month periods ended December 31, 2012;

•	reviewed certain historical publicly available business and financial information concerning First Financial, First Financial Bank, N.A., OSB Financial, and Orange Savings Bank, SSB;

•

reviewed certain internal financial statements and other financial and operating data concerning OSB Financial and Orange Savings Bank, SSB including, without limitation, internal financial analyses and forecasts prepared by management of OSB Financial and held discussions with senior management of OSB Financial regarding recent developments and regulatory matters;

•	analyzed financial projections prepared by the certain members of OSB Financial’s and Orange Savings Bank, SSB’s senior management;

•

discussed with certain members of First Financial, First Financial Bank, N.A., OSB Financial, and Orange Savings Bank, SSB’s senior management, the business, financial condition, results of operations and future prospects of OSB Financial and Orange Savings Bank, SSB;

•

discussed with certain members of First Financial, First Financial Bank, N.A., OSB Financial, and Orange Savings Bank, SSB’s senior management, First Financial, First Financial Bank, N.A., OSB Financial, and Orange Savings Bank, SSB’s business, financial condition, and results of operations and historical financial performance, and Orange Savings Bank’s outlook and future prospects. These included discussions regarding the liquidity and capital adequacy of First Financial and First Financial Bank, N.A.;

•

reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

•	analyzed the pro forma impact of the merger on the combined company’s earnings per share, consolidated capitalization and financial ratios;

•	reviewed historical market prices and trading volumes of First Financial common stock;

•	evaluated the pro forma ownership of First Financial’s common stock by OSB Financial shareholders;

•	assessed the general economic, market and financial conditions;

•	taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis;

•	discussed with management of OSB Financial and Orange Savings Bank, SSB their assessment of the rationale for the asset sale; and

•	performed such other analyses and considered such other factors as Hovde deemed appropriate.

In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by OSB Financial, Orange Savings Bank, SSB, First Financial, and First Financial Bank, N.A. and in the discussions it had with the management of OSB Financial, Orange Savings Bank, SSB, First Financial and First Financial Bank, N.A. Hovde relied upon the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by OSB Financial and Orange Savings Bank, SSB and assumed that the financial forecasts, including without limitation, the projections regarding under-performing and non-performing assets and net charge-offs were reasonably prepared by OSB Financial and Orange Savings Bank, SSB on a basis reflecting the best currently available information and judgments and estimates by OSB Financial and Orange Savings Bank, SSB, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde did not assume any responsibility to verify such information or assumptions independently.

Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Hovde assumed that such allowances for OSB Financial and Orange Savings Bank, SSB are, in the aggregate, adequate to cover such losses. Hovde was not requested to make, and did not conduct, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities or liabilities (contingent or otherwise) of OSB Financial nor Orange Savings Bank, SSB, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals, nor did Hovde review any loan or credit files of OSB Financial or Orange Savings Bank, SSB.

Hovde assumed that the merger and sale of the outstanding capital stock of Orange Savings Bank, SSB will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by OSB Financial, Orange Savings Bank, SSB or any other party to the merger agreement and that the final merger agreement will not differ materially from the draft Hovde reviewed. Hovde assumed that the sale of the outstanding capital stock of Orange Savings Bank, SSB and the related merger are, and will be, in compliance with all laws and regulations that are applicable to OSB Financial, Orange Savings Bank, SSB, and First Financial and their respective affiliates. Hovde further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on First Financial or the surviving institutions that would have a material adverse effect on the surviving institutions or the contemplated benefits of the asset sale and the related merger. Hovde also assumed that no changes in applicable law or regulation will occur that will cause a material adverse change in the prospects or operations of the institutions after the asset sale and the related merger.

Hovde’s opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the board of directors of OSB Financial or Orange Savings Bank, SSB; (ii) the legal, tax or accounting consequences of the merger on OSB Financial, Orange Savings Bank, SSB, shareholders of Orange Savings Bank, SSB, or First Financial or First Financial Bank, N.A.; (iii) any advice or opinions provided by any other advisor to the board of directors of OSB Financial or Orange Savings Bank, SSB; or (iv) whether First Financial or First Financial Bank, N.A. has sufficient cash, available lines of credit or other sources of funds to enable it to pay the cash consideration. Hovde’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of OSB Financial or Orange Savings Bank, SSB.

OSB Financial engaged Hovde on July 12, 2012, to provide OSB Financial with financial advisory services. Pursuant to the terms of the engagement, Hovde received an initial fee at the time of Hovde’s engagement by OSB Financial, and will receive a fee for the delivery of its fairness opinion. At the time the asset sale is completed, OSB Financial will pay Hovde a completion fee, which is contingent upon the completion of the asset sale. Pursuant to the engagement agreement, in addition to its fees and regardless of whether the asset sale is consummated, OSB Financial has agreed to reimburse Hovde for certain reasonable out-of-pocket expenses incurred in performing its services and to indemnify Hovde against certain claims, losses, and expenses arising out of the asset sale or Hovde’s engagement.

In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hovde, OSB Financial, Orange Savings Bank, SSB and First Financial. Hovde’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to Hovde as of, the date of its opinion. Hovde has no obligation to update or reaffirm its opinion at any time. Any estimates contained in the analyses performed by Hovde are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold or the prices at which any securities may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Hovde’s opinion does not address the relative merits of the merger and sale of the outstanding capital stock of Orange Savings Bank, SSB as compared to any other business combination in which OSB Financial might engage. In addition, Hovde’s fairness opinion was among several factors taken into consideration by OSB Financial’s board of directors in making its determination to approve the sale of the outstanding capital stock of Orange Savings Bank, SSB and the merger agreement. Consequently, the analyses described below should not be viewed as solely determinative of the decision of OSB Financial’s board of directors or OSB Financial’s management with respect to the fairness of the consideration pursuant to the sale of the outstanding capital stock of Orange Savings Bank, SSB.

The following is a summary of the material analyses prepared by Hovde and presented to OSB Financial’s board of directors on February 20, 2013, in connection with the fairness opinion. This summary is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

All net income information for Orange Savings Bank, SSB and other Subchapter S banks incorporated in these analyses are represented on an after-tax basis utilizing a 35% tax rate.

Throughout the following analyses, Hovde references an estimated transaction value of $57.2 million. This is based upon the cash consideration of $39.2 million plus the stock consideration of 420,000 shares of First Financial common stock as of the closing price of $42.97 per share on February 15, 2013.

Precedent Transactions Analysis. As part of its analysis, Hovde reviewed publicly available information related to select acquisition transactions of banks in the United States announced since January 1, 2012, involving banks in which the target had assets between $100 million and $1 billion, a return on average assets exceeding 0.50%, and non-performing assets represented less than 3.0% of total assets. Information for the target institutions was based on the most recent quarter prior to announcement of the transaction. The resulting group consisted of the following 26 transactions:

Buyer (State)	Target (State)
Lakeland Bancorp, Inc. (NJ)	Somerset Hills Bancorp (NJ)
Old Florida Bancshares, Inc. (FL)	New Traditions National Bank (FL)
F.N.B. Corporation (PA)	Annapolis Bancorp, Inc. (MD)
Jeff Davis Bancshares, Inc. (LA)	Guaranty Capital Corporation (LA)
Heartland Financial USA, Inc. (IA)	Heritage Bank, National Association (AZ)
LCNB Corp. (OH)	First Capital Bancshares, Inc. (OH)
Bank of the Ozarks, Inc. (AR)	Genala Banc, Inc. (AL)
Wintrust Financial Corporation (IL)	HPK Financial Corporation (IL)
Pacific Premier Bancorp, Inc. (CA)	First Associations Bank (TX)
Umpqua Holdings Corporation (OR)	Circle Bancorp (CA)
MidSouth Bancorp, Inc. (LA)	PSB Financial Corporation (LA)
Overton Financial Corporation (TX)	First National Bank of Canton (TX)
American Bancorporation, Inc. (OK)	Osage Bancshares, Inc. (OK)
Penns Woods Bancorp, Inc. (PA)	Luzerne National Bank Corporation (PA)
Investors Bancorp, Inc. (MHC) (NJ)	Marathon Banking Corporation (NY)
PacWest Bancorp (CA)	American Perspective Bank (CA)
FVNB Corp. (TX)	First State Bank (TX)
S&T Bancorp, Inc. (PA)	Gateway Bank of Pennsylvania (PA)
FNB Bancorp (CA)	Oceanic Bank Holding, Incorporated (CA)
Commerce Bancshares Corp. (MA)	Mercantile Capital Corp (MA)
United Financial Bancorp, Inc. (MA)	New England Bancshares, Inc. (CT)
PSB Holdings, Inc. (WI)	Marathon State Bank (WI)
Bank of Commerce (ID)	State Bank & Trust Company (MT)
First Community Bancshares, Inc. (VA)	Peoples Bank of Virginia (VA)
Carlile Bancshares, Inc. (TX)	Northstar Financial Corporation (TX)
Provident New York Bancorp (NY)	Gotham Bank of New York (NY)

For each precedent transaction, Hovde derived and compared the implied ratio of deal value to the implied ratio based certain financial characteristics of Orange Savings Bank, SSB as follows:

•	the multiple of the purchase consideration to the acquired company’s tangible book value, as adjusted (the “Price-to-Tangible Book Value Multiple”);

•	the multiple of the purchase consideration to the acquired company’s total assets (the “Price-to-Total Assets Multiple”);

•	the multiple of the purchase consideration to the acquired company’s last twelve months net income (the “Price-to-LTM EPS Multiple”); and

•

the multiple of the difference between the purchase consideration and the acquired company’s tangible book value, as adjusted, to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Multiples for the transaction were derived from an implied aggregate offer price of $57.2 million for Orange Savings Bank, SSB.

Implied Value to Orange Savings Bank Based On:	Price to Tang. Book Value Multiple	Price to Total Assets Multiple	Price to LTM EPS Multiple	Premium to Core Deposits Multiple
Merger Agreement	133.0%	12.9%	13.1x	4.5%

Precedent Transactions:
Maximum	194.4%	22.4%	34.2x	10.5%
Minimum	86.2%	6.0%	9.9x	-8.0%

Comparative Company Analysis. Using publicly available information, Hovde compared the financial performance of Orange Savings Bank, SSB with that of the maximum and minimum of the precedent transactions. The performance highlights are based on the most recent quarter information of Orange Savings Bank, SSB at December 31, 2012.

	ROAA	ROAE	Efficiency Ratio	NPAs/ Assets	LLR/ NPAs
Orange Savings Bank	1.05%	10.2%	60.6%	1.0%	70.0%

Precedent Transactions:
Maximum	1.38%	11.5%	112.1%	3.0%	542.3%
Minimum	0.51%	2.8%	41.0%	0.0%	31.3%

No company or transaction used as comparison in the above transaction analyses is identical to Orange Savings Bank, SSB or First Financial, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. Taking into account various factors including, but not limited to, Orange Savings Bank, SSB’s recent performance, the current banking environment and the local economy in which the Orange Savings Bank, SSB operates, Hovde determined earnings estimates for a forward looking five-year period with the assistance of information and guidance provided by the management of OSB Financial and Orange Savings Bank, SSB. In order to determine a value for Orange Savings Bank, SSB on a discounted cash flow basis, Hovde utilized a two-stage growth rate model while applying a terminal Price-to-Earnings multiple of 13.1x on Orange Savings Bank, SSB’s 2017 estimated earnings in order to derive a terminal value. The terminal multiple was derived from the average daily closing price of the SNL Microcap Bank Index for the last twelve months ending on February 15, 2013.

For the discounted cash flow analysis (“DCF Analysis”), Hovde utilized management estimates for 2013 and 2014, which included assets projected to grow to $485 million and $534 million at year-end, respectively. Thereafter, it was assumed that assets would increase by 10% annually. Earnings projections (on an after-tax basis) for 2013 and 2014 were $4.8 million and $5.5 million, respectively. Projections for years 2015-2017 were based on a return on average assets of 1.0%. A range of discount rates between 12% and 16% were employed in determining the present value of the dividends plus the terminal value. It was assumed that no dividends were paid other than for the estimated tax obligation due under the Subchapter S election and to service the interest payments of the holding company debt. The discount rates were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Orange Savings Bank, SSB common stock. The resulting values of the DCF analyses ranged between $42.3 million and $50.5 million with a midpoint of $46.2 million.

These analyses and their underlying assumptions yielded a range of values for Orange Savings Bank, SSB, and the median value is outlined in the table below:

Implied Value to Orange Savings Bank Based On:	Implied Transaction Value (Millions)	Price to Tang. Book Value Multiple	Price to LTM Net Income Multiple	Price to Assets Multiple	Premium to Core Deposits Multiple
Merger Agreement	$57.2	133%	13.1x	12.9%	4.5%

DCF Analysis (Midpoint)	$46.2	107%	10.6x	10.4%	1.0%

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected values of Orange Savings Bank, SSB’s common stock.

Public Peer Analysis. As part of its analysis, Hovde reviewed a selected group of financial institutions deemed to be comparable to First Financial. This group was based on publicly-traded financial institutions located in the United States that had assets between $3 billion and $6 billion, non-performing assets represented less than 2% of total assets, and return on average assets exceeding 0.5% (the “Public Peer Group”). The Public Peer Group consisted of the following 21 institutions:

Public Peer (State)

Bank of the Ozarks, Inc. (AR)

Brookline Bancorp, Inc. (MA)

Century Bancorp, Inc. (MA)

Dime Community Bancshares, Inc. (NY)

Enterprise Financial Services Corp (MO)

First Commonwealth Financial Corporation (PA)

First Financial Holdings, Inc. (SC)

First Merchants Corporation (IN)

Heartland Financial USA, Inc. (IA)

Lakeland Financial Corporation (IN)

Pinnacle Financial Partners, Inc. (TN)

Provident New York Bancorp (NY)

Sandy Spring Bancorp, Inc. (MD)

Simmons First National Corporation (AR)

Southside Bancshares, Inc. (TX)

Taylor Capital Group, Inc. (IL)

Tompkins Financial Corporation (NY)

ViewPoint Financial Group, Inc. (TX)

Washington Trust Bancorp, Inc. (RI)

Westamerica Bancorporation (CA)

WSFS Financial Corporation (DE)

The table below shows the results of this analysis comparing the values and multiples of First Financial to the Public Peer Group. This analysis utilized the closing common stock prices on February 15, 2012.

	Price to Book Value Multiple	Price to Tang. Book Multiple	Price to LTM EPS Multiple	Price to MRQ EPS Multiple	Dividend Yield
FFIN	243%	279%	18.2x	18.5x	2.3%

Public Peer Group:
Maximum	266%	292%	21.2x	20.3x	4.0%
Minimum	81%	105%	8.6x	6.6x	0.0%

Comparative Company Analysis (Public Peer Group). Using publicly available information, Hovde compared First Financial’s financial performance with that of the maximum and minimum of the institutions included in the Public Peer Group. First Financial’s performance highlights are based on First Financial’s most recent quarter information at December 31, 2012.

	ROAA	ROAE	Efficiency Ratio	Net Interest Margin	NPAs/ Assets	LLR/ NPAs
FFIN	1.69%	13.2%	50.2%	4.2%	0.6%	137.8%

Public Peer Group:
Maximum	2.17%	17.1%	142.3%	5.9%	2.0%	255.3%
Minimum	0.59%	4.6%	44.5%	0.9%	0.2%	37.1%

No company used for comparison in the above transaction analyses is identical to First Financial. Accordingly, the analysis and comparison is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Relative Contribution and Performance Analysis. Hovde analyzed the relative contribution of First Financial and Orange Savings Bank, SSB with regard to certain assets, liabilities, earnings, capital and other financial information to the pro forma company, which do not reflect purchase (acquisition) accounting adjustments. The information utilized in the analysis was based on First Financial and Orange Savings Bank, SSB data as of December 31, 2012. The results of the Hovde analysis are set forth in the following table:

Contribution	FFIN	Orange Savings Bank
Total Assets	91.0%	9.0%
Trust Assets	100.0%	0.0%
Net Loans	87.5%	12.5%
Total Deposits	90.5%	9.5%
Core Deposits(1)	91.4%	8.6%
Adjusted Tangible Equity(2)	92.2%	7.8%
Total Non-performing Assets	85.5%	14.5%
LTM Pre-Tax Pre-Provision Income	93.3%	6.7%
LTM Net Income	94.4%	5.6%
Estimated 2013 Net Income(3)	93.9%	6.1%

Performance(4)	FFIN	Orange Savings Bank
ROAA (%)	1.8%	1.0%
ROAE (%)	13.9%	10.1%
Net Interest Margin (%)	4.0%	4.3%
Noninterest Income/Avg. Assets (%)	1.3%	0.7%
Noninterest Income/Avg. Assets (%)	2.6%	2.9%
Efficiency Ratio (%)	52.1%	61.3%

Notes:

(1)	Core Deposits as defined as total deposits less CDs with a balance above $250,000 and less all brokered deposits.
(2)	Based on the estimated minimum closing equity of $43.2 million less intangibles for Orange Savings Bank, SSB.
(3)	Based on median analyst’s estimates for First Financial and management estimates for Orange Savings Bank, SSB.
(4)	Information is based on the last twelve months as of 12/31/2012.

Other Factors and Analyses. Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly traded banking companies; and movements in the S&P 500 Index.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the total consideration is fair from a financial point of view to OSB Financial’s shareholders. Each shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix B to this proxy statement/prospectus.

Effective Time of the Asset Sale

The asset sale and the merger will become effective at the date and time specified in the letter issued by the OCC certifying the consummation of the merger. If the shareholders of OSB Financial approve the asset sale and the merger agreement at the special meeting, and if all required regulatory approvals are obtained and the other conditions to the parties’ obligations to effect the asset sale and the merger are met or waived by the party entitled to do so, we anticipate that the asset sale and the merger will be completed in the second quarter of 2013, although delays could occur. We cannot assure you that we can obtain the necessary shareholder and regulatory approvals or that the other conditions to completion of the asset sale and the merger set forth in the merger agreement can or will be satisfied.

Conduct of Business Pending Effective Time

From the date of the merger agreement to and including the closing date, OSB Financial and Orange Savings Bank, SSB have agreed to:

•

operate (including, without limitation, the making of, or agreeing to make, any loans or other extensions of credit) only in the ordinary course of business and consistent with past practices and safe and sound banking principles;

•

except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees and goodwill and to maintain all assets owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

•

perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as OSB Financial or Orange Savings Bank, SSB may in good faith reasonably dispute;

•	maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

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timely file, subject to extensions, all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, except those being contested in good faith by appropriate proceedings;

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timely file, subject to extensions, all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

•	withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the proper tax receiving officers;

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account for all transactions and prepare all financial statements of Orange Savings Bank, SSB in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP);

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promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and the Uniform Retail Credit Classification and Account Management Policy;

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pay or accrue all costs, expenses and other charges to be incurred by the Orange Savings Bank, SSB in connection with the merger, including all legal fees, accounting fees, consulting fees and brokerage fees, prior to the Calculation Date;

•	ensure that all balances related to Federal Home Loan Mortgage Corporation servicing are in balance and in agreement with Federal Home Loan Mortgage Corporation prior to the Calculation Date;

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use its commercially reasonable efforts to prevent any shareholder of OSB Financial from taking any action that would result in the termination of OSB Financial’s status as an “S corporation” within the meaning of Section 1361 of the Code or the termination of the Orange Savings Bank, SSB’s status as a “qualified Subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code; and

•

ensure that all accruals for taxes are accounted for in the ordinary course of business, consistent with past practices and in accordance with GAAP (unless otherwise instructed by RAP in which case such accrual will be accounted for in accordance with RAP).

From the date of the merger agreement to and including the effective time of the asset sale and the merger, unless otherwise required by law or regulation or permitted by the merger agreement, and unless First Financial otherwise consents in writing, which consent will not be unreasonably withheld, OSB Financial and Orange Savings Bank, SSB have agreed not to:

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take or fail to take any action that would cause the representations and warranties of OSB Financial or Orange Savings Bank, SSB to be inaccurate at the time of the closing or preclude OSB Financial or Orange Savings Bank, SSB from making such representations and warranties at the time of the closing;

•

merge into, consolidate with or sell its assets to any other person or entity, change the Orange Savings Bank, SSB’s articles of association or bylaws, increase the number of shares of Orange Savings Bank, SSB common stock outstanding or increase the amount of the Orange Savings Bank, SSB’s surplus (as calculated in accordance with the Call Report Instructions);

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except as explicitly permitted hereunder or in accordance with applicable law or pursuant to a contract existing as of the date of this merger agreement, engage in any transaction with any affiliated person or allow such persons to acquire any assets from Orange Savings Bank, SSB, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the employee plans, or (ii) any deposit (in any amount) made by an officer, director or employee;

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declare, set aside or pay any dividends or make any other distribution to its shareholders (including any share dividend, dividends in kind or other distribution) whether in cash, shares or other property or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital shares or other securities, except (i) the Orange Savings Bank, SSB may pay distributions to OSB Financial in an aggregate amount not to exceed 36 percent of the taxable income of OSB Financial during the period between January 1, 2012 and the closing of the merger, (ii) the Orange Savings Bank, SSB may make the distributions specifically contemplated by the merger agreement, and (iii) OSB Financial may declare and pay distributions to its shareholders;

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discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past practices and except for liabilities incurred in connection with the transactions contemplated hereby;

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issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

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accelerate the vesting of pension or other benefits in favor of employees of the Orange Savings Bank, SSB except according to the employee plans or as otherwise contemplated by the merger agreement or as required by applicable law;

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acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

•

revoke OSB Financial’s election to be taxed as an “S corporation” within the meaning of Section 1361 of the Code, or take any action that would result in the termination of OSB Financial’s status as an “S corporation” within the meaning of Section 1361 of the Code or the termination of the Orange Savings Bank, SSB’s status as a “qualified Subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code prior to the closing date;

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mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure public funds deposits;

•

sell, transfer, lease to others or otherwise dispose of any of its assets (except any sales of securities or sales of loans in the ordinary course of business consistent with past practices, or cancel or compromise any debt or claim, or waive or release any right or claim of a value in excess of $50,000;

•

make any change in the rate or timing of payment of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past and normal Orange Savings Bank, SSB practices to Orange Savings Bank, SSB employees and officers;

•

enter into any employment or consulting contract (other than as contemplated by the terms of the employee plans or the agreement) or other agreement with any current or proposed director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except as required by applicable law;

•	except for improvements or betterments relating to properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

•	hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly created position;

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sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

•

make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by OSB Financial’s independent auditors, or as required by any applicable regulatory authority;

•	reduce the amount of the Orange Savings Bank, SSB’s allowance for loan losses except through charge offs (and subject to certain obligations set forth in the merger agreement);

•

sell (but payment at maturity is not a sale) or purchase any investment securities, other than purchases of obligations of the U.S. Treasury (or any agency thereof) with a duration of four (4) years or less and an AAA rating by at least one nationally recognized ratings agency;

•	make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan in excess of $500,000, subject to certain exceptions; or

•	enter into any acquisitions or leases of real property, including new leases and lease extensions.

For a complete description of such restrictions on the conduct of the business of OSB Financial, we refer you to the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

No Solicitation

OSB Financial agreed that neither it, nor Orange Savings Bank, SSB, nor any of their respective directors or officers will take any action to:

•

initiate, solicit, encourage or otherwise facilitate any inquiries, provide any information to or negotiate with any other party any proposal or offer that constitutes, or may reasonably be expected to lead to an acquisition proposal;

•	enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal; or

•	approve, recommend, or endorse any acquisition proposal, or authorize or permit any of its or their directors or officers to take any such action.

OSB Financial and Orange Savings Bank, SSB agreed to notify First Financial in writing within one business day after receipt of any unsolicited inquiries or acquisition proposals.

Conditions to Completion of the Asset Sale

The merger agreement contains a number of conditions to the obligations of First Financial and OSB Financial to complete the asset sale and the merger which must be satisfied as of the closing date, including, but not limited to, the following:

•	approval of the asset sale pursuant to the merger agreement by the holders of at least two-thirds of the outstanding shares of OSB Financial common stock;

•

receipt of all required regulatory approvals of transactions contemplated by the merger agreement and all required consents, approvals, waivers and other assurances from non-governmental third parties;

•

the registration statement of which this proxy statement/prospectus forms a part has become effective and no stop order suspending its effectiveness is in effect and no proceedings for that purpose have been initiated and continuing or threatened by the SEC, and all necessary approvals under state securities laws relating to the issuance or trading of the First Financial common stock to be issued have been received;

•

the other party’s representations and warranties contained in the merger agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties as so qualified are true and correct in all respects) as of the date of the merger agreement as of the date of the closing and receipt of a certificate signed by an appropriate representative of the other party to that effect;

•	the absence of a material adverse change in the assets, properties, business or financial condition of either party; and

•

the performance or compliance in all material respects by each party with its respective covenants and obligations required by the merger agreement to be performed or complied with before the closing of the merger and receipt of a certificate signed by an appropriate representative of the other party to that effect.

In addition to the conditions listed above, First Financial’s obligation to complete the asset sale and the merger is subject to the satisfaction of the following conditions:

•

each of the directors and officers (with a title of Executive Vice President or above) of Orange Savings Bank, SSB must have executed a release agreement, releasing Orange Savings Bank, SSB and its successors and assigns from any and all claims of such directors and officers, subject to certain limited exceptions;

•

each of Kimela Dickerson, Robert Kocot, Cynthia LaChance, Stephen Lee, William Love, C. Shelton McClure, Joan O’Burke, Damon Vacek, having entered into an employment and non-competition agreement with First Financial Bank, N.A., which have been executed but will not become effective until the first day following closing date of the merger;

•	each of the directors of Orange Savings Bank, SSB having entered into a director support and non-competition agreement with First Financial, which have been executed;

•	each of the directors of Orange Savings Bank, SSB and certain shareholders OSB Financial must have executed a voting agreement and irrevocable proxy, which has been executed;

•	OSB Financial, as sole shareholder of Orange Savings Bank, SSB, must have delivered a written consent approving the merger;

•	Orange Savings Bank, SSB’s allowance for loan losses as of the Calculation Date must be at a level equal to at least 1.00% of its total loans;

•

redemption by OSB Financial of all of its outstanding trust preferred promissory notes, including, without limitation, all principal, accrued but unpaid interest, fees and expenses having been paid to the holders of the trust preferred promissory notes, which trust preferred promissory notes will be paid at closing; and

•

redemption by OSB Financial of all of its 2009 Senior Secured Notes Due December 31, 2020, including, without limitation, all principal, accrued but unpaid interest, fees and expenses to the holders of the senior notes having been paid to the holders of the senior notes, which senior notes will be paid at closing.

Any condition to the completion of the asset sale and the merger, except the required shareholder and regulatory approvals, and the absence of an order or ruling prohibiting the asset sale or the merger, may be waived in writing by the party to the merger agreement entitled to the benefit of such condition. We cannot be certain when or if the conditions to the asset sale and the merger will be satisfied or waived, or that the asset sale or the merger will be completed.

Additional Agreements

In addition to the agreements described above, each party has agreed in the merger agreement to take certain other actions, including but not limited to:

•

we each agreed to take all reasonable actions to aid and assist in the completion of the merger and use reasonable efforts to take or cause to be taken all other actions necessary, proper or advisable to complete the transactions contemplated by the merger agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from all regulatory authorities having jurisdiction over the transactions contemplated by the merger agreement;

•

we each agreed that neither party will issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by the merger agreement without the consent of the other party except as required by applicable law or securities exchange rules or in connection with the regulatory approval process;

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we each agreed that we will not, and will cause our respective representatives not to, directly or indirectly, before or after the completion of the asset sale or termination of the merger agreement, disclose any confidential information for any reason other than in connection with the regulatory notice and application process, or after termination of the merger agreement, use such confidential information for its own purposes or for another’s benefit;

•

OSB Financial and Orange Savings Bank, SSB agreed to provide First Financial all information concerning OSB Financial required for inclusion in this proxy statement/prospectus, or any other application, filing, statement or document to be made or filed in connection with the asset sale and the other transactions contemplated by the merger agreement;

•

OSB Financial and Orange Savings Bank, SSB agreed to give the First Financial and First Financial Bank, N.A. access to all of the properties, books and records of Orange Savings Bank, SSB, including the right to conduct environmental inspections on properties of OSB Financial and Orange Savings Bank, SSB;

•	Orange Savings Bank, SSB agreed to deliver or make available to First Financial all call reports filed by Orange Savings Bank, SSB;

•

OSB Financial agreed that it will provide an extended reporting period (otherwise known as “tail coverage”) policy, with terms and coverage reasonable for such policies, covering directors and officers of Orange Savings Bank, SSB for a period of not less than three years after the effective time of the asset sale;

•

OSB Financial and Orange Savings Bank, SSB agreed to take such actions as First Financial requests to cause the amendment or termination of any of OSB Financial’s employee benefit plans and First Financial agreed that the employees of Orange Savings Bank, SSB who continue their employment with First Financial or its subsidiaries after the closing of the asset sale will be entitled to participate in certain employee benefit plans of First Financial;

•

Orange Savings Bank, SSB agreed to allow First Financial to designate two representatives who will be invited to attend all meetings of the board of directors, board committee or senior management committee meetings of Orange Savings Bank, SSB held prior to completion of the asset sale, provided that such representatives may be excluded from certain sessions;

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OSB Financial and Orange Savings Bank, SSB agreed to make such accounting entries consistent with GAAP as First Financial may reasonably request in order to conform the accounting records of Orange Savings Bank, SSB to the accounting policies and practices of First Financial, but such adjustments will not affect the calculation of OSB Financial’s equity capital;

•

Orange Savings Bank, SSB agreed to maintain its allowance for loan losses at a level equal to at least 1.00% of total loans and, if the allowance for loan losses is less than 1.00% of total loans on the closing date, Orange Savings Bank, SSB’s equity capital will be recalculated to take into account the provision necessary for Orange Savings Bank, SSB to increase the allowance for loan losses to an amount equal to 1.00% of total loans on that date;

•

OSB Financial and Orange Savings Bank, SSB agreed to use their best efforts to ensure that current data processing contracts and contracts related to the provision of other electronic banking services will be terminated on a mutually agreeable date after the asset sale is completed;

•	OSB Financial and Orange Savings Bank, SSB agreed to use their commercially reasonable efforts to obtain all consents, approvals, authorizations or waivers as described on a disclosure schedule;

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OSB Financial and Orange Savings Bank, SSB agreed to cooperate and assist First Financial in preparing a registration statement relating to the shares of First Financial common stock to be issued as part of the consideration in the asset sale, and this proxy statement/prospectus, and filing the registration statement and the proxy statement/prospectus with the SEC;

•

OSB Financial agreed to maintain ownership of cash or other assets (other than shares of First Financial common stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB Financial until December 30, 2013 for the purpose of providing additional security to First Financial in connection with OSB Financial’s indemnification obligations under the merger agreement;

•

OSB Financial agreed to, prior to or simultaneously with the closing of the asset sale, redeem all of its trust preferred promissory notes, including, without limitation, any payments of principal, interest, dividends or fees due thereunder, and to cause OSB Statutory Trust II to redeem all of capital securities and common securities issued by the trust;

•

OSB Financial agreed to, prior to or simultaneously with the closing of the asset sale, redeem all of the 2009 Senior Secured Notes Due December 31, 2020, including, without limitation, having paid all principal, accrued but unpaid interest, fees and expenses to the holders of the notes;

•

OSB Financial and Orange Savings Bank, SSB agreed to meet with senior First Financial and First Financial Bank, N.A. on a reasonably regular basis to review the financial and operational affairs of Orange Savings Bank, SSB, and the parties agreed to use their reasonable best efforts to plan the integration of Orange Savings Bank, SSB with the businesses of First Financial and First Financial Bank, N.A.;

•

OSB Financial and Orange Savings Bank, SSB agreed use their reasonable best efforts to permit First Financial to take all reasonable actions that First Financial deems necessary to enable First Financial, after the closing, to satisfy the applicable obligations under certain sections of the Sarbanes-Oxley Act of 2002 and the other requirements of such act with respect to Orange Savings Bank, SSB;

•

First Financial agreed, at its expense, to file all notices and applications for all regulatory approvals required to be obtained by First Financial or First Financial Bank, N.A. in connection with the merger agreement and the transactions contemplated thereby and keep OSB Financial reasonably informed as to the status of such notice and applications;

•

First Financial agreed that, upon completion of the asset sale, OSB Financial will appoint as advisory directors of First Financial Bank, N.A., for an initial term of one year, the directors of Orange Savings Bank, SSB who execute a director support agreement and indicate a desire to serve as advisory directors of First Financial Bank, N.A.; and

•

First Financial agreed to prepare and file a registration statement with the SEC with respect to the shares of First Financial common stock to be issued pursuant to the merger agreement, and use its reasonable best efforts to cause the registration statement to become effective.

Representations and Warranties of OSB Financial and First Financial

In the merger agreement, OSB Financial has made representations and warranties to First Financial, and First Financial has made representations and warranties to OSB Financial The more significant of these relate to (among other things):

•	corporate organization and existence;

•	authority and power to execute the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of conflicts between the execution of the merger agreement and completion of the transactions contemplated by the merger agreement and certain other agreements;

•	capitalization;

•	the accuracy of their financial statements and reports; and

•	pending or threatened litigation and other proceedings.

OSB Financial also has made additional representations and warranties to First Financial with respect to (among other things):

•	compliance with tax laws, payment of taxes and filing of tax returns;

•	the absence of certain changes and events;

•	the existence of certain contracts and commitments;

•	its intellectual property rights;

•	its compliance with environmental laws;

•	employee relationships and employee benefit plans;

•	its interest rate risk management instruments;

•	its internal controls; and

•

its compliance with the Community Reinvestment Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Foreign Corrupt Practices Act, USA PATRIOT Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

First Financial has also made additional representations and warranties to OSB Financial with respect to (among other things) its compliance with its SEC reporting obligations and the accuracy of such reports.

Indemnification Obligations

The merger agreement provides that all representations and warranties made by the parties thereto will survive until December 30, 2013. OSB Financial agreed to indemnify and hold harmless First Financial and its subsidiaries against any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by First Financial or any of its subsidiaries and recoveries from related insurance claims with respect to such losses resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by OSB Financial or Orange Savings Bank, SSB, (b) the failure of OSB Financial or Orange Savings Bank, SSB to perform any agreement or covenant required by the merger agreement, and (c) any civil money penalties or fines assessed against the Orange Savings Bank, SSB for any events or circumstances that occurred prior to the effective time of the merger. OSB Financial’s indemnification obligations are subject to a $100,000 deductible and a $1,000,000 cap. The merger agreement also provides that OSB Financial will have no liability for any liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the First Financial attributable to the acts or conduct of First Financial after the effective time of the merger. The requirement under the merger agreement for OSB Financial to maintain ownership of cash or other assets with a net fair market value of at least $1,000,000 in excess of liabilities until December 30, 2013 is intended to provide additional security to First Financial for OSB Financial’s indemnification obligations under the merger agreement, as described above.

Each of First Financial and First Financial Bank, N.A. agreed to indemnify and hold harmless OSB Financial and its subsidiaries, from and against any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by OSB Financial or any of its subsidiaries and recoveries from related insurance claims with respect to such losses resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by First Financial or First Financial Bank, N.A., and (b) the failure of First Financial or First Financial Bank, N.A.to perform any agreement or covenant required by the merger agreement. The indemnification obligations of First Financial are subject to a $100,000 deductible and a $1,000,000 cap. The merger agreement also provides that neither First Financial nor First Financial Bank, N.A. will have any liability for any liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the OSB Financial attributable to the acts or conduct of OSB Financial prior to the effective time of the asset sale and the merger.

Financial Interests of Directors and Officers of OSB Financial in the Asset Sale

In considering the recommendation of the board of directors of OSB Financial to vote for the proposal to approve the asset sale pursuant to the merger agreement, you should be aware that certain directors and officers of OSB Financial have interests in the asset sale that are in addition to, or different from, their interests as shareholders of OSB Financial. The board of OSB Financial was aware of these interests and considered them in approving the asset sale pursuant to the merger agreement. These interests include:

•

Officer Retention Bonus Agreements. Orange Savings Bank, SSB has entered into bonus retention agreements with each officer of Orange Savings Bank, SSB providing for the payment of a monetary bonus due on December 15, 2013 in consideration of remaining in employment by Orange Savings Bank, SSB or First Financial Bank, N.A., as applicable, until that date. The employee will remain entitled to the retention bonus payment notwithstanding termination of employment without cause prior to December 15, 2013. However, the retention bonus will be forfeited if the employee resigns or is terminated for cause before December 15, 2013. Stephen Lee’s retention bonus agreement provides for payment of a retention bonus of $100,000. The aggregate amount of the retention bonus payments agreed to by Orange Savings Bank, SSB, including Mr. Lee’s retention bonus payment, totals $459,500.

•

Director Retention Bonus Agreements. OSB Financial has entered into bonus retention agreements with each director of OSB Financial providing for the payment of a monetary bonus due on December 15, 2013 in consideration for each director remaining on the board of directors of OSB Financial until that date to oversee payment of debts, distribution of the consideration to OSB Financial shareholders, and the ultimate liquidation of OSB Financial. The aggregate amount of the retention bonus payments agreed to by OSB Financial totals $245,000.

•

Employment Agreements with First Financial Bank, N.A. First Financial’s obligation to consummate the asset sale is subject to eight officers of Orange Savings Bank, SSB, including Stephen Lee, President and CEO and director of Orange Savings Bank, SSB, entering into employment and non-competition agreements with First Financial Bank, N.A. prior to the completion of the asset sale. On February 20, 2013, First Financial Bank, N.A. entered into employment agreements with Kimela Dickerson, Robert Kocot, Cynthia LaChance, Stephen Lee, William Love, C. Shelton McClure, Joan O’Burke, and Damon Vacek. Each agreement entitles the named individual to receive annual base salary payments, reimbursement for certain business expenses, and participation in all benefit plans available to employees of First Financial Bank, N.A. Under the terms of Mr. Lee’s agreement, his base salary will be $250,000 per calendar year. The agreements also contain non-competition and non-solicitation obligations that remain in effect during employment. If employment is terminated prior to the second anniversary of the merger agreement, non-competition and non-solicitation obligations remain in effect until the later of twelve months after the termination of the employment or the time period during which the employee receives certain severance benefits pursuant to the terms of the employment agreement.

In the event that an employee’s employment is terminated without cause (as such term is defined in the employment agreements), the employee will be entitled to receive his accrued benefits and, subject to certain conditions, if the employee is terminated less than two years following the closing date of the merger, the employee will be entitled to receive the greater of the base salary the employee would have earned from the date of termination through the end of the second year following the effective date of the merger or the equivalent of one year of employee’s base salary. The employment agreements also contain provisions for certain payment in the event of the employee’s death or permanent disability. Each employment agreement has been executed but will not become effective until the first day following closing date of the asset sale.

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Insurance. The directors and officers of OSB Financial and Orange Savings Bank, SSB will receive continued indemnification and director and officer liability insurance coverage for a period of three (3) years after completion of the asset sale and the merger pursuant to an extended reporting period director and officer liability policy (otherwise known as “tail” coverage). That policy would provide coverage for past acts and would be extended coverage similar to existing director and officer liability coverage.

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Advisory Directors. The merger agreement provides that the current directors of Orange Savings Bank, SSB will be appointed as advisory directors of First Financial Bank, N.A. at the effective time of the asset sale and the merger if the directors desire to serve as advisory directors. Each of the advisory directors will be appointed for an initial one year term and receive compensation as set by the board of directors of First Financial Bank, N.A. from time to time. First Financial Bank, N.A. will provide each advisory director with indemnification rights consistent with those rights provided to other advisory directors of First Financial Bank, N.A.

Amendment or Waiver of the Merger Agreement

No termination, cancellation, modification, amendment, deletion, addition or other change in the merger agreement, or any provision thereof, or waiver of any right or remedy therein provided, is effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion is not deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

The merger agreement may be amended at any time prior to or after adoption of the merger agreement by the shareholders of OSB Financial but, after any submission of the merger agreement to such shareholders for approval, no amendment will be made that reduces the consideration payable to OSB Financial or that materially and adversely affects the rights of shareholders of OSB Financial under the merger agreement without the requisite approval of such shareholders.

Termination of the Merger Agreement

First Financial and OSB Financial can mutually agree at any time to terminate the merger agreement without completing the merger. In addition, either First Financial or OSB Financial may decide, without the consent of the other, to terminate the merger agreement if:

•	any order, decree or ruling or any other action which seeks to restrain, enjoin or prohibit the merger is issued, and such order, decree, ruling or other action is final and non-appealable;

•

the merger has not been completed by September 30, 2013 or such later date approved by First Financial and OSB Financial, unless the failure to complete the asset sale and the merger by that time is due to a violation of the merger agreement by the party that seeks to terminate the merger agreement;

•

any of the transactions contemplated by the merger agreement are not approved by the appropriate regulatory authorities of either party reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the asset sale and the merger;

•	there has been any material adverse change with respect to the other party; or

•

the other party materially breaches its representations and warranties or any covenant or agreement contained in the merger agreement and such breach has not been cured within 30 days after the terminating party gives written notice of such failure to the breaching party.

In addition, First Financial may terminate the merger agreement, without the consent of OSB Financial, if (i) OSB Financial has mailed this proxy statement/prospectus to its shareholders and OSB Financial does not hold its special shareholders’ meeting within 60 days thereafter, (ii) this merger agreement is not approved by the required vote of shareholders of OSB Financial, (iii) the board of directors of OSB Financial fails to recommend that the shareholders vote in favor of approval of the merger agreement, or (iv) the individuals that executed a director support and non-competition agreement or a voting agreement have violated the terms thereof. First Financial also has the right to terminate the merger agreement on or prior to May 21, 2013, if the results of any environmental inspections or surveys of OSB Financial properties identify certain potential or current violations of environmental laws or environmental law requires certain remedial or clean up action that could have a material adverse effect on OSB Financial

Expenses

OSB Financial and First Financial will each pay their respective expenses incurred in connection with the preparation and performance of their respective obligations under the merger agreement, whether or not the transactions provided for in the merger agreement are completed, including, but not limited to, fees and expenses of their own counsel, financial or other consultants, investment bankers and accountants, and filing, registration, application and printing fees. Similarly, each of OSB Financial and First Financial agreed to indemnify the other party against any cost, expense or liability (including reasonable attorneys’ fees) in respect of any claim made by any party for a broker’s or finder’s fee in connection with the asset sale or the related merger.

Material U.S. Federal Income Tax Consequences of the Asset Sale and the Merger

The following is a general discussion of the material U.S. federal income tax consequences to the shareholders of OSB Financial as a result of the exchange by OSB Financial of all the outstanding shares of Orange Savings Bank, SSB common stock for 420,000 shares of First Financial common stock and $39.2 million in cash pursuant to the merger agreement. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those holders of OSB Financial common stock that hold their shares of OSB Financial common stock as a “capital asset” within the meaning of Section 1221 of the Code. Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances or to a holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a holder that is:

•	a tax-exempt organization;

•	a disregarded entity for U.S. federal income tax purposes;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects to use the mark-to-market method of accounting;

•	a holder of OSB Financial common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of OSB Financial common stock that received OSB Financial common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a holder of OSB Financial common stock that has a functional currency other than the U.S. dollar;

•	a holder of OSB Financial common stock that holds OSB Financial common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a person that is not an eligible S corporation shareholder within the meaning of Section 1361 of the Code; or

•	a U.S. expatriate or certain former citizens or long-term residents of the United States.

This discussion assumes that at all times from January 1, 2001 through the effective time of the asset sale and the merger:

•	OSB Financial has been and will be a valid subchapter S corporation (within the meaning of Sections 1361 and 1362 of the Code);

•	Orange Savings Bank, SSB has been and will be a valid qualified subchapter S subsidiary (within the meaning of Section 1361(b)(1)(B) of the Code); and

•	each of the shareholders of OSB Financial have been and will be eligible S corporation shareholders within the meaning of Section 1361 of the Code.

Determining the actual tax consequences of the asset sale to a shareholder of OSB Financial may be complex and will depend in part on such shareholder’s specific situation. Each shareholder of OSB Financial should consult its own tax advisor as to the tax consequences of the asset sale in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Asset Sale and the Merger Generally

The asset sale and the merger will be treated for U.S. federal income tax purposes as if OSB Financial transferred all of the assets of Orange Savings Bank, SSB to First Financial Bank, N.A. in a taxable exchange for 420,000 shares of First Financial common stock and $39.2 million in cash received and the amount of any liabilities of Orange Savings Bank, SSB assumed by or taken subject to the assets transferred to First Financial Bank, N.A. in the merger. First Financial and OSB Financial will allocate the consideration received in exchange between the assets of Orange Savings Bank, SSB in accordance with Section 1060 of the Code and the applicable Treasury Regulations issued thereunder and will recognize gain or loss on the taxable sale of each such asset in an amount equal to the difference between the portion of the consideration (i.e. the sum of the fair market value of the shares of First Financial common stock, cash and assumed or taken subject to liabilities) allocated to that asset and the tax basis of that asset. In general, the character of each such gain or loss will be based on the character of each such asset as determined based on the treatment of a sale of that asset by OSB Financial Gains and losses will be capital gains and capital losses if the asset was a capital asset in the hands of OSB Financial at the effective time of the asset sale and the merger. A capital gain or capital loss generally will be a long-term capital gain or a long-term capital loss if the asset that generated the capital gain or capital loss was held (or treated as having been held) by OSB Financial for a period of more than one year as of the effective date of the asset sale and the merger. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Since OSB Financial is an S corporation, these gains and losses will be allocated pro rata between the shareholders of OSB Financial in proportion to their number of shares of OSB Financial common stock. Each shareholder of OSB Financial will include that shareholder’s allocable portion of these gains and losses on their U.S. federal income tax return. The character and holding period of these gains and losses will be determined based on the character and holding period of each asset in the hands of OSB Financial at the effective time of the merger. Long-term capital gains recognized by certain non-corporate shareholders of OSB Financial, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses are subject to limitations.

In general, your allocated portion of recognized gains will increase your tax basis in your shares of OSB Financial and your allocated portion of recognized losses will decrease your tax basis in such shares. The accumulated adjustments account of OSB Financial will also be increased by the net amount of gain recognized by OSB Financial pursuant to the asset sale and the merger.

Tax Consequences of Distribution of Consideration to Shareholders of OSB Financial

After completion of the asset sale and the merger, OSB Financial intends to distribute to shareholders of OSB Financial, other than dissenting shareholders, cash and shares of First Financial common stock received in the asset sale. This distribution will be treated as a distribution to you with respect to your stock in OSB Financial in an amount equal to the sum of the cash and the fair market value of the shares of First Financial common stock you receive. In general, the portion of this distribution that does not exceed your allocable portion of the accumulated adjustments account of OSB Financial will be treated as a tax-free return of your tax basis in your shares of OSB Financial common stock to the extent of your tax basis in such shares. If the amount you receive exceeds your allocable portion of the accumulated adjustments account of OSB Financial but does not exceed your tax basis, such excess shall be treated first as a dividend to the extent of the undistributed C corporation earnings and profits of OSB Financial, next as a tax-free return of your remaining tax basis in your shares of OSB Financial and lastly as capital gain. If the amount you receive exceeds your tax basis but not your allocable portion of the accumulated adjustments account of OSB Financial, then such excess shall be treated as capital gain to the extent of your allocable portion of the accumulated adjustments account of OSB Financial, next as a dividend to the extent of the undistributed C corporation earnings and profits of OSB Financial, and lastly as capital gain. This calculation shall be done as of December 31, 2013 after adjusting your adjusted tax basis in your shares of OSB Financial common stock for your allocable portion of the OSB Financial taxable income and taxable losses for 2013, including your allocable share of any net gain or net loss recognized by OSB Financial in the asset sale and the merger. Your allocable portion of the accumulated adjustments account of OSB Financial will also be determined as of December 31, 2013 after adjusting the overall accumulated adjustments account for the taxable income and taxable losses recognized by OSB Financial for 2013, including the net gain or net loss recognized by OSB Financial in the asset sale and the merger.

Your tax basis in the shares of First Financial common stock received will equal the fair market value of the shares received as of the date of the distribution and your holding period in such shares will begin on the date such shares are distributed.

Shareholders of OSB Financial that Receive Solely Cash due to Exercise of Dissenters’ Rights

In general, shareholders of OSB Financial who properly exercise their dissenters’ rights and receive solely cash for their shares of OSB Financial common stock will recognize gain or loss on the exchange in an amount equal to the difference between the amount of cash received and the shareholder’s tax basis in the OSB Financial shares surrendered in exchange therefor. In general, this gain or loss will be capital gain or capital loss if the shareholder of OSB Financial held his, her or its shares of OSB Financial common stock as a capital asset within the meaning of Section 1221 of the Code as of the date of the exchange. The capital gain or capital loss recognized will be long-term capital gain or long-term capital loss if, as of the effective date of the merger, the shareholder’s holding period in the shares of OSB Financial common stock surrendered exceeds one year. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, a United States person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to Medicare tax on its net investment income. For individuals, the tax is 3.8% of the lesser of (1) “net investment income” for the relevant taxable year and (2) the excess of the modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). For an estate or trust, the tax is 3.8% of the lesser of (1) undistributed “net investment income” for the relevant taxable year or (2) the excess of the adjusted gross income for the taxable year over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. A taxpayer’s net investment income will generally include its gross dividend income with respect to and its net gains from the disposition of common stock, unless such dividend payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A taxpayer’s net investment income will also include their allocable income from an S corporation if the trade or business of the S corporation is treated as a passive activity (within the meaning of Section 469 of the Code) with respect to such taxpayer. In general, if the trade or business of OSB Financial is treated as a passive activity (as determined in accordance with the passive loss rules of Section 469 of the Code) with respect to you, then gains or losses allocated to you with respect to the deemed sale of the assets of Orange Savings Bank, SSB pursuant to the asset sale and the merger will be included as part of your net investment income for the taxable year that the merger occurs. However, if the trade or business of OSB Financial is treated as an active activity and not as a passive activity (as determined in accordance with the passive loss rules of Section 469 of the Code) with respect to you, then the gains or losses allocated to you with respect to the deemed sale of the assets of Orange Savings Bank, SSB pursuant to the asset sale and the merger will only be included as part of your net investment income for the taxable year that the asset sale and the merger occur to the extent that such gains or losses were not incurred in connection with the active trade or business of OSB Financial. The rules for calculating the amount of federal income tax that will be imposed under these rules on a taxpayer with respect to their ownership of the stock of an S corporation are complex and will depend on the specific tax circumstances of the taxpayer. Accordingly, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your ownership and disposition of shares of OSB Financial common stock, including, without limitation, with respect to your allocable portion of gains and losses recognized as a result of the asset sale and the merger and as the result of the receipt of shares of First Financial common stock and/or cash from OSB Financial with respect to or in exchange for your shares of OSB Financial common stock.

Information Reporting and Backup Withholding

Your allocable portion of the gains and losses recognized by OSB Financial as a result of the asset sale and the merger will be included on your Schedule K-1 that you receive from OSB Financial, along with your allocable portion of other income, gain, loss, deduction, or credit from OSB Financial for the taxable year ending December 31, 2013. In addition, if any portion of the distribution of the shares of First Financial common stock and cash by OSB Financial to its shareholders is treated as the distribution of a dividend for federal income tax purposes, then OSB Financial will report that portion of the distribution to the Internal Revenue Service on Form 1099-DIV and will send a copy of such form to you.

You may be subject, under certain circumstances, to backup withholding (currently at a rate of 28%) on the amounts you receive as a distribution from OSB Financial after the asset sale and the merger or the cash payment that you receive in exchange for your shares of OSB Financial Services common stock as a result of your properly exercising your dissenter’s rights. You generally will not be subject to backup withholding, however, if you:

•

furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on Internal Revenue Service Form W-9 and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that you timely furnish the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Shareholders of OSB Financial are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Accounting Treatment

The asset sale will be accounted for under the purchase method of accounting under accounting principles generally accepted in the United States of America. Under this method, Orange Savings Bank, SSB’s assets and liabilities as of the date of the asset sale will be recorded at their respective fair values. Any difference between the purchase price for Orange Savings Bank, SSB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the asset sale will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Financial in connection with the asset sale will be amortized to expense in accordance with such rules. The consolidated financial statements of First Financial issued after the asset sale and the merger will reflect the results attributable to the acquired operations of Orange Savings Bank, SSB beginning on the date of completion of the asset sale and the merger.

Restrictions on Resales of First Financial Common Stock Received in the Asset Sale

The shares of First Financial common stock issued in the asset sale will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares of First Financial common stock issued to any OSB Financial shareholder who may be deemed to be an “affiliate” of First Financial after completion of the merger. “Affiliates” generally are defined as persons or entities who control, are controlled by or are under common control with First Financial at or after the effective time of the merger and generally include executive officers, directors and beneficial owners of 10% or more of the common stock of First Financial. OSB Financial shareholders who are not affiliates of First Financial after the completion of the asset sale may sell their shares of First Financial common stock distributed from OSB Financial at any time.

To the knowledge of OSB Financial, no person will be deemed to be an affiliate of First Financial upon completion of the asset sale. OSB Financial shareholders who become affiliates of First Financial after completion of the asset sale will be subject to the volume and sale limitations of Rule 144 under the Securities Act of 1933, as amended, until they are no longer affiliates of First Financial. This proxy statement/prospectus does not cover resales of First Financial common stock received by any person upon completion of the asset sale, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Regulatory Approvals Required for the Asset Sale and the Merger

The asset sale and the merger must be approved by the Federal Reserve, unless such approval is waived by the Federal Reserve. On February 26, 2013, First Financial filed the required documentation with the Federal Reserve Bank of Dallas to request a waiver of the Federal Reserve’s approval under the BHC Act. On March 8, 2013, the Federal Reserve notified First Financial that it had waived the approval requirements under the BHC Act, subject to approval of the merger by the OCC.

In addition, the asset sale and the merger require the approval of the OCC. We expect to obtain all necessary regulatory approvals, although we cannot be certain if or when we will obtain them. On February 25, 2013, First Financial Bank and Orange Savings Bank, SSB filed an application with the OCC to obtain approval of the asset sale and the merger. The U.S. Department of Justice will have between 15 and 30 days following approval by the OCC to challenge the approval on antitrust grounds. While OSB Financial and First Financial do not know of any reason that the Department of Justice would challenge regulatory approval by the OCC and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

The asset sale and the merger cannot proceed in the absence of these required regulatory approvals. The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the asset sale and the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed transaction.

We cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the terms thereof or the absence of any litigation challenging them. Likewise, we cannot assure you that the Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge.

First Financial and OSB Financial are not aware of any material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described in this proxy statement/prospectus. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. However, the parties cannot assure you that any of these additional approvals or actions will be obtained.

Although the approval of the TDSML is not required for the asset sale or the merger, a copy of the application filed with the OCC was filed with the TDSML in February 2013. On March 5, 2013, the TDSML notified Orange Savings Bank, SSB that it had no supervisory objection to the asset sale or the merger and that it consents to the transaction, subject to receipt of a certified copy of the minutes of the shareholders of the Bank approving the merger agreement, a copy of the OCC’s letter approving the asset sale and the merger, and a copy of the publisher’s certificate for the publication of the legal notices required by federal law.

Dissenters’ Rights of OSB Financial Shareholders

General. If you hold one or more shares of OSB Financial common stock, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the asset sale and have the appraised fair value of your shares of OSB Financial common stock paid to you in cash. The appraised fair value may be more or less than the value of the shares of First Financial common stock and cash being paid in the asset sale in exchange for the common stock of Orange Savings Bank, SSB. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code, which are attached to this proxy statement/prospectus as Appendix C, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent. To be eligible to exercise your right to dissent to the asset sale:

•

you must, prior to the OSB Financial special meeting, provide OSB Financial with a written objection to the merger that states that you intend to exercise your right to dissent if the merger agreement is approved and the asset sale is completed and that provides an address to which OSB Financial may send a notice if the asset sale is completed;

•	you must vote your shares of OSB Financial common stock against approval of the merger agreement at the special meeting in person or by proxy; and

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you must, not later than the 20th day after OSB Financial sends you notice that the asset sale was completed, provide OSB Financial with (1) a written demand for payment that states the number and class of shares of OSB Financial capital stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent and (2) your certificates representing OSB Financial common stock.

If you intend to dissent from the asset sale, you should send the notice to:

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77630

Attention: President and Secretary

If you fail to vote your shares of OSB Financial common stock at the special meeting against the approval of the asset sale and the merger agreement, you will lose your right to dissent from the asset sale. You will instead receive the distribution authorized by the board of directors of OSB Financial following consummation of the asset sale. If you comply with the first two items above and the asset sale is completed, OSB Financial will send you a written notice advising you that the asset sale has been completed. OSB Financial must deliver this notice to you within ten days after the asset sale is completed.

Your Demand for Payment. If you wish to receive the fair value of your shares of OSB Financial common stock in cash, you must, within 20 days of the date the notice was delivered or mailed to you by OSB Financial, send a written demand to OSB Financial for payment of the fair value of your shares of OSB Financial common stock. The fair value of your shares of OSB Financial common stock will be the value of the shares on the day immediately preceding the asset sale, excluding any appreciation or depreciation in anticipation of the asset sale. Your written demand and any notice addressed to OSB Financial must be sent to:

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77630

Attention: President and Secretary

Your written demand must state how many shares of OSB Financial common stock you own and your estimate of the fair value of your shares of OSB Financial common stock. If you fail to send this written demand to OSB Financial within 20 days of OSB Financial’s delivery or mailing of your notice, you will be bound by the merger and you will not be entitled to receive a cash payment representing the fair value of your shares of OSB Financial common stock. Instead, you will receive shares of First Financial common stock and cash authorized by OSB Financial’s board of directors to be distributed to OSB Financial’s shareholders.

OSB Financial’s Actions Upon Receipt of Your Demand for Payment. Within 20 days after OSB Financial receives your demand for payment and your estimate of the fair value of your shares of OSB Financial common stock, OSB Financial must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If OSB Financial accepts your estimate, OSB Financial will notify you that it will pay the amount of your estimated fair value within 90 days of the asset sale being completed. OSB Financial will make this payment to you only if you have surrendered the share certificates representing your shares of OSB Financial common stock, duly endorsed for transfer, to OSB Financial.

If OSB Financial does not accept your estimate, OSB Financial will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within 120 days of the asset sale being completed, which you may accept within 90 days or decline.

Payment of the Fair Value of Your Shares of OSB Financial Common Stock Upon Agreement of an Estimate. If you and OSB Financial have reached an agreement on the fair value of your shares of OSB Financial common stock within 90 days after the asset sale is completed, OSB Financial must pay you the agreed amount within 120 days after the merger is completed, provided that you have surrendered the share certificates representing your shares of OSB Financial common stock, duly endorsed for transfer, to OSB Financial.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled. If you and OSB Financial have not reached an agreement as to the fair market value of your shares of OSB Financial common stock within 90 days after the asset sale is completed, you or OSB Financial may, within 60 days after the expiration of the 90 day period, commence proceedings in Orange County, Texas, asking the court to determine the fair value of your shares of OSB Financial common stock. The court will determine if you have complied with the dissent provisions and if you have become entitled to a valuation of and payment for your shares of OSB Financial common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and OSB Financial may address the court about the report. The court will determine the fair value of your shares and direct OSB Financial to pay that amount, plus interest, which will begin to accrue 91 days after the asset sale is completed.

Rights as a Shareholder. If you have made a written demand on OSB Financial for payment of the fair value of your shares of OSB Financial common stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the asset sale would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the asset sale.

Withdrawal of Demand. If you have made a written demand on OSB Financial for payment of the fair value of your OSB Financial common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the merger and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

Income Tax Consequences. See “Proposal 1: Approval of Asset Sale and Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” on page 51 for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to approve the asset sale and the merger agreement at the time of the special meeting, the special meeting will be adjourned or postponed to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received at the time of the meeting to be voted for an adjournment, if necessary, the voting representatives and board of directors of OSB Financial are submitting the question of adjournment/postponement to the OSB Financial shareholders as a separate matter for their consideration. The voting representatives and the board of directors of OSB Financial recommend that its shareholders vote FOR the adjournment/postponement proposal. If it is necessary to adjourn or postpone the special meeting, no notice of such adjourned or postponed meeting is required to be given to OSB Financial’s shareholders.

The board of directors of OSB Financial recommends that you vote FOR approval of this proposal.

COMPARISON OF RIGHTS OF SHAREHOLDERS

OF OSB FINANCIAL AND FIRST FINANCIAL

The rights of shareholders of OSB Financial under the certificate of formation and bylaws of OSB Financial will differ in some respects from the rights that shareholders of OSB Financial will have as shareholders of First Financial under the certificate of formation and bylaws of First Financial. Copies of First Financial’s certificate of formation and bylaws have been previously filed by First Financial with the SEC. Copies of OSB Financial’s certificate of formation and bylaws are available upon written request from OSB Financial

Certain differences between the provisions contained in the certificate of formation and bylaws of OSB Financial, and the certificate of formation and bylaws of First Financial, as such differences may affect the rights of shareholders, are summarized below. The summary set forth below is not intended to be complete and is qualified by reference to Texas law and, the certificate of formation and bylaws of OSB Financial and the certificate of formation and bylaws of First Financial.

Summary of Material Differences Between Current Rights of

Shareholders of OSB Financial and Rights Those Persons

Will Have as Shareholders of First Financial

	OSB Financial	First Financial
Capitalization:	The certificate of formation of OSB Financial authorizes the issuance of up to 1,000,000 shares of common stock, par value $1.00 per share.	The certificate of formation of First Financial authorizes the issuance of up to 80,000,000 shares of common stock, par value $.01 per share.

Corporate Governance:	The rights of OSB Financial shareholders are currently governed by Texas law and the certificate of formation and bylaws of OSB Financial Following the completion of the asset sale, the rights of OSB Financial shareholders who become First Financial shareholders will be governed by Texas law and the certificate of formation and bylaws of First Financial.	The rights of First Financial shareholders are governed by Texas law and the certificate of formation and bylaws of First Financial.

Convertibility of Stock:	OSB Financial common stock is not convertible into any other securities of OSB Financial	First Financial common stock is not convertible into any other securities of First Financial.

Preemptive Rights:	The certificate of formation of OSB Financial provides shareholders with a preemptive right to acquire additional, unissued, or treasury shares of OSB Financial or securities of OSB Financial convertible into shares.	The certificate of formation of First Financial denies preemptive rights.

	OSB Financial	First Financial
Election of Directors:

Under Texas law, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the certificate of formation or the bylaws of a corporation. The bylaws of OSB Financial provide that directors are elected by a majority of the votes cast by shareholders.

Shareholders of OSB Financial are not permitted to cumulate their votes in the election of directors. Each shareholder of OSB Financial common stock has the right to vote the number of voting shares owned by him.

Directors of OSB Financial are elected at each annual meeting and hold office until their successor is elected and qualified. This means that the entire board is elected at each special meeting of shareholders.

Directors of First Financial are elected by a majority of the votes cast by the holders entitled to vote at the meeting. First Financial shareholders are not permitted to cumulate their votes in the election of directors. Each share of First Financial stock has one vote for each nominee for director.

If the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the voting power of the shares entitled to vote who are present, in person or by proxy, at any such meeting and entitled to vote on the election of directors.

A majority of the votes cast means that the number of shares voted “for” a proposal, including the election of directors, must exceed the number of shares voted “against,” or “withheld” for, that proposal, and an abstention shall not constitute a vote cast. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, any vacancies may be filled by an election as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in the bylaws.

Removal of Directors and Board Vacancies:	Texas law allows and OSB Financial’s bylaws provide that at any meeting of OSB Financial’s shareholders, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.	First Financial’s bylaws provide that at any meeting of First Financial’s shareholders, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

	OSB Financial	First Financial

Any vacancies existing in the board of directors of OSB Financial may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

A directorship to be filled by reason of an increase in the number of directors either may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders or may be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Any vacancies existing in the board of directors of First Financial may be filled by election at an annual or special meeting of the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

A directorship to be filled by reason of an increase in the number of directors either may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders or may be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Vote Required for Certain Shareholder Actions:	Texas law provides that on matters other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to the matter, will be the act of the shareholders, unless the vote of a greater number is required by law, the certificate of formation or the bylaws. Under Texas law, a corporation’s certificate of formation or bylaws may provide that the affirmative vote of the holders of a specified portion of the shares, not less than a majority, entitled to vote on the matter will be the act of the shareholders, rather than the specified portion of shares required under Texas law.	First Financial’s bylaws provide that if a quorum exists, action on any matter, including the election of directors, by a voting group shall be approved by the affirmative vote of a majority of the votes cast, unless the certificate of formation, bylaws or applicable law require a greater number of affirmative votes. The bylaws also provide that a majority of the votes cast means that the number of shares voted “for” a proposal, including the election of directors, must exceed the number of shares voted “against,” or “withheld” for, that proposal, and an abstention shall not constitute a vote cast.

	OSB Financial	First Financial

Under Texas law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction.

OSB Financial’s bylaws provide that the vote of the holders of a majority of shares entitled to vote and thus represented at a meeting at which a quorum is present will be the act of the shareholders’ meeting, unless the vote of a greater or lesser number is required by express provision of the applicable statute or the certificate of formation.

Amendment of Certificate of Formation and Bylaws:

Under Texas law, a corporation’s certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of formation.

OSB Financial’s certificate of formation does not provide for a different number of outstanding shares required to amend the certificate of formation.

Under Texas law, unless a corporation’s certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation’s shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

First Financial’s certificate of formation do not provide for a different number of outstanding shares required to amend the certificate of formation.

First Financial’s bylaws provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the board of directors, subject to repeal or change by the affirmative vote of a majority of the shareholders.

	OSB Financial	First Financial

OSB Financial’s bylaws provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the board of directors, subject to repeal or change by the affirmative vote of a majority of the shareholders.

Shareholder Actions Without a Meeting:

Under Texas law, shareholders may act without a meeting if a written consent is signed by all of the shareholders entitled to vote on the matter, unless the corporation’s certificate of formation allows less than unanimous consent (but not less that the number of votes necessary to take the action at the meeting).

The certificate of formation of OSB Financial provides for less than unanimous written consent when shareholder action is taken without a meeting.

First Financial’s certificate of formation does not provide for less than unanimous consent when shareholder action is taken without a meeting, and therefore, no action may be taken by written consent unless all shareholders agree.

Special Meetings of Shareholders:

Under Texas law, special meetings of the shareholders of a corporation may be called by the president, by the board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote, or if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

OSB Financial’s bylaws provide that special meetings of the shareholders may be called by the president, the board of directors or by the holders of not less than 10% of all shares entitled to vote at the special meeting.

First Financial’s certificate of formation and bylaws provide that special meetings of the shareholders may be called only by the chairman of the board joined by at least three members of the board of directors, or a majority of the board of directors, and shall be called by the chairman of the board or Secretary at the request in writing of shareholders owning not less than 20% of the issued and outstanding shares of First Financial entitled to vote at such meeting.

	OSB Financial	First Financial
Nomination of Directors:	Neither OSB Financial’s certificate of formation nor its bylaws contain express provisions regarding the nomination of directors.	Nominations for election to the First Financial board of directors may be made by the board of directors or by any shareholder entitled to vote in the election of directors, provided the shareholder gives timely written notice of such intention. To be timely, notice given in the context of an annual meeting of shareholders must be received by First Financial not less than 120 days nor more than 150 days in advance of the first anniversary of the preceding year’s annual meeting.

Shareholder Proposal of Business:	OSB Financial’s bylaws provide that all proposals of shareholders intended to be presented at the annual meeting of shareholders must be received by the corporation at its principal offices no later than 90 days prior to the date of the next annual shareholders’ meeting of each year, in order to be considered for inclusion in the proxy statement and form of proxy for the next annual meeting.	Proposals for business to be brought before an annual shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in such meeting. If a proposal is made by a shareholder, the shareholder must give timely written notice. To be timely, notice must be received by First Financial not less than 90 nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting.

Indemnification; Limitation of Director Liability:	Under Texas law, a corporation must indemnify a director or former director for his service at the corporation and for service at the corporation as a representative of at another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification.

First Financial’s certificate of formation and bylaws provide for mandatory indemnification to the fullest extent allowed by Texas law for all former or present directors or officers and all persons who were serving at the request of First Financial as a director, officer, or agent of another entity.

First Financial’s certificate of formation and bylaws provide that the corporation shall have the power to purchase and maintain insurance on behalf of the directors against any liability incurred by directors in such a capacity or arising out of such person’s status.

OSB Financial	First Financial

Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.

OSB Financial’s bylaws and certificate of formation provide that the corporation must indemnify any current or former director or officer of OSB Financial or, while serving as a director or officer of OSB Financial, a current or former officer partner, venturer, proprietor, trustee, employee, or agent at another entity against various liabilities and expenses actually and reasonably incurred by or imposed on him in connection with any pending, threatened or ongoing proceeding or action related to his corporate service to the fullest extent authorized by law. OSB Financial must pay expenses of the indemnified person in advance of the final disposition of a proceeding to the maximum extent allowed by law.

OSB Financial may purchase and maintain insurance on behalf of indemnified persons against any liability asserted against and incurred by him in such capacity or arising out of such status.

The OSB Financial certificate of formation provide for the limitation of director liability to the fullest extent permitted by Texas law.

TEXAS ANTI-TAKEOVER STATUTES

First Financial is subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the Texas Business Organizations Code (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the Affiliated Shareholder became an Affiliated Shareholder.

The affiliated business combinations provisions of the Texas Business Organizations Code are not applicable to:

•	the business combination of a corporation:

(a)	where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the Texas Business Organizations Code;

(b)	that adopted an amendment to its certificate of formation or bylaws before December 31, 1997, expressly electing not to be governed by the affiliated business combinations provisions of the Texas Business Organizations Code; or

(c)	that adopts an amendment to its certificate of formation or bylaws after December 31, 1997, by the affirmative vote of the holders, other than Affiliated Shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the Texas Business Organizations Code;

•	a business combination of a corporation with an Affiliated Shareholder that became an Affiliated Shareholder inadvertently, if the Affiliated Shareholder:

(a)	as soon as practicable divests itself of enough shares to no longer be an Affiliated Shareholder; and

(b)	would not at any time within the three-year period preceding the announcement of the business combination have been an Affiliated Shareholder but for the inadvertent acquisition;

•

a business combination with an Affiliated Shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

•

a business combination with an Affiliated Shareholder who became an Affiliated Shareholder through a transfer of shares of the corporation by will or intestate succession and continuously was such an Affiliated Shareholder until the announcement date of the business combination; or

•

a business combination of a corporation with a wholly owned subsidiary if the subsidiary is not an affiliate or associate of the Affiliated Shareholder other than by reason of the Affiliated Shareholder’s beneficial ownership of the voting shares of the corporation.

Neither First Financial’s certificate of formation nor its bylaws contain any provision expressly providing that First Financial will not be subject to the affiliated business combinations provisions of the Texas Business Organizations Code. The affiliated business combinations provisions of the Texas Business Organizations Code may have the effect of inhibiting a non-negotiated merger or other business combination involving First Financial, even if such event(s) would be beneficial to the shareholders of First Financial.

BUSINESS OF OSB FINANCIAL SERVICES, INC.

General

OSB Financial was incorporated as a Texas corporation in September 2000 to serve as a bank holding company for Orange Savings Bank, SSB. OSB Financial does not, as an entity, engage in separate business activities of a material nature apart from the activities it performs for Orange Savings Bank, SSB. Its primary activities are to provide assistance in the management and coordination of Orange Savings Bank, SSB’s financial resources. OSB Financial has no significant assets other than all of the outstanding common stock of Orange Savings Bank, SSB. OSB Financial derives its revenues primarily from the operations of Orange Savings Bank, SSB in the form of dividends received from Orange Savings Bank, SSB.

As a bank holding company, OSB Financial is subject to supervision and regulation by the Federal Reserve in accordance with the requirements set forth in the BHC Act and by the rules and regulations issued by the Federal Reserve.

As of December 31, 2012, OSB Financial had, on a consolidated basis, total assets of $442.8 million, total deposits of $381.1 million, total loans (net of unearned discount and allowance for loan losses) of $292.9 million, and total shareholders’ equity of $33.3 million. OSB Financial does not file reports with the SEC. OSB Financial does, however, voluntarily provide annual reports, including audited financial statements, to its shareholders in connection with its annual meeting.

Orange Savings Bank, SSB

Orange Savings Bank, SSB is a state savings bank organized under the laws of the State of Texas. Orange Savings Bank, SSB commenced business on May 17, 1954, and conducts general commercial, mortgage and consumer banking business. Orange Savings Bank, SSB received its charter from and is regulated by the TDSML and the FDIC. Orange Savings Bank, SSB’s deposit accounts are insured up to the applicable legal limits by the FDIC. Orange Savings Bank, SSB’s main and principal executive offices are located at 812 North 16th Street, Orange, Texas 77630. Orange Savings Bank, SSB also maintains five branch offices in the following Texas communities: Vidor, Mauriceville, Newton, Port Arthur and McLewis.

Orange Savings Bank, SSB currently has six banking offices in Texas providing services to customers in the Orange, Jefferson and Newton Counties.

Orange Savings Bank, SSB offers a broad range of banking services, including personal and business checking accounts and various types of interest-bearing deposit accounts, including interest-bearing checking, money market, savings, IRA, and time certificates of deposits. In addition, Orange Savings Bank, SSB has developed a niche in mortgage lending and is the leading originator of residential mortgages in Orange County and consistently ranks among the top three originators in contiguous Jefferson County. Loan products include consumer installment (primarily automobile loans), home equity loans, single-family residential construction loans, on both an owner-occupied and a non-owner basis, single family residential tract loans, commercial construction and permanent loans for office, retail and industrial buildings for owner-occupancy, investment and re-sale, commercial lines of credit, term loans and letters of credit for local businesses.

Orange Savings Bank, SSB funds its lending activities primarily from the core deposit base. Orange Savings Bank, SSB obtains deposits from the local market with no material portion (in excess of 10% of total deposits) dependent upon any one person or entity.

Orange Savings Bank, SSB also offers safe deposit boxes, debit cards services, merchant credit card services, notary services, traveler’s checks, note collection, wire transfer services, cashier’s checks, telephone banking, Internet banking, direct deposit, and automatic transfers between accounts. Orange Savings Bank, SSB has ATMs at each of its locations and offers nationwide ATM access.

OSB Financial, as the parent of Orange Savings Bank, SSB, has no operations and conducts no business of its own other than owning Orange Savings Bank, SSB, and OSB Statutory Trust II. Accordingly, the discussion of the business which follows concerns the business conducted by Orange Savings Bank, SSB, unless otherwise indicated.

In June 2012, the Orange Savings Bank, SSB established OSB Real Estate Holdings, Inc. as a subsidiary in order to hold other real estate properties owned in a structure to mitigate risk to the overall organization.

Orange Savings Bank, SSB’s Business Strategy

Orange Savings Bank SSB’s business strategy is to:

•

to be a market leader in the origination and servicing of 1-4 family mortgage loans in Southeast Texas by providing competitive products and unique start to finish personalized service from highly trained local personnel;

•

cater to small and medium sized businesses, executives, professionals and members of the local community with personalized service which have become less available due to consolidation in the banking industry;

•	build the deposit base and loan portfolio through relationship banking that is attentive to the needs of customers;

•	drive the core operational success of the bank through incentive-driven initiatives designed to engage employees and promote a positive culture throughout the organization; and

•

continually investigate products and services to attain a competitive advantage over others in the banking industry. In this way, management positions Orange Savings Bank, SSB to offer those products and services requested by its customers ahead of its competition.

Internal Growth

The internal growth strategy is primarily focused on relationship banking which means developing a personalized package of financial services and providing superior service to customers. By focusing on customer relationships, Orange Savings Bank, SSB believes that it fills a niche neglected by the larger banks.

Orange Savings Bank, SSB’s target market consists of small businesses, executives, professionals and residents in primarily Orange, Newton and Jefferson Counties. It has hired, and will continue to hire, highly motivated and well-compensated business development officers to generate significant deposit relationships. Orange Savings Bank, SSB’s objective is to retain the most effective business development team of any community bank in Southeast Texas and to support them with quality financial products and exceptional customer service. In addition, it has focused on selling financial products that bear a logical relationship to each other, such as money market and time deposits. Orange Savings Bank, SSB believes that its internal growth strategy sets it apart from other community banks in the region.

Employees

As of December 31, 2012, Orange Savings Bank, SSB employed 97 full-time equivalent employees. Part-time employees are converted to full-time equivalent employees based on the percentage of their weekly hours worked compared to 40 hours.

Competition

The banking business generally, and Orange Savings Bank, SSB’s market area specifically, is highly competitive. A number of major banks and some community banks have offices in the market area. Orange

Savings Bank, SSB currently has the dominant deposit market share in its primary market of Orange County, Texas. It is one of only two banks serving Newton County, Texas. Orange Savings Bank competes for deposits and loans principally with these other banks, finance companies and credit unions located in its market area.

Among the advantages, which the major banks have over Orange Savings Bank, SSB, is their ability to finance extensive advertising campaigns and to offer the convenience of many retail outlets. Many of the major banks operating in its service area offer services, such as trust and investment services, which Orange Savings Bank, SSB does not offer directly. In addition, these larger banks usually have substantially higher lending limits.

Legal Proceedings

Orange Savings Bank, SSB is, from time to time, subject to various pending and threatened legal actions which arise out of the normal course of its business.

As of the date of this joint proxy statement-prospectus, there are no pending material proceedings adverse to Orange Savings Bank, SSB.

BENEFICIAL OWNERSHIP OF OSB FINANCIAL COMMON STOCK BY

MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF OSB FINANCIAL

The following table sets forth certain information regarding the beneficial ownership of OSB Financial common stock as of the record date by (1) each director, the chief executive officer and the four other most-highly compensated executive officers of OSB Financial, (2) each person who is known by OSB Financial to own beneficially 5% or more of the common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of OSB Financial believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of OSB Financial

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Principal Shareholders
None other than Ross Smith listed below
Directors and Executive Officers
Darby Byrd	1,000	*
Tommy Gunn	9,600	3.50%
Stephen Lee	5,844	2.13%
Dan Mohon	4,602	1.68%
Paul Peveto	3,021	1.10%
Michael Poutra	3,905	1.42%
Walter Riedel	1,515	*
Ron Roberts	4,323	1.57%
Ross Smith	49,443	18.00%
Ruby Wimberly	1,491	*

Directors and Executive Officers as a group (10 persons)	84,744	30.85%

*	Indicates ownership which does not exceed 1.0%.
(1)	The percentage beneficially owned was calculated based on 274,668 shares of OSB Financial common stock outstanding as of March 20, 2013. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of OSB Financial common stock held by such shareholder or group and exercisable within 60 days.

BENEFICIAL OWNERSHIP OF FIRST FINANCIAL COMMON STOCK BY

MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF FIRST FINANCIAL

The following table sets forth certain information regarding the beneficial ownership of First Financial common stock as of the record date by (1) each director, the chief executive officer and the four other most-highly compensated executive officers of First Financial, (2) each person who is known by First Financial to own beneficially 5% or more of the common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of First Financial believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of First Financial.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
BlackRock, Inc.	2,586,828	(2)	8.22%
Neuberger Berman Group LLC	1,968,568	(3)	6.25%
Directors and Executive Officers
Steven L. Beal	7,250		*
Tucker S. Bridwell	133,060	(4)	*
Ronald D. Butler, II	28,749	(5)(6)	*
Joseph E. Canon	144,552	(7)	*
David Copeland	242,025	(8)	*
F. Scott Dueser	465,983	(5)(6)(9)	1.48%
Murray Edwards	71,965	(10)	*
Ron Giddiens	5,985		*
Gary S. Gragg	24,359	(5)(6)	*
J. Bruce Hildebrand, CPA	18,572	(5)(6)	*
Tim Lancaster(12)	2,849		*
Kade L. Matthews	344,224	(11)	1.09%
Johnny E. Trotter	180,571		*
Gary L. Webb	18,147	(5)(6)	*
Directors and Executive Officers as a group (14 persons)	1,658,291	(5)(6)	5.26%

*	Indicates ownership which does not exceed 1.0%.
(1)	The percentage beneficially owned was calculated based on 31,519,973 shares of First Financial common stock outstanding as of March 1, 2013. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of First Financial common stock held by such shareholder or group and exercisable within 60 days.
(2)	The address for the shareholder is 40 East 52nd Street, New York, NY 10022. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 1, 2013 by BlackRock, Inc.
(3)	The address for the shareholder is 605 Third Avenue, New York, New York 10158. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 14, 2013 by Neuberger Berman Group LLC.
(4)	Includes 104,177 shares that are owned by a private foundation for which Mr. Bridwell serves as president to which he disclaims beneficial ownership.
(5)	Includes shares indirectly owned as of March 1, 2013 through First Financial’s employee stock ownership plan portion of the profit sharing plan, which each participant has sole voting power, as follows: Mr. Dueser – 44,131, Mr. Butler – 8,046, Mr. Gragg – 5,551, Mr. Hildebrand – 2,053 and Mr. Webb – 1,760.
(6)	Includes 6,999, 6,808, 2,250 and 7,249 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2013 for Messrs. Butler, Gragg, Hildebrand and Webb, respectively. Mr. Dueser did not have any shares issuable upon exercise of options presently exercisable as of March 1, 2013.

(7)	Includes 105,000 shares that are owned by a private foundation for which Mr. Canon serves as executive director to which he disclaims beneficial ownership.
(8)	Includes 226,023 shares that are owned by trusts for which Mr. Copeland serves as trustee or co-trustee to which he disclaims beneficial ownership.
(9)	Includes 104,251 shares that are owned by a partnership for which Mr. Dueser serves as manager to which he disclaims beneficial ownership.
(10)	Includes 2,175 shares of our common stock owned by Mr. Edwards’ spouse and 618 shares that are owned by a trust for which Mr. Edwards serves as trustee and administrator to which he disclaims beneficial ownership.
(11)	Includes 169,537 shares that are owned by a private foundation for which Mr. Matthews serves as president and director to which he disclaims beneficial ownership.
(12)	Mr. Lancaster is a nominee for director, whose term will commence following the 2013 annual meeting of shareholders of First Financial, provided he is elected.

COMPARATIVE MARKET PRICES AND DIVIDEND DATA

First Financial

First Financial common stock is listed on the NASDAQ Global Select Market under the symbol “FFIN.” Quotations of the sales volume and the closing sales prices of the common stock of First Financial are listed daily in the NASDAQ’s listings.

The following table sets forth, for the periods indicated, the high and low intra-day sales prices for the First Financial common stock as reported by the NASDAQ Global Select Market and the cash dividends declared per share:

		High	Low	Cash Dividends Per Share
2011	First Quarter	$35.55	$32.00	$0.23
	Second Quarter	37.16	32.16	0.24
	Third Quarter	37.90	24.56	0.24
	Fourth Quarter	34.19	25.01	0.24

2012	First Quarter	$37.25	$33.07	$0.24
	Second Quarter	36.18	30.50	0.25
	Third Quarter	37.00	33.49	0.25
	Fourth Quarter	41.45	34.66	0.25

2013	First Quarter(1)

(1)	Through [ ], 2013.

OSB Financial shareholders are advised to obtain the current stock quotation for First Financial common stock. The market price of First Financial common stock will fluctuate from the date of this proxy statement/prospectus to the date of completion of the asset sale. Because the number of shares of First Financial common stock to be issued in the asset sale is fixed, the value of the total consideration that OSB Financial will receive will fluctuate based on the market price of the First Financial common stock. Further, the cash portion of the merger consideration is subject to decrease based on the equity capital of Orange Savings Bank, SSB. Accordingly, you will not know the exact amount of cash or the value of the stock portion of the consideration that OSB Financial will receive in connection with the asset sale merger nor will you know the value of the distribution of the consideration to OSB Financial shareholders following the completion of the asset sale when you vote on the merger agreement.

After the asset sale, First Financial currently expects to pay (when, as and if declared by First Financial’s board of directors out of funds legally available for that purpose) regular quarterly cash dividends. While First Financial currently pays dividends on its common stock, there is no assurance that it will continue to pay dividends in the future. Future dividends on First Financial common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of First Financial.

As a holding company, First Financial is ultimately dependent upon its subsidiaries to provide funding for its operating expenses, debt service and dividends. Various banking laws applicable to First Financial Bank, N.A. limit the payment of dividends and other distributions by First Financial Bank, N.A. to First Financial, and may therefore limit First Financial’s ability to pay dividends on its common stock. Regulatory authorities could impose administratively stricter limitations on the ability of First Financial Bank to pay dividends to First Financial if such limits were deemed appropriate to preserve certain capital adequacy requirements.

OSB Financial

There is no established public trading market for the common stock of OSB Financial, and no market for OSB Financial’s common stock is expected to develop if the merger does not occur. No registered broker/dealer makes a market in OSB Financial’s common stock, and OSB Financial’s common stock is not listed or quoted on any stock exchange or automated quotation system. OSB Financial acts as the transfer agent and registrar for its own shares. As of the record date, there were approximately 76 holders of OSB Financial’s common stock.

OSB Financial becomes aware of trades of shares as transfer agent of its common stock and sometimes the prices at which these trades are made. The following table sets forth the high and low sales prices (to the extent known to management of OSB Financial) for trades of its common stock for the periods shown:

		High	Low	Number of Trades	Number of Shares Traded
2011	First Quarter	—	—	—	—
	Second Quarter	—	—	—	—
	Third Quarter	—	—	—	—
	Fourth Quarter	$80	$106.41	2	11,146

2012	First Quarter	$100	$100	2	3,000
	Second Quarter	$100	$100	1	4,500
	Third Quarter	—	—	—	—
	Fourth Quarter	—	—	—	—

2013	First Quarter	—	—	—	—

The most recent trade of OSB Financial’s common stock occurred on May 4, 2012, when 4,500 shares were traded at a price of $100 per share. There have been other limited transfers of OSB Financial’s common stock that are not reflected in the table above which were excluded as they were transferred between related parties (as gifts or to trusts or estates). Because of limited trading, the prices described above may not be representative of the actual or fair value of OSB Financial’s common stock.

OSB Financial is not obligated to register its common stock or, upon any registration, to create a market for its stock.

For the year ended December 31, 2011, OSB Financial paid quarterly dividends as follows:

Date Paid	Amount of Dividend Per Share	Total Dividend Amount
February 4, 2011	$0.50	$137,334
April 26, 2011	$0.50	$137,334
August 12, 2011	$0.50	$137,334
November 7, 2011	$0.50	$137,334

For the year ended December 31, 2012, OSB Financial paid quarterly dividends as follows:

Date Paid	Amount of Dividend Per Share	Total Dividend Amount
March 8, 2012	$2.00	$549,336
June 14, 2012	$0.50	$137,334
August 28, 2012	$0.50	$137,334

OSB Financial’s shareholders are entitled to receive dividends out of legally available funds as and when declared by OSB Financial’s board of directors, in its sole discretion. As a Texas corporation, OSB Financial is subject to certain restrictions on dividends under the Texas Business Organizations Code. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the corporation is insolvent or the payment of the dividend would render the corporation insolvent.

OSB Financial does not engage in separate business activities of a material nature. As a result, OSB Financial’s ability to pay dividends depends upon the dividends received from Orange Savings Bank, SSB. As a Texas-chartered savings bank, Orange Savings Bank, SSB’s ability to pay dividends is restricted by certain laws and regulations. Under the Texas Finance Code, Orange Savings Bank, SSB generally may not pay a dividend that would reduce its capital or surplus without the prior approval of the Texas Savings and Mortgage Lending Commissioner. All dividends must be paid out of net profits then on hand, after deducting expenses, including losses and provisions for loan losses.

In addition to Texas law restrictions on Orange Savings Bank, SSB’s ability to pay dividends, under the Federal Deposit Insurance Corporation Improvement Act, Orange Savings Bank, SSB may not pay any dividend if the payment of the dividend would cause Orange Savings Bank, SSB to become undercapitalized or if Orange Savings Bank, SSB is “undercapitalized.” The FDIC may further restrict the payment of dividends by requiring that Orange Savings Bank, SSB maintain a higher level of capital than would otherwise be required to be “adequately capitalized” for regulatory purposes. Moreover, if, in the opinion of the FDIC, Orange Savings Bank, SSB is engaged in an unsound practice (which could include the payment of dividends), the FDIC may require, generally after notice and hearing, that Orange Savings Bank, SSB cease such practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe banking practice. Moreover, the FDIC has also issued policy statements providing that insured depository institutions generally should pay dividends only out of current operating earnings. Under regulatory capital guidelines, Orange Savings Bank, SSB must maintain a Tier 1 capital to adjusted total assets ratio of at least 4.0%, a Tier 1 capital to risk weighted assets ratio of at least 4.0%, and a total risk based capital to risk weighted assets ratio of at least 8.0%. As of December 31, 2012, Orange Savings Bank, SSB had a ratio of Tier 1 capital to adjusted total assets of 9.49%, a ratio of Tier 1 capital to risk-weighted assets of 14.22%, and a ratio of total risk based capital to risk-weighted assets of 15.26%. As of that date, Orange Savings Bank, SSB had $21,061,586 above the minimum capital requirements.

DESCRIPTION OF FIRST FINANCIAL CAPITAL STOCK

General

First Financial has authorized 80,000,000 shares of First Financial common stock, par value $.01 per share, 31,502,907 shares of which are outstanding as of February 22, 2013. The following summary is qualified in its entirety by reference to the certificate of formation and bylaws of First Financial.

First Financial common stock

The holders of First Financial common stock are entitled to one vote for each share of First Financial common stock owned. Holders of First Financial common stock may not cumulate their votes for the election of directors. Holders of First Financial common stock do not have preemptive rights to acquire any additional, unissued or treasury shares of First Financial, or securities of First Financial convertible into or carrying a right to subscribe to or acquire shares of First Financial.

Holders of First Financial common stock will be entitled to receive dividends out of funds legally available therefor, if and when properly declared by the First Financial board. On liquidation of First Financial, the holders of First Financial common stock are entitled to share pro rata in any distribution of the assets of First Financial after all other indebtedness of First Financial has been retired.

EXPERTS

The consolidated financial statements of First Financial Bankshares, Inc. appearing in First Financial Bankshares, Inc. Annual Report (Form 10-K) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of First Financial common stock to be issued by First Financial in connection with the asset sale will be passed upon by Hunton & Williams LLP, Dallas, Texas. Certain legal matters with respect to the asset sale will be passed upon for OSB Financial by Larry E. Temple, Esq., Austin, Texas

OTHER MATTERS

As of the date of this proxy statement/prospectus, the board of directors of OSB Financial knows of no matters that will be presented for consideration at the special meeting of shareholders other than as described in this proxy statement/prospectus. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof, it is intended that the proxies will act in accordance with their best judgment unless otherwise indicated in the appropriate box on the proxy.

WHERE YOU CAN FIND MORE INFORMATION

First Financial files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers, like First Financial, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows First Financial to “incorporate by reference” information in this proxy statement/prospectus. This means that First Financial can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that First Financial incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that First Financial files with the SEC will automatically update and supersede the information First Financial included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that First Financial has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.

First Financial SEC Filings (File Number: 000-07674)

•	Proxy Statement for Annual Meeting filed on March 1, 2013;

•	Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 22, 2013;

•	Current Reports on Form 8-K filed on January 25 and February 26, 2013; and

•

The description of First Financial’s common stock, par value $.01 per share, contained in First Financial’s Registration Statements on Form 8-A dated January 7, 1994 and November 21, 1995, including any amendment or report filed with the SEC for the purpose of updating such description.

First Financial also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Documents incorporated by reference are available from First Financial without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from First Financial at the following address:

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Attention: J. Bruce Hildebrand,

Executive Vice President and

Chief Financial Officer

Telephone: (325) 625-7155

To obtain timely delivery, you must make a written or oral request for a copy of such information by [                    ], 2013.

First Financial has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to the First Financial common stock to be issued to shareholders of OSB Financial in the merger. This proxy statement/prospectus constitutes the prospectus of First Financial filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

You should rely only on the information contained in this proxy statement/prospectus. Neither First Financial nor OSB Financial has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date. OSB Financial has supplied all of the information about OSB Financial and Orange Savings Bank, SSB contained in this proxy statement/prospectus and First Financial has supplied all of the information contained in this proxy statement/prospectus about First Financial and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Appendix A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

FIRST FINANCIAL BANKSHARES, INC.

ABILENE, TEXAS

FIRST FINANCIAL BANK, N.A.

ABILENE, TEXAS

OSB FINANCIAL SERVICES, INC.

ORANGE, TEXAS

AND

ORANGE SAVINGS BANK, SSB

ORANGE, TEXAS

Dated as of February 20, 2013

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is effective as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”) with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas.

RECITALS

WHEREAS, OSB is the holder of all of the outstanding capital stock of the Bank (the “Bank Stock”); and

WHEREAS, FFIN desires to acquire all of the Bank Stock from OSB, through the forward merger of the Bank with and into FFB, with FFB surviving, on the terms and conditions set forth below (the “Merger”);

WHEREAS, the parties desire that the Merger be treated as a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of §1361(b)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is treated as a taxable asset sale for federal and state income tax purposes;

WHEREAS, as a result of the Merger, all of the issued and outstanding shares of Bank Stock will be converted into and exchanged for cash or common shares, par value $0.01 per share, of FFIN (the “FFIN Stock”) in the manner provided for in this Agreement;

WHEREAS, the board of directors of FFIN (the “FFIN Board”), the board of directors of FFB (the “FFB Board”), the board of directors of OSB (the “OSB Board”) and the board of directors of the Bank (the “Bank Board”) have each approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution hereof;

WHEREAS, OSB, the Bank, FFIN and FFB desire to enter into this Agreement for the purposes specified herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I

ACQUISITION OF THE BANK STOCK

Section 1.01 Merger of the Bank with and into FFB. Subject to the terms and conditions of this Agreement, OSB shall convey, assign, sell and transfer all of the Bank Stock to FFIN by means of the merger of the Bank with and into FFB, with FFB surviving (the “Merger”), on the Effective Date (as defined in Section 1.02) pursuant to the provisions of 12 U.S.C. §215a and 7 T.A.C. §75.89.

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Section 1.02 Effective Date and Effective Time. Subject to the terms and conditions of this Agreement, the Merger will be effective on the date and at the time specified in the letter certifying consummation of the Merger issued by the Office of the Comptroller of the Currency (the “OCC”). The date on which the Merger is effective is referred to herein as the “Effective Date,” and the parties will use their reasonable best efforts to cause the Closing Date (as defined in Section 2.01) to occur on the Effective Date, and the effective time of the Merger is referred to herein as the “Effective Time.”

Section 1.03 Effects of the Merger. The Merger shall have the effects set forth in 12 U.S.C. §215a and 7 T.A.C. §75.89. After the Merger, FFB shall continue as the entity resulting from the Merger (the “Resulting Bank”), and the separate corporate existence of the Bank shall cease. The name of the Resulting Bank shall be “First Financial Bank, N.A.” The existing offices and facilities of FFB immediately preceding the Merger shall be the principal offices and facilities of the Resulting Bank after the Merger and the offices and facilities of the Bank immediately before the Merger shall become established offices and facilities of the Resulting Bank after the Merger. At the Effective Time, all rights, title and interests to all real estate and other property owned by each of the Bank and FFB shall be allocated to and vested in the Resulting Bank without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of the Bank and FFB shall be allocated to the Resulting Bank, and the Resulting Bank shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either the Bank or FFB may be continued as if the Merger did not occur, or the Resulting Bank may be substituted in the proceedings.

Section 1.04 Articles of Association and Bylaws. The Articles of Association of FFB will continue in effect as the Articles of Association of the Resulting Bank until the same will be amended and changed as provided by law. The Bylaws of FFB will continue in effect as the Bylaws of the Resulting Bank until the same will be amended and changed as provided by law.

Section 1.05 Directors and Senior Executive Officers. The directors and senior executive officers of the Resulting Bank at the Effective Time will be the directors and senior executive officers of FFB at the Effective Time and each of such persons will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and Bylaws of the Resulting Bank or as otherwise provided by law.

Section 1.06 Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of FFIN, FFB, OSB or the Bank or any holder of the following securities:

(a) Each share of FFIN Stock that is issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of FFIN as of the Effective Time and shall not be affected by the Merger.

(b) Each share of FFB common stock, par value $10.00 per share, that is issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of FFB as of the Effective Time and shall not be affected by the Merger.

(c) Subject to the other provisions of this Article I, including an adjustment pursuant to Section 1.07, FFIN will deliver to OSB as full consideration for all of the Bank Stock, the following:

(i) a number of shares of FFIN Stock equal to 420,000 shares of FFIN Stock (the “Stock Consideration”); plus

(ii) cash in an amount equal to $39,200,000.00 (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”).

(d) If, between the date hereof and the Effective Date, the outstanding shares of FFIN Stock increase, decrease, change into or are exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other

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similar change in capitalization (a “Share Adjustment”), then the number of shares of FFIN Stock set forth in Section 1.06(c)(i) shall be appropriately and proportionately adjusted so that the shareholder of the Bank shall be entitled to receive the Merger Consideration in such proportion as it would have received pursuant to such Share Adjustment had the record date therefor been immediately after the Effective Date; provided, however, no fractional shares of FFIN Stock shall be issued in the Merger and in lieu thereof, any fractional share resulting from a Share Adjustment shall be rounded up to the next whole share of FFIN Stock.

(e) As of the Effective Time, all shares of Bank Stock converted into the Merger Consideration pursuant to this Section 1.06 shall no longer be outstanding and shall automatically be cancelled and retired, and all rights with respect thereto shall cease to exist, and each holder of Bank Stock shall cease to have any rights thereto, except the right to receive, upon surrender of the certificate(s) representing any such shares of Bank Stock in accordance with Section 2.02 hereof, its pro rata share of the Merger Consideration pursuant to this Section 1.06, subject to any adjustments thereto pursuant to Section 1.07.

(f) At the Effective Time, the stock transfer books of the Bank shall be closed, and no transfer of Bank Stock theretofore outstanding shall thereafter be made.

Section 1.07 Adjustment to Merger Consideration. If the Adjusted Equity (defined below) of the Bank, as calculated in accordance with this Section 1.07 as of the close of business on the second business day immediately preceding the Closing Date, or such other date as mutually agreed to by the parties hereto (the “Calculation Date”), is less than $43.2 million (the “Minimum Equity”), the Cash Consideration shall be reduced by an amount equal to the difference between the Minimum Equity and the Adjusted Equity. To the extent the Adjusted Equity exceeds the Minimum Equity on the Calculation Date, the Bank may dividend such excess amount to OSB after the Calculation Date and prior to the Effective Time.

(a) “Adjusted Equity” means total equity capital of the Bank, with such amounts to be calculated in accordance with the methodology used in the Bank’s Report of Condition and Income (“Call Report”) to calculate the total equity capital (Call Report Schedule RC—Balance Sheet, item 27.a). For comparative purposes, as of September 30, 2012, the Bank’s Adjusted Equity was $44.429 million.

(b) For purposes of this Agreement, Adjusted Equity at Closing shall reflect the following agreed upon adjustments:

(i) all Bank Merger Costs (defined below), if paid or accrued by the Bank and not reimbursed by OSB prior to the Calculation Date, shall have been accounted for as either a direct or indirect reduction of Adjusted Equity. Bank Merger Costs means (a) the legal, professional, investment banking, consulting and accounting fees and expenses of the Bank associated with the Merger, including any cost to obtain any opinion as to the financial fairness of the Merger, (b) all fees for obtaining the Tail Coverage (as defined in Section 5.19), (c) the payments owed by OSB or the Bank to those employees and in such amounts listed on Confidential Schedule 1.07(b)(i), including, without limitation any stay-pay or retention bonus amounts or change in control payments (all of which shall be reflected on Confidential Schedule 1.07(b)(i) including the name of the recipient, the amount of such payment and with respect to any stay-pay or retention bonus arrangements, the date through which the recipient must remain employed by the Resulting Bank to receive the stay-pay or retention bonus amount); provided, however, if any person identified on Confidential Schedule 1.07(b)(i) does not satisfy the conditions and requirements necessary to receive such stay-pay or retention bonus amount, then FFB shall forward any balance otherwise due to such person to OSB promptly following the date on which such payment would otherwise have been made, and (d) the accrual or payment of all of the costs, fees, expenses and penalties necessary to be paid by the Bank in connection with any contract termination required pursuant to this Agreement, including, without limitation, all costs, fees, expenses and penalties associated with the termination of the data processing or technology contracts contemplated by Section 5.15 hereof (the “Contract Termination Accrual”); provided, however, if the actual amount of the costs, fees, expenses and penalties necessary to terminate such data processing and technology contracts (the “Contract Termination Amount”) is less than the Contract Termination Accrual, then

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FFB shall forward to OSB an amount equal to the difference between the Contract Termination Accrual and the Contract Termination Amount promptly following the date on which the Contract Termination Amount is paid.

(ii) any dividends (whether paid or declared) to OSB by the Bank shall have been recorded by the Bank as a reduction of Adjusted Equity.

(iii) for purposes of calculating the Adjusted Equity pursuant to this Agreement, the balance of the Bank’s Accumulated Other Comprehensive Income, as would be reflected on Line 26b of Schedule RC of the Call Report as if the Calculation Date were a Call Report date, is agreed to be $3,647,382; provided, that such amount shall be increased or decreased, as applicable, by the accumulated loss reflected in such account between September 30, 2012 and the Calculation Date, and by the accumulated gain reflected in such account at September 30, 2012 on any security sold during such period, respectively.

(iv) except as set forth on Confidential Schedule 1.07(b)(iv), any gains recognized on sales of loans guaranteed by the Small Business Administration shall be deducted from Adjusted Equity.

Section 1.08 Shareholders’ Meeting. OSB, acting through the OSB Board, shall, in accordance with applicable law:

(a) duly call, give notice of, convene and hold a meeting of its shareholders (the “Shareholders’ Meeting”) as soon as practicable for the purpose of approving and adopting this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(b) require no greater than the minimum vote of the common shares of OSB, par value $1.00 per share (the “OSB Shares”), required by applicable law in order to approve this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(c) include in the Proxy Statement/Prospectus (defined in Section 1.08(d)) the recommendation of its Board of Directors that the shareholders of OSB vote in favor of the approval and adoption of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(d) cause the Proxy Statement/Prospectus to be mailed to the shareholders of OSB as soon as practicable, and use its best efforts to obtain the approval and adoption of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby by shareholders holding at least the minimum number of OSB Shares entitled to vote at the Shareholders’ Meeting necessary to approve the foregoing under applicable law. The letter to shareholders, notice of meeting, proxy statement of OSB and private placement memorandum of FFIN and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance reasonably satisfactory to FFIN and are collectively referred to herein as the “Proxy Statement/Prospectus”; and

(e) approve, as sole shareholder of the Bank, the Merger, this Agreement and the transactions contemplated hereby.

Section 1.09 Tax Treatment / Section 1060 Allocation.

(a) FFIN and OSB intend for the Merger to be a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of §1361(b)(3)(B) of the Code) that is treated as a taxable asset sale for federal and state income tax purposes, and this Agreement shall be interpreted consistent with that intent. FFIN and OSB shall each use their reasonable best efforts to take such actions and execute such documents as may be necessary to enable the Merger to be treated as an asset sale for federal income tax purposes. OSB shall take no action that would result in the Merger not being treated as an asset sale for federal income tax purposes.

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(b) Within sixty (60) days after the Closing Date, FFIN shall prepare and deliver to OSB a schedule setting forth (i) the cash and the fair market value of the stock consideration paid to OSB in the Merger, (ii) the liabilities assumed in the Merger, and (iii) FFIN’s proposed allocation of the sum of (i) and (ii) (the “Purchase Price Allocation”). For purposes of the parties’ federal income tax returns, the Purchase Price Allocation shall be made in accordance with Code § 1060, the applicable Income Tax Regulation Sections issued under Code §§ 1060 and 338, and other applicable federal income tax guidance, including the instructions to the appropriate IRS forms. The federal Purchase Price Allocation shall be reflected on the appropriate IRS forms, including IRS Form 8594, and included in the returns of OSB and FFIN for their respective tax years which include the Closing Date with respect to OSB and the day after the Closing Date with respect to FFIN. To the extent that the asset sale is subject to tax by any state or local jurisdiction, the Purchase Price Allocation relative to such state or local returns shall similarly be made in accordance with the comparable state or local guidance as appropriate.

(c) The parties agree upon and after delivery of the Purchase Price Allocation schedule referred to in Section 1.09(b), to have good faith discussions of any and all differences of view which may arise between them regarding the material contained therein. If within a period of thirty (30) days after delivery of the Purchase Price Allocation schedule, or such extension of this discussion period as mutually agreed by the parties, the parties have not agreed upon the Purchase Price Allocation schedule, then within ten (10) days thereafter, OSB will deliver to FFIN a written statement describing OSB’s objections to the Purchase Price Allocation schedule and all grounds therefor. OSB’s objections to the Purchase Price Allocation schedule shall be resolved by the Arbitrating Accounting Firm as provided in Section 1.09(d). After there is an agreement between FFIN and OSB, the Purchase Price Allocation shall be used for purposes of reporting the deemed sale of assets of the Bank in connection with the transactions contemplated by this Agreement. FFIN and OSB hereby agree that they will report the federal, state, foreign and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Purchase Price Allocation, adjusted as appropriate by the parties’ respective transaction costs, which will not be included in the Purchase Price Allocation schedule but must be included in the parties’ actual tax filings.

(d) If the parties cannot agree upon the Purchase Price Allocation, an Arbitrating Accounting Firm (as defined below) shall be instructed to resolve any disputes referred to it pursuant to this Section 1.09 within fourteen (14) days after such referral. The resolution of disputes by the Arbitrating Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties. The fees and expenses of the Arbitrating Accounting Firm shall be apportioned by the Arbitrating Accounting Firm based on the degree to which each party’s claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if pursuant to this Section 1.09, OSB submitted an objection affecting the amount of Tax due in the amount of $100,000 and prevailed as to $45,000 of the amount, then the OSB would bear 55% of the fees and expenses of the Arbitrating Accounting Firm and FFIN would bear 45% of such fees and expenses. The “Arbitrating Accounting Firm” shall be an independent certified public accounting firm mutually acceptable to FFIN and OSB (or, if the parties cannot agree within seven (7)  days on such a firm, to BKD, LLP).

Section 1.10 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, FFIN may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the holders of OSB Stock as a result of such modification, (ii) the after tax consideration to be paid to the holders of OSB Stock is not changed in kind or reduced in amount, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or the Closing.

Section 1.11 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, OSB Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders (“Dissenting Shareholders”) who have not voted such shares in favor of the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby and who will

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have otherwise complied with the terms and provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”) will be entitled to those rights and remedies set forth in Chapter 10, Subchapter H of the TBOC; but if a shareholder fails to perfect, withdraws or otherwise loses any such right or remedy granted by the TBOC, such OSB Shares will continue to remain issued and outstanding OSB Shares following the Effective Time.

Section 1.12 Dividend of Merger Consideration to OSB Shareholders. After the Effective Time and subject to Section 5.22 and Article XI, OSB shall distribute the balance of the Merger Consideration after repayment of the Senior Notes (as defined herein), the Trust Preferred Notes (as defined herein) and payment of any other expenses or obligations of OSB, to the holders of the OSB Shares, other than Dissenting Shareholders (the “OSB Shareholders”). OSB shall not distribute any fractional shares of FFIN Stock in connection with the OSB Dividend.

ARTICLE II

THE CLOSING AND THE CLOSING DATE

Section 2.01 Time and Place of the Closing and Closing Date. On a date mutually acceptable to FFIN and OSB within 30 days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (the “Closing Date”), as may be extended by mutual agreement of the parties for a reasonable period to facilitate a Calculation Date on month-end in the event the parties so agree, a meeting (the “Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Article VII and Article VIII have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If none of the foregoing conditions then exists or if no party elects to exercise any right it may have to terminate this Agreement, then the parties will execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

The Closing will take place at the offices of Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202 at 10:00 a.m. on the Closing Date, or at such other time and place to which the parties may agree.

Section 2.02 Actions to be Taken at the Closing by OSB. At the Closing, OSB and the Bank will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to FFIN and FFB such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of FFIN and FFB to close hereunder):

(a) One or more certificates evidencing and representing the Bank Stock, duly endorsed by OSB in blank or accompanied by stock powers signed by OSB in blank;

(b) True, correct and complete copies of OSB’s Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Texas Secretary of State (“TXSOS”);

(c) True, correct and complete copies of the Bank’s Articles of Association and all amendments thereto, duly certified as of a recent date by the Texas Department of Savings and Mortgage Lending (the “TDSML”);

(d) True, correct and complete copies of OSB Real Estate Holdings, Inc. (“OSB RE Holdings”) Certificate of Formation and all amendments thereto, duly certified as of a recent date by the TXSOS;

(e) True, correct and complete copies of Gurnee Water Park, LLC (“OSB RE Subsidiary” and together with OSB RE Holdings, “OSB RE”) Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Delaware Secretary of State;

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(f) Good standing and existence certificates, dated as of a recent date for OSB, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB in Texas;

(g) Good standing and existence certificates for the Bank, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Bank in Texas;

(h) Good standing and existence certificates for OSB RE Holdings, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB RE Holdings in Texas;

(i) Good standing and existence certificates for OSB RE Subsidiary, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB RE Subsidiary in Delaware;

(j) A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act, as amended (the “FDIA”);

(k) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of OSB, pursuant to which OSB will certify (i) the due adoption by the Board of Directors of OSB of corporate resolutions attached to such certificate authorizing the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of OSB of resolutions authorizing this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated by the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of OSB duly authorized to act on its behalf in connection with this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of OSB, and (iv) that the copy of the Bylaws of OSB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(l) A certificate, dated as of the Closing Date, signed by the Cashier or an Assistant Cashier of the Bank, pursuant to which the Bank will certify (i) the due adoption by the Board of Directors of the Bank of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole shareholder of the Bank of resolutions authorizing the Merger, this Agreement and the transactions contemplated by the Merger (iii) the incumbency and true signatures of those officers of the Bank duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Bank, and (iv) that the copy of the Bylaws of the Bank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(m) A certificate, dated as of the Closing Date, signed by the chief executive officer of OSB, pursuant to which OSB will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) OSB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement there has been no Material Adverse Change with respect to OSB or the Bank since September 30, 2012;

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(n) A certificate, dated as of the Closing Date, signed by the chief executive officer of the Bank, pursuant to which the Bank will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) the Bank has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to the Bank since September 30, 2012;

(o) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on Confidential Schedule 3.08;

(p) All releases as required under Section 8.06; and

(q) All other documents required to be delivered to FFIN or FFB by OSB or the Bank under this Agreement, and all other documents, certificates and instruments as are reasonably requested by FFIN or its counsel.

Section 2.03 Actions to be Taken at the Closing by FFIN. At the Closing, FFIN and FFB will execute and acknowledge (where appropriate) and deliver to OSB such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of OSB and the Bank to close hereunder):

(a) By one or more wire transfers or by one or more certified checks or bank cashier’s checks, the Cash Consideration;

(b) By one or more stock certificates, the Stock Consideration;

(c) True, correct and complete copies of FFIN’s Amended and Restated Certificate of Formation and all amendments thereto, duly certified as of a recent date by the TXSOS;

(d) True, correct and complete copies of the Articles of Association of FFB, and all amendments thereto, duly certified as of a recent date by the OCC;

(e) Good standing and existence certificates for FFIN, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of FFIN in Texas;

(f) Good standing and existence certificates for FFB, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of FFB in Texas;

(g) A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of FFB are insured by the FDIC pursuant to the FDIA;

(h) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of FFIN, pursuant to which FFIN will certify (i) the due adoption by the Board of Directors of FFIN of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of FFIN duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of FFIN, and (iii) that the copy of the Bylaws of FFIN attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(i) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of FFB, pursuant to which FFB will certify (i) the due adoption by the Board of Directors of FFB of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this

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Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole shareholder of FFB of resolutions authorizing the Merger, this Agreement and the transactions contemplated by the Merger (iii) the incumbency and true signatures of those officers of FFB duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of FFB, and (iv) that the copy of the Bylaws of FFB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(j) A certificate, dated as of the Closing Date, signed by the chief executive officer of FFIN, pursuant to which FFIN will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) FFIN has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement there has been no Material Adverse Change with respect to FFIN since September 30, 2012;

(k) A certificate, dated as of the Closing Date, signed by the chief executive officer of FFB, pursuant to which FFB will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) FFB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to FFB since September 30, 2012;

(l) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on Confidential Schedule 4.08; and

(m) All other documents required to be delivered to OSB or the Bank by FFIN or FFB under this Agreement, and all other documents, certificates and instruments as are reasonably requested by OSB or its counsel.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OSB AND THE BANK

OSB and the Bank, jointly and severally, hereby make the following representations and warranties to FFIN and FFB as of the date of this Agreement and of the Closing Date.

Section 3.01 Organization and Qualification.

(a) OSB is a bank holding company registered under the BHCA. OSB is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. OSB has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of OSB, as amended to date, certified by the Secretary of OSB, have been delivered to FFIN.

(b) The Bank is a Texas savings bank, duly organized, validly existing and in good standing under all laws, rules, and regulations of the State of Texas. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and

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complete copies of the Articles of Association and Bylaws of the Bank, as amended to date, have been delivered to FFIN. The Bank is an insured bank as defined in the FDIA. The Bank does not own or control any Affiliate or Subsidiary other than OSB RE Holdings. The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except for OSB RE Holdings, the Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

(c) OSB RE Holdings is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. OSB RE Holdings has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Certificate of Formation and Bylaws of OSB RE Holdings as amended to date, certified by the Secretary of OSB RE Holdings, have been delivered to FFIN. OSB RE Holdings does not own or control any Affiliate or Subsidiary, except for OSB RE Subsidiary. The nature of the business of OSB RE and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas and Illinois. Except for OSB RE Subsidiary, OSB RE Holdings has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by OSB RE Holdings has not been conducted through any other direct or indirect Subsidiary or Affiliate of OSB RE Holdings.

Section 3.02 Execution and Delivery. OSB and the Bank have taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by OSB and the Bank, and each constitutes the legal, valid and binding obligation of OSB and the Bank, respectively, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception (as defined in Section 12.10).

Section 3.03 Capitalization.

(a) The entire authorized capital stock of the Bank consists solely of 25,000 shares of Bank Stock, par value $10.00 per share, of which 25,000 shares are issued and outstanding. All of the issued and outstanding shares of the Bank have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of the Bank have been issued in compliance with the securities laws of the United States and the State of Texas. OSB is and, as of the Closing Date, OSB will be, the lawful record and beneficial owner of all of the outstanding securities of the Bank, and, as of the Closing, OSB’s ownership of all of the outstanding securities shall be free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than (i) the lien on the Bank Stock relating to the Senior Notes, which lien will be released with the payment of the Senior Notes simultaneously with Closing, and (ii) transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which OSB or the Bank is or may become obligated to issue, assign or transfer any securities of the Bank. Except as set forth on Confidential Schedule 3.03, there are no restrictions applicable to the payment of dividends on the stock of the Bank except pursuant to applicable laws and regulations.

(b) The entire authorized capital stock of OSB RE Holdings consists solely of 1,000 shares of OSB RE Holdings, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of OSB RE Holdings have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of OSB RE Holdings have been issued in compliance with the securities laws of the United States and the State of Texas. The Bank is, and as of the Closing Date will be, the lawful record and

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beneficial owner of all of the outstanding securities of OSB RE Holdings, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which OSB, the Bank or OSB RE Holdings is or may become obligated to issue, assign or transfer any securities of OSB RE Holdings. There are no restrictions applicable to the payment of dividends on the stock of OSB RE Holdings except pursuant to applicable laws and regulations.

Section 3.04 Compliance with Laws, Permits and Instruments.

(a) Except as set forth on Confidential Schedule 3.04, OSB, the Bank and OSB RE have in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and have complied with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the Certificate of Formation of OSB, the Articles of Association of the Bank, the Bylaws or other governing documents of OSB, the Bank or OSB RE, as applicable (collectively, the “OSB Constituent Documents”), (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses.

(b) Except as set forth on Confidential Schedule 3.04, the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the OSB Constituent Documents, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses.

Section 3.05 Financial Statements.

(a) OSB has furnished to FFIN true and complete copies of the audited consolidated balance sheets of OSB as of December 31, 2009, 2010, and 2011, the audited consolidated statements of income and changes in shareholders’ equity for the years ended December 31, 2009, 2010, and 2011, and statements of cash flows for the years ended December 31, 2009, 2010, and 2011, and the unaudited consolidated balance sheets, statements of income, changes in shareholders’ equity and statements of cash flows for the quarter ended September 30, 2012 (such balance sheets and the related statements of income, changes in shareholders’ equity and cash flows are collectively referred to herein as the “OSB Financial Statements”). The OSB Financial Statements (including the related notes) complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present, in all material respects, the consolidated financial condition of OSB and the Bank at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end adjustments that were not material in amount or effect), and the accounting records underlying the OSB Financial Statements accurately and fairly reflect in all material respects the transactions of OSB. The OSB Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

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(b) OSB has furnished FFIN with true and complete copies of the Reports of Condition and Income as of December 31, 2009, December 31, 2010, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012 (the “Bank Call Reports”), for the Bank. The Bank Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in that Bank Call Report in conformity with the instructions to the Bank Call Report. The Bank Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with regulatory accounting principles (“RAP”) as applied to banking institutions and in accordance with all applicable rules and regulations. The allowance for loan losses account for the Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing, or the collectability of, such loans.

Section 3.06 Undisclosed Liabilities. Neither the Bank nor OSB RE has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due, that are not reflected in or disclosed in the appropriate Bank Call Reports, except those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the applicable Bank Call Reports, respectively.

Section 3.07 Litigation. Except as set forth on Confidential Schedule 3.07, there are no actions, claims, suits, investigations, reviews or other legal or administrative proceedings of any kind or nature now pending or, to OSB’s or the Bank’s Knowledge, threatened, against the Bank or OSB RE at law or in equity, or by or prior to any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, that in any manner involve the Bank or any of its properties or capital stock (each, a “Claim”), and neither OSB nor the Bank has Knowledge of any reason to be aware of any basis for the same. Except as set forth on Confidential Schedule 3.07, the amounts in controversy in each Claim, and the costs and expenses of the defense thereof (including attorneys’ fees) are fully covered by insurance, subject to the deductible set forth on Confidential Schedule 3.07 with respect to each Claim and subject to the policy limits set forth on Confidential Schedule 3.07. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to OSB’s or the Bank’s Knowledge, threatened against OSB or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by OSB or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 3.08 Consents and Approvals. The Board of Directors of each of OSB and the Bank (at a meeting duly called and held) has resolved to recommend approval and adoption of this Agreement by its shareholders. Except as disclosed in Confidential Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of OSB or the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by OSB and the Bank of the transactions contemplated hereby or thereby.

Section 3.09 Title to Assets. Confidential Schedule 3.09 sets forth a list of all existing deeds, leases and title insurance policies for all real property owned or leased by the Bank and OSB RE, including all other real estate, and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject, true and complete copies of which have been made available to FFIN. Each of the Bank and OSB RE has good and indefeasible title to all of its assets and properties, including all personal and intangible properties as reflected in the OSB Financial Statements or the Bank Call Reports or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (a) as described in Confidential Schedule 3.09, (b) as noted in the OSB Financial Statements or the Bank Call Reports, (c) statutory liens not yet delinquent, (d) consensual landlord liens, (e) minor defects and irregularities

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in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (f) pledges of assets in the ordinary course of business to secure public funds deposits, and (g) those assets and properties disposed of for fair value in the ordinary course of business since the applicable dates of the OSB Financial Statements or the Bank Call Reports.

Section 3.10 Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 3.10, since September 30, 2012, the Bank has conducted its business only in the ordinary course and has not:

(a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(b) discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(c) increased the shares of Bank Stock outstanding or its surplus (as calculated in accordance with the Call Report Instructions), or declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(d) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(e) acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

(f) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Confidential Schedule 3.10, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the applicable dates of the OSB Financial Statements or the Bank Call Reports;

(g) sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(h) terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, may reasonably constitute a Material Adverse Change;

(i) disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or Proprietary Right (as defined in Section 3.15) or modified any existing rights with respect thereto;

(j) made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare,

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retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except to the extent required by applicable law;

(k) except for improvements or betterments relating to Properties (as defined in Section 12.10), made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

(l) instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding prior to any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $100,000;

(m) suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change;

(n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(o) entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(p) sold, or Knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(q) made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

(r) sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in an aggregate amount of $100,000 or more;

(s) made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $500,000; or

(t) entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (a) through (s) above.

Section 3.11 Leases, Contracts and Agreements. Confidential Schedule 3.11 sets forth a complete listing, as of September 30, 2012, of all leases, subleases, licenses, contracts and agreements to which either OSB or the Bank are a party (the “Contracts”), and which (a) relate to real property used by the Bank in its operations (such Contracts being referred to herein as the “Leases”), or (b) relate in any way to the assets or operations of the Bank and involve payments to or by OSB or the Bank of $50,000 or more during the term thereof. True and correct copies of all such Contracts, and all amendments thereto, have been made available to FFIN. For the purposes of this Agreement, the term “Contracts” does not include (i) loans made by, (ii) unfunded loan commitments of $250,000 or less made by, (iii) letters of credit issued by, (iv) loan participations of, (v) Federal funds sold or purchased by, (vi) repurchase agreements made by, (vii) spot foreign exchange transactions of, (viii) bankers acceptances of, or (ix) deposit liabilities of, the Bank. Except as set forth in Confidential Schedule 3.11, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liability to the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable according to their terms, subject to the Bankruptcy Exception. Except as described in Confidential Schedule 3.11 all rent and other payments by OSB or the Bank under the Contracts are current, there are no existing defaults by OSB or the Bank under the Contracts and no termination, condition or other event has occurred that (whether with or without notice, lapse of

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time or the happening or occurrence of any other event) would constitute a material default thereunder. OSB and the Bank have a good and indefeasible leasehold interest in each of the properties subject to the Leases, free and clear of all mortgages, pledges, liens, encumbrances and security interests, but subject to all matters of record.

Section 3.12 Taxes.

(a) OSB and the Bank have duly and timely filed all Tax Returns that they were required to file under applicable laws and regulations with the appropriate Federal, state, local or foreign governmental agencies. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by OSB or the Bank (whether or not shown on any Tax Return) have been paid. Neither OSB nor the Bank currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where OSB or the Bank does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of OSB or the Bank. Neither OSB nor the Bank is currently liable for or will, at any time before and including the Closing Date, become liable for any Tax under Code §1374, including, without limitation, any Tax under Code §1374 that would result from the deemed sale of 100% of the assets of the Bank pursuant to this Agreement.

(b) OSB and the Bank have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c) There is no material dispute or claim concerning any Tax liability of OSB or the Bank either (i) claimed or raised by any authority in writing, or (ii) as to which any director or officer (or employee responsible for Tax matters) of OSB or the Bank has Knowledge based upon personal contact with any agent of such authority.

(d) Confidential Schedule 3.12(d) lists all federal, state, local, and foreign Tax Returns filed with respect to OSB or the Bank for taxable periods ended on or after December 31, 2006, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. True and complete copies of the Federal income Tax Returns of OSB, as filed with the IRS for the years ended December 31, 2008, 2009, 2010 and 2011 have been delivered to FFIN. Neither OSB nor the Bank have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Neither OSB nor the Bank have been a United States real property holding corporation within the meaning of the Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither OSB nor the Bank are a party to or bound by any tax allocation or sharing agreement, other than those to which only OSB or the Bank are parties. Each of OSB and the Bank have disclosed on their Federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Code §6662.

(f) Neither OSB nor the Bank (i) have been a member of group filing a consolidated federal income tax return (other than a group the common parent of which was OSB) or (ii) has any liability for the Taxes of any person other than OSB or the Bank) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g) The unpaid Taxes of OSB and the Bank (i) did not exceed the provisions for current or deferred Taxes on the OSB Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) will not exceed the provisions for current or deferred Taxes on the OSB Financial Statements as of the Closing Date (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income). Each of OSB and the Bank are in compliance with the requirements of FIN 48, and their Tax accrual work papers explain and support all amounts provided and positions taken by OSB and the Bank with respect to FIN 48.

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(h) Neither OSB nor the Bank have entered into any “closing agreement” as described in Code Section §7121 (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date that could be enforceable against FFIN or any of its Subsidiaries as the successor in interest to the Bank after the Merger.

(i) Neither OSB nor the Bank have been a party to any “listed transaction” as such term is defined in Code §6707A(c)(2) and Treasury Regulation §1.6011-4(b)(2). Each of OSB and the Bank have properly reported all “reportable transactions” as defined in Code §6707A(c)(1) and Treasury Regulation §1.6011-4(b) on its Federal income Tax Returns.

(j) Neither OSB nor the Bank have distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or §361.

(k) Effective January 1, 2001 (the “S Election Date”), OSB made a valid election to be taxed for federal income tax purposes as a Subchapter S corporation (within the meaning of Code §§1361 and 1362) and such election has at all times since the S Election Date remained validly in effect, is currently validly in effect as of the date of this Agreement and will remain validly in effect for all periods up to and including the Closing Date. Effective as of the S Election Date, the Bank made a valid election to be taxed as a qualified subchapter S subsidiary (within the meaning of Code §1361(b)(3)(B)) for federal income tax purposes and such election has at all times since the S Election Date remained validly in effect, is currently validly in effect as of the date of this Agreement and will remain validly in effect for all periods up to and including the Closing Date. Neither OSB nor, to the Knowledge of OSB, has any shareholder of OSB taken or will take before Closing any action that would cause OSB to cease being an “S corporation” within the meaning of Section 1361 of the Code or the Bank to cease being a “qualified subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B).

(l) No amount that will be received (whether in cash or property or vesting of property), or benefit provided to, any officer, director, or employee of the Bank who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation §1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement or benefit plan currently in effect will be an “excess parachute payment” (as such term is defined in Code §280G(b)(1)) solely as a result of the transactions contemplated by this Agreement; and no such person is entitled to any additional payment from the Bank or any of its Affiliates if the excise tax of Code §4999(a) is imposed on such person.

(m) Neither OSB nor the Bank has ever received any private letter ruling from the IRS (or any comparable ruling from any other taxing authority) that is currently in effect with respect to the Bank or the assets or operations of the Bank.

(n) For purposes of this Agreement, “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs, duties, capital stock, franchise, margin, gross margin, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liabilities of any other Person. For purposes of this Agreement, “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof). For purposes of this Agreement, “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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(o) Except as disclosed on Confidential Schedule 3.12(o), none of the Bank assets are interests in entities treated as a partnership or as a “disregarded entity” for federal income tax purposes within the meaning of Treasury Regulations § 301.7701-3.

(p) No tax-sharing agreement exists between OSB and any of its subsidiaries.

Section 3.13 Insurance. Confidential Schedule 3.13 sets forth an accurate and complete list of all policies of insurance, including fidelity and bond insurance, relating to the Bank. All such policies (a) are valid, outstanding and enforceable according to their terms, subject to the Bankruptcy Exception, and (b) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither OSB nor the Bank are in default with respect to any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Confidential Schedule 3.13, neither OSB nor the Bank have been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which any of OSB or the Bank have applied for any such insurance within the last two (2) years. Each property of the Bank and OSB RE is insured for in amounts deemed adequate by the Bank’s management against risks customarily insured against. There have been no claims under any fidelity bonds of OSB or the Bank within the last three (3) years, and neither OSB nor the Bank has Knowledge of any facts that would form the basis of a claim under such bonds.

Section 3.14 No Material Adverse Change. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since September 30, 2012, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

Section 3.15 Proprietary Rights. Except as set forth on Confidential Schedule 3.15, the Bank does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for its business or operations. The Bank is not infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to OSB’s or the Bank’s Knowledge, threatened, with respect thereto.

Section 3.16 Transactions with Certain Persons and Entities. Except as disclosed in Confidential Schedule 3.16 and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by the Bank to, and the Bank is not otherwise a creditor to, any director or executive officer of OSB or the Bank nor is the Bank a debtor to any such person other than as part of the normal and customary terms of such person’s employment or service as a director for the Bank. Except as set forth on Confidential Schedule 3.16, the Bank does not use any asset owned by any shareholder or any present or former director or officer of OSB or the Bank, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Bank’s premises, the removal of which would not result in a Material Adverse Change), nor do any of such persons own or have the right to use real property that is adjacent to property on which the Bank’s facilities are located. Except as disclosed in Confidential Schedule 3.16 or Confidential Schedule 3.28(a), the Bank is not a party to any transaction or agreement with any director or executive officer of OSB or the Bank.

Section 3.17 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of the Bank are the legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms, subject to the Bankruptcy Exception, and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Bank or the present holder thereof. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to OSB or the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectability of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). OSB and

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the Bank have disclosed all of the substandard, doubtful, loss, nonperforming or problem loans of the Bank on the internal watch list of the Bank, a copy of which as of October 31, 2012, has been provided to FFIN. Neither OSB nor the Bank is aware of, nor has OSB or the Bank received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.10) with respect to any real property securing any indebtedness reflected as an asset of the Bank. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made in compliance and conformity with all relevant laws, rules, regulations and procedures such that such governmental authority’s guaranty of such loan is effective during the term of such loan in all material respects. No representation or warranty is being made as to the sufficiency of collateral securing or collectability of the loans of the Bank.

Section 3.18 Condition of Assets. All tangible assets used by the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether federal, state or local. None of the Bank’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

Section 3.19 Environmental Compliance.

(a) The Bank, its operations and the respective Properties are in material compliance with all Environmental Laws. Neither OSB nor the Bank are aware of, nor has OSB or the Bank received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Bank with all Environmental Laws.

(b) The Bank has obtained all material permits, licenses and authorizations that are required by it under all Environmental Laws.

(c) No Hazardous Materials (as defined in Section 12.10) exist on, about or within any of the Properties, nor to the Knowledge of OSB and the Bank have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the Bank makes and intends to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

(d) There is no action, suit, proceeding, investigation, or inquiry prior to any court, administrative agency or other governmental authority pending or to OSB’s or the Bank’s Knowledge threatened against the Bank relating in any way to any Environmental Law. The Bank has no liability for remedial action under any Environmental Law. The Bank has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

Section 3.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Bank with any federal or state regulatory authority, including the TDSML and the FDIC, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Except as set forth on Confidential Schedule 3.20, (a) neither OSB nor the Bank are now nor has it been within the last five (5) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies, and OSB and the Bank are in full compliance with the requirements of any such commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action, and (b) there are no actions or proceedings pending or threatened against the Bank by or prior to any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except for normal examinations conducted by bank regulatory agencies in the ordinary course of business, no regulatory agency has initiated any

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proceeding or, to the Bank’s Knowledge, investigation into the business or operations of the Bank. There is no unresolved violation, criticism or exception by any regulatory agency with respect to any report or statement relating to any examinations of the Bank.

Section 3.21 Absence of Certain Business Practices. Neither the Bank nor any officer, employee or agent of the Bank, or any other person acting on their behalf, has, directly or indirectly, within the past ten (10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (a) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have resulted in a Material Adverse Change, or (c) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 3.22 Books and Records. The minute books, stock certificate books and stock transfer ledgers of the Bank (a) have been kept accurately in the ordinary course of business, (b) are complete and correct in all material respects, (c) the transactions entered therein represent bona fide transactions, and (d) do not fail to reflect transactions involving the business of the Bank that properly should have been set forth therein and that have not been accurately so set forth.

Section 3.23 Forms of Instruments, Etc. The Bank has made, and will make, available to FFIN copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Bank in the ordinary course of its business.

Section 3.24 Fiduciary Responsibilities. The Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

Section 3.25 Guaranties. Except for items in the process of collection in the ordinary course of the Bank’s business, none of the obligations or liabilities of the Bank are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has the Bank guaranteed the obligations or liabilities of any other person, firm or corporation.

Section 3.26 Voting Trust, Voting Agreements or Shareholders’ Agreements. Except as set forth on Confidential Schedule 3.26, OSB is not aware of any voting trust, voting agreement, shareholders’ agreement or similar arrangement relating to a right of first refusal with respect to the purchase of Bank Stock or the voting of any OSB Shares.

Section 3.27 Employee Relationships. The Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and OSB and the Bank believe that the relationships between the Bank and its employees are good. To the Knowledge of OSB and the Bank, no executive officer or manager of any of the operations operated by the Bank or of any group of employees of the Bank has or have any present plans to terminate their employment with the Bank. Except as set forth on Confidential Schedule 3.27, the Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank prior to the National Labor Relations Board and no similar claims pending prior to any similar state or local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

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Section 3.28 Employee Benefit Plans.

(a) Set forth on Confidential Schedules 3.27 and 3.28(a) is a complete and correct list of all “employee benefit plans” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all multiple employer and “multiemployer plans” (as defined in the Code or ERISA), all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, phantom stock, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are sponsored, maintained, or contributed to by OSB or the Bank, or with respect to which the Bank has had any liability during the last 5 years, and (ii) provide benefits, or describe policies or procedures applicable to, or for the welfare of, any current of former officer, director, independent contractor, employee, or service provider of the Bank, or the dependents or spouses of any such person, regardless of whether funded (the “Employee Plans”). Except as set forth on Confidential Schedule 3.28(a), true, accurate and complete copies of the documents comprising each Employee Plan, including each award agreement, trust, funding arrangements (including all annuity contracts, insurance contracts, and other funding instruments), the most current determination letter issued by the Internal Revenue Service, Form 5500 Annual Reports (including all schedules and attachments) for the three most recent plan years, documents, records, policies, procedures or other materials related thereto, have been delivered to FFIN and are included and specifically identified in Confidential Schedule 3.28(a). No unwritten amendment exists with respect to any written Employee Plan.

(b) Except as set forth on Confidential Schedule 3.28(b) no Employee Plan is a defined benefit plan within the meaning of ERISA §3(35) or is otherwise subject to ERISA Title IV, and neither OSB nor the Bank has ever sponsored or otherwise maintained such a plan since OSB transferred employee plan assets to the Pentegra Defined Contribution Plan for Financial Institutions or the Pentegra Defined Benefit Plan for Financial Institutions, as applicable.

(c) Except as set forth on Confidential Schedule 3.28(c), there have been no prohibited transactions (as defined in Code §4975(c)(1)), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would directly or indirectly subject the Bank or any Employee Plan to any material taxes, penalties, or other liabilities (any liability arising from any indemnification agreement or policy); provided, however, that this representation is limited to the Knowledge of OSB and the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions, except to the extent that the Bank or any Employee Plan sponsored by the OSB or the Bank is involved in such transaction or breach. Each Employee Plan that is represented to be qualified under Code §401(a) has a current favorable determination letter that covers all existing amendments up to and including all changes required by the most recent IRS Cumulative List of Changes applicable to the Employee Plan and has no obligation to adopt any amendments for which the remedial amendment period under Code §401(b) has expired and neither OSB nor the Bank is aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of OSB and the Bank, each such Employee Plan is so qualified and has been operated in compliance with applicable law and its terms, any related trust is exempt from federal income tax under Code §501(a) and no event has occurred that will or reasonably could result in the loss of such tax exemption or to liability for any tax under Code §511. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to OSB’s and the Bank’s Knowledge, none are threatened, except to the extent that the Bank or any Employee Plan sponsored by the OSB or the Bank is involved in such transaction. Neither OSB nor the Bank provides benefits to any employee or dependent of such employee of the Bank after the employee terminates employment other than as disclosed in this Agreement or any schedule hereto or as required by law. No written or oral representations have been made by or on behalf of the Bank or OSB to any employee or former employee of the Bank promising or

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guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA §3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code §4980B). Compliance with FAS 106 would not create any material change to the OSB Financial Statements. The completion of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of OSB or the Bank except (i) as required by the terms of any Employee Plan provided to FFIN or by applicable law in connection with a qualified plan, (ii) as contemplated by this Agreement, or (iii) except as identified on Confidential Schedule 3.28(c). There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against the Bank, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Employee Plan.

(d) All contributions to any Employee Plan (including, without limitation, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable by the Bank or OSB on or before the Closing Date have been timely paid to or made with respect to each Employee Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices.

(e) To the Knowledge of OSB and the Bank, no participant, beneficiary or non-participating employee has been denied any benefit due or to become due under any Employee Plan; provided, however, with respect to any participant, beneficiary or non-participating employee of adopting employers other than OSB or the Bank, this representation is limited to the Knowledge of OSB or the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions. Neither OSB nor the Bank has misled any person as to his or her rights under any Employee Plan. All obligations required to be performed by OSB or the Bank under any Employee Plan have been performed in all material respects and neither OSB nor the Bank is in default under or in violation of any material provision of any Employee Plan. To the Knowledge of OSB and the Bank, no event has occurred that would constitute grounds for an enforcement action by any party against the Bank or any fiduciary of any Employee Plan under part 5 of Title I of ERISA under any Employee Plan.

(f) With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or within the last six years, by any corporation or trade or business, the employees of which, together with the employees of the Bank, are required to be treated as employed by a single employer under any of the rules contained in ERISA or Code §414 (the “Controlled Group Plans”):

(i) All Controlled Group Plans that are “group health plans” (as defined in Code §5000(b)(1) and ERISA §733(a)) have been operated up to the Closing in a manner so as to not subject the Bank to any material liability under Code §4980B or §4980D;

(ii) Except as set forth on Confidential Schedule 3.28(f), there is no Controlled Group Plan that is a “multiple employer plan” or “multiemployer plan” (as either such term is defined in ERISA), nor has there been any such plan under which the Bank or OSB has had any liability in the last 5 years (or would have had liability if notice had been given); and

(iii) Except as set forth on Confidential Schedule 3.27) or Confidential Schedule 3.28(f), each Employee Plan that provides (or has provided within the past 5 years) for health, dental, vision, life, disability or similar coverage is covered by one or more third-party insurance policies and the Bank is not liable for self-insuring any such claims.

Each such Controlled Group Plan is included in the listing of Employee Plans on Confidential Schedule 3.28(a).

(g) Except as set forth on Confidential Schedule 3.28(g), all Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in

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all material respects, have been timely filed or distributed to the extent required by law; provided, however, that this representation is limited to the Knowledge of OSB or the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions.

(h) Except as disclosed on Confidential Schedule 3.28(h), no Employee Plan holds any stock or other securities of OSB or the Bank or provides the opportunity for the grant, purchase or contribution of any such security.

(i) Except as provided in Confidential Schedule 3.28(i), the Bank may, at any time amend or terminate any Employee Plan that it sponsors or maintains and may withdraw from any Employee Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

(j) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Code §409A(d)(1) (a “Nonqualified Deferred Compensation Plan”) subject to Code §409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Code §409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Code §409A, and (ii) since January 1, 2009, been materially in documentary and operational compliance with Code §409A and all applicable IRS guidance promulgated thereunder. No additional tax under Code §409A(a)(1)(B) has been or is reasonably expected to be incurred by a participant in any such Employee Plan or other contract, plan, program, agreement, or arrangement. The Bank is not a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Code §409A(a)(1)(B). No currently outstanding stock option or other right to acquire OSB Shares or other equity security of OSB or the Bank under any Employee Plan, or the payment of cash based on the value thereof, (A) has, as to any employee of the Bank, an exercise price that was less than the fair market value of the underlying equity security as of the date such stock option or right was granted, as determined by OSB in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and §1.409A-1(b)(5)(iv) of the Treasury regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of OSB or the Bank that is not “service recipient stock” (within the meaning of applicable regulations under Code §409A).

Section 3.29 Obligations to Employees. All accrued obligations and liabilities of the Bank, OSB and all Employee Plans, for payments to trusts (including grantor trusts) or other funds, to any government agency or authority, or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to any of the matters listed below have been timely paid to the extent required by applicable law or the terms of such plan, contract program, policy, or other governing instruments: (a) withholding taxes, unemployment compensation or social security benefits; (b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option, phantom stock and stock appreciation rights plans and agreements; (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements; (e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare (including vacation and sick pay), retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to by the Bank for its current or former directors, officers, employees and agents. To the extent that payment of any obligation or liability under any of the foregoing is not currently required, adequate actuarial accruals and reserves for such payments have been and are being made by the Bank according to GAAP and applicable law applied on a consistent basis. All obligations and liabilities of OSB and the Bank for all other forms of compensation that are or may be payable to their current or former directors, officers, employees or

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agents, or pursuant to any Employee Plan, have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by the Bank according to GAAP and generally accepted actuarial principles. All accruals and reserves referred to in this Section are correctly and accurately reflected and accounted for in all material respects in the OSB Financial Statements and the books, statements and records of the Bank.

Section 3.30 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Bank or for the account of a customer of the Bank, were entered into in the ordinary course of business and, to OSB’s and the Bank’s Knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Bank, enforceable according to their terms, subject to the Bankruptcy Exception. The Bank has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to OSB’s and the Bank’s Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 3.31 Internal Controls. The Bank maintains accurate books and records reflecting its assets and liabilities and maintains adequate internal accounting controls that are designed to provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of OSB and to maintain accountability for the Bank’s assets; (c) access to the Bank’s assets is permitted only in accordance with management’s authorization; (d) the reporting of the Bank’s assets is compared with existing assets at regular intervals; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Confidential Schedule 3.31, none of the Bank’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Bank or their accountants.

Section 3.32 Community Reinvestment Act. Except as set forth on Confidential Schedule 3.32, the Bank is in compliance with the Community Reinvestment Act (the “CRA”) and all regulations issued thereunder, and the Bank has supplied FFIN with copies of the Bank’s current CRA Statement, all support papers therefor, all letters and written comments received by the Bank since January 1, 2007, pertaining thereto and any responses by the Bank to those letters and comments. The Bank has a rating of not less than “satisfactory” as of its most recent CRA compliance examination and neither OSB nor the Bank has Knowledge of any reason why the Bank would not receive a rating of “satisfactory” or better in its next CRA compliance examination or why the FDIC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Bank under the CRA.

Section 3.33 Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Confidential Schedule 3.33, the Bank is in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act and the Equal Credit Opportunity Act and all regulations issued thereunder. The Bank has not received any notice of any violation of those acts or any of the regulations issued thereunder, and the Bank has not received any notice of, nor has any Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to the Bank’s non-compliance with such acts.

Section 3.34 Usury Laws and Other Consumer Compliance Laws. Except as set forth on Confidential Schedule 3.34, all loans of the Bank have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the laws of the State of Texas. Each loan on the books of the Bank was made in the ordinary course of business.

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Section 3.35 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. The Bank is in compliance with the Bank Secrecy Act, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations issued thereunder, and the Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, the Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. The Bank has timely filed all Suspicious Activity Reports with the Financial Institutions—Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it under the laws and regulations referenced in this Section.

Section 3.36 Unfair, Deceptive or Abusive Acts or Practices. The Bank has not engaged in any unfair, deceptive or abusive acts or practices, as such terms are defined under §1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). There are no allegations, claims or disputes to which the Bank is a party that allege, or to the Knowledge of the Bank, no person threatens to allege, that the Bank has engaged in any unfair or deceptive acts or practices.

Section 3.37 Proxy Statement/Prospectus. None of the information supplied or to be supplied by OSB or the Bank or any of its directors, officers, employees or agents for inclusion in the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to OSB and the Bank necessary in order to make the statements therein with respect to OSB and the Bank, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that OSB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to OSB and the Bank in all material respects with the provisions of applicable law.

Section 3.38 Agreements Between Bank and OSB; Claims. Except as set forth on Confidential Schedule 3.38, there are no written or oral agreements or understandings between OSB and the Bank. All past courses of dealings between OSB and the Bank have been conducted in the ordinary course of business, on arms-length terms consistent with applicable law and prudent business practices. OSB has no Knowledge of any Claims OSB has against Bank or of any facts or circumstances that would give rise to any such Claim.

Section 3.39 Representations Not Misleading. No representation or warranty by OSB or the Bank contained in this Agreement, nor any written statement, exhibit or schedule furnished to FFIN by OSB or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over OSB or the Bank or their properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects OSB or the Bank or OSB’s, or the Bank’s ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the Knowledge of OSB or the Bank, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by OSB or the Bank.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FFIN

FFIN and FFB, jointly and severally, hereby makes the following representations and warranties to OSB and the Bank as of the date of this Agreement and of the Closing Date.

Section 4.01 Organization and Qualification.

(a) FFIN is a bank holding company registered under the BHCA. FFIN is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. FFIN has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Amended and Restated Certificate of Formation and Amended and Restated Bylaws of FFIN as amended to date, certified by the Secretary of FFIN, have been delivered to OSB.

(b) FFB is a national banking association, duly organized, validly existing and in good standing under the laws, rules, and regulations of the United States. FFB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of FFB, as amended to date, have been delivered to OSB. FFB is an insured bank as defined in the FDIA. The nature of the business of FFB does not require it to be qualified to do business in any jurisdiction other than the State of Texas.

Section 4.02 Execution and Delivery.

(a) Each of FFIN and FFB has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by FFIN, and each constitutes the legal, valid and binding obligation of FFIN, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception (as defined in Section 12.10).

Section 4.03 Capitalization.

(a) The entire authorized capital stock of FFIN consists solely of 80,000,000 shares of common stock, par value $0.01 per share, of which 31,488,948 shares are issued and outstanding, as of November 1, 2012. The entire authorized capital stock of FFB consists solely of 500,000 shares of common stock, par value $10.00 per share, of which 500,000 shares are issued and outstanding. There are no voting trusts, voting agreements or similar arrangements affecting the FFB Stock or to FFIN’s Knowledge, the FFIN Stock.

(b) At the Effective Time, the shares of FFIN Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights or any applicable federal or state securities laws.

Section 4.04 SEC Filings; Financial Statements.

(a) FFIN has filed and made available to OSB all forms, reports, and documents required to be filed by FFIN with the SEC since December 31, 2010 (collectively, the “FFIN SEC Reports”). The FFIN SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FFIN SEC Reports or necessary in

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order to make the statements in such FFIN SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FFIN Subsidiaries that are registered as a broker, dealer or investment advisor or filings required due to fiduciary holdings of the FFIN Subsidiaries, none of FFIN Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the FFIN Financial Statements (as defined in Section 12.10) contained in the FFIN SEC Reports, including any FFIN SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of FFIN and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

Section 4.05 Compliance with Laws, Permits and Instruments.

(a) Except as disclosed in Confidential Schedule 4.05, FFIN and FFB hold all licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable law, statute, order, rule, regulation, policy and/or guideline of any court, administrative agency, commission or other governmental or regulatory authority or instrumentality.

(b) Except as disclosed in Confidential Schedule 4.05, FFIN and FFB have in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time shall be in default) under, or in violation of, (i) any provision of the Amended and Restated Certificate of Formation or Amended and Restated Bylaws of FFIN or the Articles of Association or Bylaws of FFB, as applicable (collectively, the “FFIN Constituent Documents”), (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to FFIN or the FFIN Subsidiaries, or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable in any material respect to FFIN or the FFIN Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

Section 4.06 Undisclosed Liabilities. FFIN has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employee benefit plan maintained by FFIN or FFB or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the FFIN Financial Statements or the FFIN SEC Reports, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of FFIN Financial Statements or the FFIN SEC Report, respectively, or (ii) as disclosed on Confidential Schedule 4.06.

Section 4.07 Litigation.

(a) Except as disclosed in Confidential Schedule 4.07, neither FFIN nor FFB is a party to any, and there are no pending or, to the Knowledge of FFIN or FFB, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FFIN or FFB which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to FFIN, nor, to the Knowledge of FFIN or FFB, is there any basis for any proceeding, claim or any action against FFIN or FFB that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to FFIN. There is no injunction, order, judgment or decree imposed upon FFIN or FFB or the assets or Property of FFIN or the FFIN Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to FFIN.

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(b) No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best Knowledge of FFIN, threatened against FFIN that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by FFIN pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 4.08 Consents and Approvals. FFIN’s Board of Directors (at a meeting duly called and held) has approved and adopted this Agreement. Except as disclosed in Confidential Schedule 4.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of FFIN in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by FFIN of the transactions contemplated hereby or thereby. As of the date of this Agreement, FFIN knows of no reason why all regulatory approvals from any Governmental Entity or Regulatory Agency required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis.

Section 4.09 Regulatory Compliance.

(a) Except as set forth on Confidential Schedule 4.09, neither FFIN nor FFB is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of a supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business. Notwithstanding the foregoing, neither party shall be required to take any action under this Agreement that would cause such party to violate 12 C.F.R. §309.6.

(b) All reports, records, registrations, statements, notices and other documents or information required to be filed by FFIN and FFB with any Regulatory Agency have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete.

Section 4.10 Proxy Statement/Prospectus. None of the information supplied or to be supplied by FFIN or any of its directors, officers, employees or agents for inclusion in the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to FFIN necessary in order to make the statements therein with respect to FFIN, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that either FFIN or FFB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to FFIN or FFB in all material respects with the provisions of applicable law.

Section 4.11 FFIN Disclosure Controls and Procedures. Except as set forth on Confidential Schedule 4.11, none of FFIN’s records, systems, controls, data or information, are recorded, stored, maintained and operated wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of FFIN, FFB or its accountants. FFIN has devised, established and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP (except as otherwise required by RAP).

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Section 4.12 Securities and Exchange Commission Reporting Obligations. Except as set forth on Confidential Schedule 4.12, FFIN has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC pursuant to the Exchange Act for the past three (3) years. As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.13 Representations Not Misleading. No representation or warranty by FFIN or FFB contained in this Agreement, nor any written statement, exhibit or schedule furnished to OSB by FFIN or FFB under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over FFIN or FFB or their properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects FFIN or FFB or FFIN’s, or FFB’s ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the Knowledge of FFIN or FFB, will in the future result in a Material Adverse Change.

ARTICLE V

COVENANTS OF OSB AND THE BANK

OSB and the Bank hereby make the covenants set forth in this Article V to FFIN.

Section 5.01 Commercially Reasonable Efforts. OSB and the Bank will use commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the completion of the transactions contemplated hereby in accordance with this Agreement.

Section 5.02 Information Furnished by OSB. OSB and the Bank shall promptly, and in any event within ten (10) Business Days, except where, with reasonable diligence, such information cannot be procured within ten (10) Business Days, following receipt of a written request from FFIN or FFB, furnish or cause to be furnished to, all information concerning OSB, including but not limited to financial statements, required for inclusion in any statement or application made or filed by FFIN or FFB to any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement (as defined in Section 5.13) and the Proxy Statement/Prospectus) or in connection with any unrelated transactions during the pendency of this Agreement. OSB and the Bank represent and warrant that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. OSB and the Bank shall otherwise fully cooperate with FFIN and FFB in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 5.03 Required Acts. Between the date of this Agreement and the Closing, OSB and the Bank will unless otherwise permitted in writing by FFIN:

(a) operate (including, without limitation, the making of, or agreeing to make, any loans or other extensions of credit) only in the ordinary course of business and consistent with past practices and safe and sound banking principles;

(b) except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees and goodwill and to maintain all assets owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

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(c) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as OSB or the Bank may in good faith reasonably dispute;

(d) maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

(e) timely file, subject to extensions, all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, except those being contested in good faith by appropriate proceedings;

(f) timely file, subject to extensions, all Tax Returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

(g) withhold from each payment made to each of its employees the amount of all Taxes required to be withheld therefrom and pay the same to the proper Tax receiving officers;

(h) account for all transactions and prepare all financial statements of the Bank in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP);

(i) promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and the Uniform Retail Credit Classification and Account Management Policy;

(j) pay or accrue all costs, expenses and other charges to be incurred by the Bank in connection with the Merger, including all legal fees, accounting fees, consulting fees and brokerage fees, prior to the Calculation Date;

(k) ensure that all balances related to Federal Home Loan Mortgage Corporation (“Freddie MAC”) servicing are in balance and in agreement with Freddie MAC prior to the Calculation Date;

(l) use its commercially reasonable efforts to prevent any shareholder of OSB from taking any action that would result in the termination of OSB’s status as an “S corporation” within the meaning of Code §1361 or the termination of the Bank’s status as a “qualified Subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B); and

(m) ensure that all accruals for Taxes are accounted for in the ordinary course of business, consistent with past practices and in accordance with GAAP (unless otherwise instructed by RAP in which case such accrual will be accounted for in accordance with RAP).

Section 5.04 Prohibited Acts. Between the date of this Agreement and Closing, OSB and the Bank will not, without the prior written consent of FFIN:

(a) take or fail to take any action that would cause the representations and warranties made in Article III to be inaccurate at the time of the Closing or preclude OSB or the Bank from making such representations and warranties at the time of the Closing;

(b) merge into, consolidate with or sell its assets to any other person or entity, change the Bank’s Articles of Association or Bylaws, increase the number of shares of Bank Stock outstanding or increase the amount of the Bank’s surplus (as calculated in accordance with the Call Report Instructions);

(c) except as explicitly permitted hereunder or in accordance with applicable law or pursuant to a Contract existing as of the date of this Agreement, engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Bank, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans, or (ii) any deposit (in any amount) made by an officer, director or employee;

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(d) declare, set aside or pay any dividends or make any other distribution to its shareholders (including any share dividend, dividends in kind or other distribution) whether in cash, shares or other property or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital shares or other securities, except (i) the Bank may pay distributions to OSB in an aggregate amount not to exceed 36 percent of the taxable income of OSB during the period between January 1, 2012 and Closing, (ii) the Bank may make the Distributions specifically contemplated in Section 1.07 hereof, and (iii) OSB may declare and pay distributions to its shareholders;

(e) discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past practices and except for liabilities incurred in connection with the transactions contemplated hereby;

(f) issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(g) accelerate the vesting of pension or other benefits in favor of employees of the Bank except according to the Employee Plans or as otherwise contemplated by this Agreement or as required by applicable law;

(h) acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

(i) revoke OSB’s election to be taxed as an “S corporation” within the meaning of Code §1361, or take any action that would result in the termination of OSB’s status as an “S corporation” within the meaning of Code §1361 or the termination of the Bank’s status as a “qualified Subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B) prior to the Closing Date;

(j) mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure public funds deposits;

(k) sell, transfer, lease to others or otherwise dispose of any of its assets (except any sales of securities or sales of loans in the ordinary course of business consistent with past practices, or cancel or compromise any debt or claim, or waive or release any right or claim of a value in excess of $50,000;

(l) make any change in the rate or timing of payment of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past and normal Bank practices to Bank employees and officers;

(m) enter into any employment or consulting contract (other than as contemplated by the terms of the Employee Plans or this Agreement) or other agreement with any current or proposed director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except as required by applicable law;

(n) except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

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(o) hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly created position;

(p) sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(q) make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by OSB’s independent auditors, or as required by any applicable regulatory authority;

(r) reduce the amount of the Bank’s allowance for loan losses except through charge offs (and subject to the obligations under Sections 5.03(i) and 5.20);

(s) sell (but payment at maturity is not a sale) or purchase any investment securities, other than purchases of obligations of the U.S. Treasury (or any agency thereof) with a duration of four (4) years or less and an AAA rating by at least one nationally recognized ratings agency;

(t) make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan in excess of $500,000, but FFIN will be deemed to have given its consent under this Section 5.04(t) unless FFIN objects to such transaction no later than 48 hours (weekends and bank holidays excluded) after actual receipt by FFIN of all information relating to the making, renewal or alteration of that loan; or

(u) enter into any acquisitions or leases of real property, including new leases and lease extensions.

Section 5.05 Access; Pre-Closing Investigation. Subject to the provisions of Article X, OSB and the Bank will afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of FFIN and FFB full access, to the extent legally permissible, to the properties, books, contracts and records of the Bank, permit FFIN and FFB to make such inspections (including with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.12) as they may require and furnish to FFIN, to the extent legally permissible, during such period all such information concerning the Bank and their affairs as FFIN may reasonably request, in order that FFIN may have full opportunity to make such reasonable investigation as it desires to make of the affairs of OSB and the Bank, including access sufficient to verify the value of the assets and the liabilities of OSB and the Bank and the satisfaction of the conditions precedent to FFIN’s obligations described in Article VIII of this Agreement. FFIN and FFB will use its commercially reasonable efforts not to disrupt the normal business operations of the Bank. OSB agrees at any time, and from time to time, to furnish to FFIN as soon as practicable, any additional information that FFIN may reasonably request. All inspections by FFIN under this provision will be at its expense.

Section 5.06 Invitations to and Attendance at Directors’ and Committee Meetings. From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, the Bank shall give notice (which notice shall include all materials provided to directors of the Bank with respect to such meeting), at the same time such notice is provided to directors of the Bank or if no written notice is provided to directors of the Bank then at least 48 hours in advance of such meeting, to two (2) designees of FFIN and will invite those persons to attend all regular and special meetings of the Board of Directors of the Bank and all regular and special meetings of any board or senior management committee of the Bank, including, without limitation, any loan committee meetings. However, the Bank reserves the right to exclude those invitees from any portion of any such meeting specifically relating to the transactions contemplated by this Agreement or which, upon the advice of legal counsel, are otherwise privileged. In addition, the Bank will provide FFIN with copies of the minutes of all regular and special meetings of the Board of Directors of the Bank and minutes of all regular and special meetings of any board or senior management committee of the Bank held on or after the date of this Agreement (except portions of such minutes that are devoted to the discussion of this Agreement or that, upon the advice of

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legal counsel, are otherwise privileged). The Bank will provide copies of those minutes to FFIN within fifteen (15) Business Days after the date of that meeting, and FFIN will keep those minutes confidential in accordance with Article X.

Section 5.07 Additional Financial Statements and Tax Returns. The Bank will promptly furnish FFIN with true and complete copies of each Call Report of the Bank prepared after the date of this Agreement as soon as such reports are made available to the FDIC. In addition, OSB and the Bank will promptly furnish FFIN with true and complete copies of each Tax Return prepared after the date of this Agreement as soon as such returns are made available to the IRS.

Section 5.08 Untrue Representations. OSB will promptly notify FFIN in writing if OSB or the Bank becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to FFIN or any representation or warranty made in or pursuant to this Agreement or that results in the failure of OSB or the Bank to comply with any covenant, condition or agreement contained in this Agreement.

Section 5.09 Litigation and Claims. OSB and the Bank will promptly notify FFIN in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against OSB, the Bank or OSB RE or affecting any of their properties if such litigation or potential litigation might, upon an unfavorable outcome, result in a Material Adverse Change, and OSB and the Bank will promptly notify FFIN of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of OSB or the Bank, threatened against OSB or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by OSB or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.10 Material Adverse Changes. OSB and the Bank will promptly notify FFIN in writing if any change or development has occurred or, to the Knowledge of OSB or the Bank, been threatened (or any development has occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on either OSB or the Bank, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by this Agreement, or (c) would cause the conditions in Section 8.01 or Section 8.02 not to occur.

Section 5.11 Consents and Approvals. OSB and the Bank will use their commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties, including those listed on Confidential Schedule 3.08.

Section 5.12 Environmental Investigation; Right to Terminate Agreement.

(a) FFIN and its consultants, agents and representatives will have the right, to the same extent that the Bank has the right, if any, but not the obligation or responsibility, to inspect any Property, including conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”) at any time on or prior to the date that is 45 days after the date of this Agreement. Any Environmental Inspections will be at FFIN’s expense, and any findings or results of any Environmental Inspections will not be disclosed to any individual or entity, other than FFIN or the Bank, unless FFIN is required by law to disclose such information. FFIN will notify OSB prior to any physical inspections of the Property, and OSB may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation (“Secondary Investigation”) including, test borings, soil, water and other sampling is deemed desirable by FFIN, FFIN will (i) notify OSB of any Property for which it intends to conduct such a Secondary Investigation and the reasons for such Secondary Investigation, and (ii) commence such Secondary Investigation, on or prior to the date that is 60 days after the date of this Agreement. FFIN will give reasonable notice to OSB of such Secondary Investigations, and OSB may place reasonable time and place restrictions on such Secondary Investigations.

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(b) FFIN will have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.19 is not true and accurate in any material respect; (ii) the results of such Environmental Inspection, Secondary Investigation or other environmental survey are disapproved by FFIN because the environmental inspection, Secondary Investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iii) OSB has refused to allow FFIN to conduct an Environmental Inspection or Secondary Investigation in a manner that FFIN reasonably considers necessary; (iv) the Environmental Inspection, Secondary Investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by OSB that would result in a Material Adverse Change; (v) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup, which, if OSB were to take cleanup or remedial action to correct same, would result in a Material Adverse Change; or (vi) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to the date that is 90 days after the date of this Agreement, FFIN will advise OSB in writing as to whether FFIN intends to terminate this Agreement in accordance with Section 9.01 because FFIN disapproves of the results of the Environmental Inspection, Secondary Investigation or other environmental survey. OSB will have the opportunity to correct any objected to violations or conditions to FFIN’s reasonable satisfaction prior to the date that is 75 days after the date of this Agreement. If OSB fails to demonstrate its satisfactory correction of the violations or conditions to FFIN, FFIN may terminate the Agreement on or prior to the date that is 90 days after the date of this Agreement.

(c) OSB agrees to make available to FFIN and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including the results of other environmental inspections and surveys. OSB also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with FFIN and will be entitled to certify the same in favor of FFIN and its consultants, agents and representatives and make all other data available to FFIN and its consultants, agents and representatives.

Section 5.13 Registration Statement and Proxy Statement/Prospectus.

(a) OSB and the Bank agree to cooperate and assist FFIN in (i) preparing a Registration Statement on Form S-4 (the “Registration Statement”), relating to the shares of FFIN Stock to be issued as part of the Merger Consideration provided for herein, and the Proxy Statement/Prospectus, and (ii) filing the Registration Statement and the Proxy Statement/Prospectus (forming a part of the Registration Statement) with the SEC, including furnishing to FFIN all information concerning OSB that FFIN may reasonably request in connection with preparation of such Registration Statement and Proxy Statement/Prospectus. None of the information supplied or to be supplied by OSB or any of its directors, officers, employees or agents for inclusion in the Registration Statement or the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Registration Statement and the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to OSB necessary in order to make the statements therein with respect to OSB, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that OSB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to OSB in all material respects with the provisions of applicable law.

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(b) The OSB Board has resolved to recommend to the OSB shareholders that they approve this Agreement and shall submit to its shareholders this Agreement and any other matters required to be approved by its shareholders in order to carry out the purposes of this Agreement. The OSB Board shall (i) include in the Proxy Statement/Prospectus the recommendation of the OSB Board that the shareholders of OSB vote in favor of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby, (ii) use its best efforts to obtain such shareholder approval of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby, and (iii) perform such other acts as may reasonably be requested by FFIN to ensure that such shareholder approval of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby are obtained; and

(c) Cause the Proxy Statement/Prospectus to be mailed to the shareholders of OSB as soon as practicable after the effectiveness of the Registration Statement.

(d) Neither, OSB nor the Bank shall, and OSB and the Bank shall cause their respective directors, officers not to, take any action that could reasonably require the registration of the Stock Consideration under the Securities Act or any state’s securities laws.

Section 5.14 Benefit Plans. OSB agrees that the Bank’s Employee Plans may be terminated, modified or merged into FFIN’s Employee Plans on or after the Closing Date, as determined by FFIN in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of FFIN, OSB and the Bank agree to terminate no later than immediately before the Closing Date any Employee Plans for which the Bank may have liability so that the Bank will have no liability from and after the Closing Date, and OSB will cause the Bank to accrue any and all obligations with respect to the termination of such plans before the Calculation Date, provided that FFIN will not require that OSB terminate its defined benefit plan or its Bank owned life insurance policies (“BOLI”) prior to the Effective Time. FFIN acknowledges that any termination or modification at the direction of FFIN will not (a) be deemed to cause the OSB Financial Statements to have been prepared other than in accordance with GAAP, (b) constitute a breach of any provision of this Agreement by OSB or the Bank.

Section 5.15 Termination of Data Processing/Technology Contracts. Each of OSB and the Bank will use its best efforts, including, but not limited to, notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that its current data processing/technology contracts listed on Confidential Schedule 5.15 will, if the Merger occurs, be terminated after the consummation of the Merger on a date to be mutually agreed upon by FFIN, FFB, OSB and the Bank; provided, that, all costs, fees, expenses and penalties necessary to be paid by the Bank in connection with the termination of such data processing and technology contracts to which the Bank is a party shall be accrued or paid by the Bank on or prior to the Calculation Date in accordance with this Section 5.15 and Section 1.07. Such notice and actions by OSB and the Bank will be in accordance with the terms of such data processing or technology contracts.

Section 5.16 Conforming Accounting Adjustments. OSB and the Bank shall, if requested by FFIN, consistent with GAAP, immediately prior to Closing, make such accounting entries as FFIN may reasonably request in order to conform the accounting records of the Bank to the accounting policies and practices of FFIN. No such adjustment shall of itself constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement or be an acknowledgment by OSB or the Bank (a) of any adverse circumstances for purposes of determining whether the conditions to FFIN’s obligations under this Agreement have been satisfied, (b) that such adjustment is required for purposes of determining satisfaction of the condition to FFIN’s obligations under this Agreement set forth in Section 8.10 hereof, or (c) that such adjustment shall not be taken into account in the calculation of the Adjusted Equity. No adjustment required by FFIN shall (y) require any prior filing with any governmental agency or regulatory authority or (z) violate any law, rule or regulation applicable to OSB or the Bank.

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Section 5.17 Tail D&O Policy. On or prior to the Closing Date, OSB will obtain an extended reporting period (otherwise known as “tail coverage”) policy, with terms and coverage reasonable for such policies, covering directors and officers of the Bank for a period of not less than three (3) years from the Closing Date, and the total premium for such policy shall be paid or accrued prior to the Calculation Date.

Section 5.18 Regulatory and Other Approvals. OSB, at its own expense, will promptly, but in no event later than thirty (30) days after the date OSB provides FFIN with the information requested for the regulatory applications pursuant to Section 6.02, file or cause to be filed applications for all regulatory approvals required to be obtained by OSB in connection with this Agreement and the other agreements contemplated hereby. OSB will promptly furnish FFIN with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. OSB will use its commercially reasonable efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Confidential Schedule 5.18, at the earliest practicable time.

Section 5.19 Tax Matters.

(a) OSB shall include the income of the Bank on OSB’s federal S corporation Tax Returns and state income and franchise Tax Returns for all periods through the end of the Closing Date and pay any federal and state Taxes attributable to such income (including, without limitation, any federal income and state franchise or margin Taxes incurred by OSB or the Bank as a result of the deemed sale of the assets of the Bank pursuant to this Agreement). OSB shall furnish Tax information to FFIN for inclusion in FFIN’s federal consolidated income Tax Return for the period beginning after the Closing Date in accordance with the Bank’s past custom and practice. The items of income gain, loss, deduction and credit of the Bank shall be apportioned between the period up to and including the Closing Date and the period after the Closing Date based on closing the books of the Bank as of the end of the Closing Date.

(b) OSB shall allow FFIN and its counsel to participate (at FFIN’s expense) in any audit of OSB’s federal or state Tax Returns to the extent that such returns relate to the Bank and could reasonably be expected to increase or decrease Taxes of FFIN or any of its Affiliates for any taxable period (or portion thereof) after the Closing Date. OSB shall not settle any such audit in a manner that could reasonably be expected to adversely affect FFIN or any of its Affiliates after the Closing Date without the prior consent of FFIN, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) OSB shall not file or take any position on any of its or the Bank’s Tax Returns (including any amended Tax Returns of OSB or the Bank) with respect to a taxable period of the Bank (or portion thereof) prior to or including the Closing Date that could reasonably be expected to increase the liability of FFIN and its Affiliates (including the Bank) for a taxable period (or portion thereof) beginning after the Closing Date without the prior written consent of FFIN, such consent not to be unreasonably withheld, conditioned or delayed.

(d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, if any, shall be paid by OSB when due, and OSB will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, FFIN will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(e) OSB, the Bank, and FFIN shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.19(f) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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(f) OSB and FFIN further agree, upon request, to use their reasonable commercial best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

Section 5.20 Allowance for Loan and Lease Losses. The Bank shall maintain its allowance for loan and lease losses in accordance with GAAP and RAP, but in no event at a level less than 1.00% of the Bank’s Total Loans as of the Calculation Date and the Closing Date (the “Minimum Allowance Amount”); provided, however, if the allowance for loan and lease losses is less than the Minimum Allowance Amount as of the Closing Date, the Adjusted Equity shall be recalculated to take into account the provision necessary for the Bank to comply with this Section 5.20. For purposes of this Agreement, the term “Total Loans” means the amount of loans and leases, net of unearned income, calculated in accordance with instructions for Call Report Schedule RC—Balance Sheet, item 4(b).

Section 5.21 Disclosure Schedules. At least ten (10) days prior to the Closing, OSB agrees to provide FFIN with supplemental disclosure schedules to be delivered by OSB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 5.22 Maintenance of OSB. From the Closing Date until December 30, 2013, OSB shall maintain ownership of cash or other assets (other than shares of FFIN Stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB. Prior to December 30, 2013, OSB may take action to prepare for the liquidation or dissolution of OSB, but in no event shall OSB cause or consummate such liquidation or dissolution prior to the close of business on December  30, 2013.

Section 5.23 Transition.

(a) The senior officers of OSB and the Bank agree to meet with senior officers of FFIN and FFB on a reasonably regular basis to review the financial and operational affairs of the Bank, and to the extent permitted by applicable law, each of OSB and the Bank agrees to give due consideration to FFIN’s input on such matters, consistent with this Section 5.23, with the understanding that FFIN shall in no event be permitted to exercise control of OSB or the Bank prior to the Effective Date and, except as specifically provided under this Agreement, OSB and the Bank shall have no obligation to act in accordance with FFIN’s input. Commencing after the date hereof and to the extent permitted by applicable law, FFIN, OSB and the Bank shall use their reasonable best efforts to plan the integration of the Bank with the businesses of FFIN and FFB and their respective affiliates to be effective as much as practicable as of the Closing Date; provided, however, that in no event shall FFIN or its affiliates be entitled to control OSB or the Bank prior to the Effective Date. Without limiting the generality of the foregoing, from the date hereof through the Effective Date and consistent with the performance of their day-to-day operations and the continuous operation of the Bank in the ordinary course of business, the Bank’s employees and officers shall use their reasonable best efforts to provide support, including support from the Bank’s outside contractors, and to assist FFIN in performing all tasks, including, without limitation, equipment installation, reasonably required to result in a successful integration at the Closing. FFIN shall provide such assistance of its personnel as the Bank shall request to permit the Bank to comply with their obligations under this Section 5.23.

(b) From and after the date hereof, each of OSB and the Bank shall use its reasonable best efforts, and shall use its reasonable best efforts to cause its agents to, permit FFIN to take all reasonable actions that FFIN deems necessary or appropriate, and to cooperate and to use its reasonable best efforts to cause its agents to cooperate in the taking of such actions, to enable FFIN, after the Closing, to satisfy the applicable obligations under §§302, 404 and 906 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and the other requirements of the SOA with respect to the Bank, including establishing and maintaining adequate

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disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA. All out-of-pocket costs and expenses incurred by the Bank in complying with this Section 5.23 (i) shall not be taken into account in the calculation of the Adjusted Equity, and (ii) shall be reimbursed by FFIN in the event this Agreement is terminated promptly upon submission to FFIN of appropriate documentation of same. FFIN shall provide such assistance of its personnel as the Bank shall request to permit the Bank to comply with its obligations under this Section 5.23.

Section 5.24 Repayment of Trust Preferred Notes, Senior Indebtedness and Other Indebtedness.

(a) Prior to or simultaneously with Closing, OSB shall redeem all of the Trust Preferred Notes, including, without limitation, any payments of principal, interest, dividends or fees due thereunder, and cause the Trust to redeem all of Capital Securities and common securities issued by the Trust.

(b) Prior to or simultaneously with Closing, OSB shall redeem and repay all principal, interest and fees of the 2009 Senior Secured Notes Due December 31, 2020 (the “Senior Notes”) and cause the security interest held by the holders of the Senior Notes to be released and terminated.

Section 5.25 Voting Agreement. Simultaneously with the execution of this Agreement, each of the directors of OSB and the Bank shall execute and deliver to FFIN the Voting Agreement and Irrevocable Proxy in the form of Exhibit “A” attached hereto, and each of OSB and the Bank acknowledges that pursuant to such agreement the directors of OSB and the Bank have agreed that they will vote the OSB Shares owned by them in favor of this Agreement and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

Section 5.26 Director Support Agreements. Simultaneously with the execution of this Agreement, each of the directors of the Bank set forth on Confidential Schedule 5.26 shall enter into a Director Support Agreement with FFIN (each a “Director Support Agreement”). The form of the Director Support Agreement is attached as Exhibit “B” hereto.

Section 5.27 Execution of Releases. Each of OSB and the Bank shall take such action as it is required to, and shall use reasonable best efforts to cause the other persons to take such action as they are required to, in order to execute the releases as described in Section 8.06.

Section 5.28 No Solicitation. So long as this Agreement is in effect, neither OSB, the Bank nor any of their respective directors or officers shall (i) initiate, solicit, encourage or otherwise facilitate any inquiries, provide any information to or negotiate with any other party any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal, or (ii) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their directors or officers to take any such action and OSB or the Bank shall notify FFIN orally (within one (1) Business Day) and in writing (as promptly as practicable) of any such inquiries and proposals received by OSB or the Bank or any of its respective directors or officers, relating to any of such matters.

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ARTICLE VI

COVENANTS OF FFIN

FFIN hereby makes the covenants set forth in this Article VI to OSB and the Bank.

Section 6.01 Reasonable Best Efforts. FFIN shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02 Regulatory Filings and Registration Statement.

(a) FFIN, with the cooperation of OSB and the Bank, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by FFIN in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the OCC and the TDSML. FFIN shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

(b) FFIN shall reserve and make available for issuance in connection with the Merger, and in accordance with the terms of this Agreement, the shares of FFIN Stock for the Stock Consideration and shall, with the cooperation of OSB and the Bank, file with the SEC the Registration Statement, which Registration Statement will contain the Proxy Statement/Prospectus, and FFIN shall use its reasonable best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of the mailing thereof to the OSB shareholders at the time of the Shareholders’ Meeting and on the Effective Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

(c) FFIN shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

(d) FFIN shall promptly and properly prepare and file any filings required under the Securities Act or Exchange Act, relating to the Merger and the transactions contemplated herein.

(e) FFIN shall keep OSB reasonably informed as to the status of such applications and filings and shall notify it promptly of any developments that reasonably could significantly delay the completion of the Merger.

(f) FFIN shall not take any action at any time after the Effective Date which would cause the Merger not to be treated as a taxable asset sale under the Code.

Section 6.03 Untrue Representations. FFIN and FFB shall promptly notify OSB in writing if FFIN or FFB becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to OSB or any representation or warranty made in or pursuant to this Agreement or that results in the failure of FFIN or FFB to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.04 Litigation and Claims. FFIN and FFB shall promptly notify OSB of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of FFIN or

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FFB, threatened against FFIN or FFB that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by FFIN or FFB pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 6.05 Notice of Material Adverse Changes. FFIN and FFB shall promptly notify OSB in writing if any change or development shall have occurred or, to the Knowledge of FFIN or FFB, been threatened (or any development shall have occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on either FFIN or FFB (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement or (c) would cause the conditions in Section 7.01 or Section 7.02 not to occur.

Section 6.06 Consents and Approvals. FFIN and FFB shall use their commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

Section 6.07 Employee Matters. FFIN and FFB shall, with respect to each employee of the Bank at the Effective Time who continues in employment with FFIN or its Subsidiaries (each a “Continued Employee”), provide the benefits described in this Section 6.07. Subject to the right of subsequent amendment, modification, replacement or termination in the sole discretion of FFIN, each Continued Employee shall be entitled, as an employee of FFIN or its Subsidiaries, to participate in the employee benefit plans of FFIN as set forth in Confidential Schedule 6.07 hereto in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and makes any required contributions. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 6.07 is not intended to give any Continued Employee any rights or privileges superior to those of other similarly situated employees of FFIN or its Subsidiaries. The provisions of this Section 6.07 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FFIN shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans in which a Continued Employee may participate (excluding any defined benefit pension plan), credit each Continued Employee with his or her term of service with the Bank to the extent such service was recognized under the analogous OSB Employee Plan.

Section 6.08 Conduct of Business in the Ordinary Course. Except as specifically provided for in this Agreement, each of FFIN and FFB shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 6.08, the ordinary course of business shall consist of the banking and related business as presently conducted by FFIN and its Subsidiaries, and engaging in acquisitions and assisting in the management of its Subsidiaries.

Section 6.09 Disclosure Schedules. At least ten (10) days prior to the Closing, each FFIN and FFB agrees to provide OSB with supplemental disclosure schedules to be delivered by FFIN and FFB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 6.10 Appointment of Advisory Directors. At the Effective Time, OSB shall appoint as advisory directors of FFB the directors of the Bank who execute a Director Support Agreement and indicate a desire to serve as advisory directors of FFB (the “Advisory Board”). Each member of the Advisory Board shall be appointed to serve as an Advisory Board member for an initial term of one (1) year and receive compensation as set by the FFB Board from time to time. FFB shall provide each member of the Advisory Board with indemnification rights consistent with those rights provided to other advisory directors of FFB in accordance with FFB’s Articles of Association and Bylaws.

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ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OSB AND THE BANK

The obligations of OSB and the Bank under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by OSB and the Bank:

Section 7.01 Representations and Warranties. All representations and warranties made by FFIN in this Agreement or in any document or schedule delivered to OSB and the Bank in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true as of such earlier date).

Section 7.02 Performance of Obligations. FFIN and FFB having performed in all material respects all obligations and agreements required to be performed by this Agreement or the Merger Agreement on or prior to the Closing Date.

Section 7.03 Shareholder Approvals. Each of (i) the sale of substantially all of the assets of OSB as contemplated by this Agreement, (ii) the Merger, and (iii) this Agreement having been approved by the requisite vote of the holders of the outstanding OSB Shares as and to the extent required by the TBOC.

Section 7.04 Government and Other Approvals. FFIN having received approvals, acquiescences or consents of the transactions contemplated by this Agreement and for the OSB Distribution Transactions from all necessary governmental agencies and authorities and other third parties, including all consents described on Confidential Schedules 3.08 and 4.08, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings.

Section 7.05 No Litigation. No action having been taken, and no statute, rule, regulation or order being promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject the Bank or any officer, director, shareholder or employee of the Bank to criminal or civil liability. Further, no action or proceeding prior to any court or governmental authority, by any government or governmental authority or by any other person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c)  above.

Section 7.06 Delivery of Closing Documents. OSB and the Bank shall have received all documents required to be received from FFIN and FFB on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to OSB and the Bank.

Section 7.07 No Material Adverse Change. There having been no Material Adverse Change with respect to either FFIN or FFB since September 30, 2012.

Section 7.08 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the

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Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the SEC. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FFIN AND FFB

All obligations of FFIN and FFB under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by FFIN.

Section 8.01 Representations and Warranties. All representations and warranties made by OSB and the Bank in this Agreement or in any document or schedule delivered to FFIN in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true as of such earlier date).

Section 8.02 Performance of Obligations. OSB and the Bank having, or having caused to be, performed or observed in all material respects all agreements, terms, covenants and conditions required by this Agreement to be performed or observed by OSB and the Bank at or prior to the Closing.

Section 8.03 Shareholder Approvals. Each of (i) the sale of substantially all of the assets of OSB as contemplated by this Agreement, (ii) the Merger, and (iii) this Agreement, having been approved by the requisite vote of the holders of the outstanding OSB Shares as and to the extent required by the TBOC.

Section 8.04 Government and Other Approvals. FFIN having received approvals, acquiescences or consents that may be required in order to complete the transactions contemplated by this Agreement (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated by Section 4.08), all on terms and conditions acceptable to FFIN, from all necessary governmental agencies and authorities, including all consents described on Confidential Schedules 3.08 and 4.08, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

Section 8.05 No Litigation. No action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, or the transactions contemplated hereby by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of FFIN, its subsidiaries or the Bank, (c) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject FFIN or subject any officer, director, shareholder or employee of FFIN to criminal or civil liability. Further, no action or proceeding prior to any court or governmental authority, by any government or governmental authority or by any other person, being threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

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Section 8.06 Releases. FFIN having received from each of the directors of the Bank an instrument dated as of the Closing Date releasing the Bank from any and all claims of such directors (except to certain matters described therein), the form of which is attached as Exhibit “C”. Further, FFIN having received from each of the officers of the Bank with titles of vice president and above, as listed on Confidential Schedule 8.06, an instrument dated as of the Closing Date releasing the Bank from any and all claims of such officers (except as to certain matters described therein), the form of which is attached as Exhibit “D”.

Section 8.07 Voting and Director Support Agreements. Simultaneously with the execution of this Agreement, FFIN having received (a) from each of the Shareholders listed on Confidential Schedule 8.07(a) the Voting Agreement the form of which is attached as Exhibit “A”, and (b) from each of the directors of the Bank listed on Confidential Schedule 5.26 a Director Support Agreement, the form of which is attached as Exhibit “B”.

Section 8.08 Employment Agreements. Simultaneously with the execution of this Agreement, FFIN having received fully-executed employment agreements satisfactory to FFIN, with the individuals set forth on Confidential Schedule 8.08.

Section 8.09 Consent of Sole Shareholder. Simultaneously with the execution of this Agreement, FFIN having received a written consent, signed by OSB as the sole shareholder of the Bank, approving the Merger.

Section 8.10 No Material Adverse Change. There will have been no Material Adverse Change to the Bank since September 30, 2012.

Section 8.11 Termination of Employee Plans. FFIN having received evidence reasonably satisfactory to FFIN that, as of the Effective Time, all OSB Employee Plans (other than such plans FFIN elects not to terminate) have been terminated in accordance with the terms of such OSB Employee Plans, the Code, ERISA and all other applicable laws and regulations on a basis satisfactory to FFIN in its sole discretion and that, to the extent FFIN deems necessary or appropriate, affected participants have been notified of such terminations and/or integrations.

Section 8.12 Trust Preferred Securities. OSB having redeemed all of the Trust Preferred Notes, including, without limitation, having paid all principal, accrued but unpaid interest, fees and expenses to the holder of the Trust Preferred Notes simultaneously with the Closing.

Section 8.13 Senior Indebtedness. OSB having redeemed all of the Senior Notes, including, without limitation, having paid all principal, accrued but unpaid interest, fees and expenses to the holders of the Senior Notes simultaneously with the Closing. In connection with the redemption of the Senior Notes, any pledge, security interest, lien or other encumbrance on the Bank Stock shall have been removed, released or terminated.

Section 8.14 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the SEC. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

Section 8.15 Delivery of Closing Documents. FFIN and FFB shall have received all documents required to be received from OSB and the Bank on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to FFIN and FFB.

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ARTICLE IX

TERMINATION

Section 9.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time, notwithstanding the approval thereof by the shareholders of OSB, prior to or at the Closing as follows, and in no other manner:

(a) By the mutual consent of FFIN and OSB, duly authorized by the board of directors of each of FFIN and OSB.

(b) By either OSB or FFIN (as long as the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if the conditions precedent to such parties’ obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived by September 30, 2013, or such later date as has been approved by FFIN and OSB.

(c) By either FFIN or OSB if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to complete such transactions or if any court of competent jurisdiction in the United States or other federal or state governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action is final and nonappealable.

(d) By either FFIN or OSB if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

(e) By either FFIN or OSB if there has been any Material Adverse Change with respect to the other party.

(f) By FFIN if OSB or the Bank fails to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or in any other agreement contemplated hereby (other than those representations and warranties which are qualified by their terms by a reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change” or the like) and such failure has not been cured within a thirty (30) day period after notice from FFIN, or if any of the representations or warranties of OSB and the Bank contained herein or therein are inaccurate in any material respect.

(g) By OSB if FFIN or FFB fails to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or in any other agreement contemplated hereby (other than those representations and warranties which are qualified by their terms by a reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change” or the like) and such failure has not been cured within a thirty (30) day period after notice from OSB, or if any of the representations or warranties of FFIN or FFB contained herein or therein are inaccurate in any material respect.

(h) By FFIN in accordance with Section 5.12.

(i) By FFIN, if (i) OSB has mailed the Proxy Statement/Prospectus to its shareholders and OSB does not hold the Shareholders’ Meeting within 60 days thereafter, (ii) this Agreement and the Merger are not approved by the required vote of shareholders of OSB at the Shareholders’ Meeting, (iii) the board of directors of OSB fails to recommend that the OSB shareholders vote in favor of approval of this Agreement, or (iv) the individuals that executed a Director Support Agreement or a Voting Agreement and Irrevocable Proxy pursuant to Sections 5.28 and 5.29 hereto have violated the terms thereof.

Section 9.02 Notice of Termination. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 12.07 of this Agreement.

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Section 9.03 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, if this Agreement is terminated pursuant to the provisions of Section 9.01 hereof, no party to this Agreement will have any further liability or obligation under this Agreement, except the provisions of Article  X hereof will remain applicable.

ARTICLE X

CONFIDENTIAL INFORMATION

Section 10.01 Definition of “Recipient,” “Disclosing Party” and “Representative”. For purposes of this Article X, the term “Recipient” means the party receiving the Subject Information (as defined in Section 10.02) and the term “Disclosing Party” means the party furnishing the Subject Information. The terms “Recipient” or “Disclosing Party”, as used herein, include: (a) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (b) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term “Representative” as used herein, includes all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term “person” as used in this Article X is to be broadly interpreted to include any corporation, company, group, partnership, governmental agency or individual.

Section 10.02 Definition of “Subject Information”. For purposes of this Article X, the term “Subject Information” means all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party, including the Purchase Price; provided, however, that the Purchase Price may be disclosed in the proxy materials distributed to the shareholders of OSB in connection with their approval of the Merger. The term “Subject Information” does not include information that (a) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (b) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (c) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

Section 10.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby and that the Subject Information will be kept confidential by the Recipient and the Recipient’s Representatives; provided, however, that (a) any of such Subject Information may be disclosed to the Recipient’s Representatives (including, but not limited to, the Recipient’s accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives will be informed by the Recipient of the confidential nature of such information and that the Recipient will direct and cause such persons to treat such information confidentially); and (b) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

Section 10.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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Section 10.05 Return of Subject Information. In the event of termination of this Agreement for any reason, the Recipient will promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

Section 10.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party will be entitled to obtain specific performance or injunctive relief against the breach or threatened breach of Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies are not the exclusive remedies for a breach of Article X of this Agreement, but are in addition to all other remedies available at law or in equity to the Disclosing Party.

ARTICLE XI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

ADDITIONAL REMEDIES

Section 11.01 Survival of Representations, Warranties and Covenants. Notwithstanding any right of FFIN and FFB to investigate fully the affairs of OSB and the Bank and notwithstanding any Knowledge of facts determined or determinable by FFIN and FFB pursuant to such investigation or right of investigation, FFIN and FFB have the right to rely fully upon the representations, warranties, covenants and agreements of OSB and the Bank contained in this Agreement or in any certificate delivered pursuant to this Agreement. All of the representations and warranties made by the parties and contained in this Agreement will survive until December 30, 2013 (the “Indemnification Termination Date”), at which time such representations and warranties will terminate. All covenants made by the parties in Sections 1.09, 1.12, 5.22, 5.24, and Articles X, XI and XII, shall survive the Closing Date. All other covenants terminate at the Effective Time.

Section 11.02 Indemnification. OSB agrees to indemnify and hold harmless FFIN and each of its Subsidiaries, parents, Affiliates, directors, officers, shareholders, employees and agents (each an “FFIN Indemnified Person” and collectively the “FFIN Indemnified Persons”) from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by FFIN or any of its Subsidiaries and recoveries from related insurance claims with respect to such losses (collectively, “FFIN Losses”) resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by OSB or the Bank in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, (b) the failure of OSB or the Bank to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby, and (c) any civil money penalties or fines assessed against the Bank for any events or circumstances that occurred prior to the Effective Time. For purposes of this Agreement, a tax benefit shall not be treated as actually realized by a party or any of its Subsidiaries until such time, if any, that such tax benefit results in an actual reduction of the amount of Taxes payable by such party or any of its Subsidiaries during such Tax period computed after first considering all other expenses, losses, deduction, credits and net operating loss, capital loss and tax credit carryovers and carrybacks otherwise available to such party or any of its Subsidiaries. OSB will have no liability under this Indemnification provision for any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the FFIN Indemnified Persons attributable to the acts or conduct of the FFIN Indemnified Persons after the Effective Time.

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Section 11.03 Indemnification of OSB. Each of FFIN and FFB agrees to indemnify and hold harmless OSB and each of its Subsidiaries, parents, Affiliates, directors, officers, shareholders, employees and agents (each a “OSB Indemnified Person” and collectively the “OSB Indemnified Persons”) from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by OSB or any of its Subsidiaries and recoveries from related insurance claims with respect to such losses (collectively, “OSB Losses”) resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by FFIN or FFB in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, and (b) the failure of FFIN or FFB to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby. Neither FFIN nor FFB will have any liability under this Indemnification provision for any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the OSB Indemnified Persons attributable to the acts or conduct of the OSB Indemnified Persons prior to the Effective Time.

Section 11.04 Procedure for Indemnification. FFIN, FFB or OSB (as applicable, the “Indemnified Party”) will, within ten (10) Business Days after the service of process in a lawsuit brought by a third party (a “Lawsuit”) or within thirty (30) days after such Indemnified Party acquires Knowledge of a claim covered by the indemnities under Sections 11.02, and 11.03 or 11.07 of this Agreement (a “Claim”), give written notice to the other party (the “Indemnifying Party”), describing the Lawsuit or Claim (a “Notice of Claim”) and the estimated amount thereof; but any failure by FFIN, FFB or OSB to give the foregoing written notice within such period will not affect the indemnities under Sections 11.02, 11.03 or 11.07, as applicable, to the extent that the Indemnifying Party is not actually prejudiced by such failure. Upon receipt of such notice, the Indemnifying Party will be entitled, at its own cost and expense: (a) to assume responsibility and control of the defense, compromise or settlement of the Lawsuit that involves solely a claim for one or more liabilities for which indemnity may be sought hereunder, and (b) in any other case, to be consulted by the Indemnified Party (who will consider in good faith all requests of the Indemnifying Party with respect to all such proceedings) with respect to proceedings subject to control of the Indemnified Party. For so long as the Indemnifying Party is contesting any such Lawsuit in good faith and by appropriate proceedings, the Indemnifying Party will not be required to make payment under this Article XI to the Indemnified Party. If the Indemnifying Party is controlling the conduct of any such Lawsuit, the Indemnifying Party will, on request of the Indemnified Party, provide to the Indemnified Party, at reasonable intervals, a summary of any developments with respect to that Lawsuit. The Indemnified Party may participate at its own expense in any judicial proceeding controlled by the Indemnifying Party. To the extent permitted by applicable law, the Indemnified Party will supply the Indemnifying Party with information reasonably requested by the Indemnifying Party as necessary for the Indemnifying Party to control and conduct the defense of any Lawsuit, to prosecute any counterclaim or to participate in any proceeding to the extent permitted by this provision. The Indemnified Party will not enter into any settlement or other compromise with respect to any liability as to which indemnity may be sought without the prior written consent of the Indemnifying Party, which consent is not to be unreasonably withheld.

Section 11.05 Limitations on Indemnity with Respect to Time, Amount and Source.

(a) The indemnification obligations of the parties under Sections 11.02 and 11.03 of this Agreement will expire on the Indemnification Termination Date, except (i) in each instance with respect to any Losses arising out of Claims or Lawsuits for which an Indemnified Party has given a Notice of Claim prior to the Indemnification Termination Date, and (ii) nothing in this Section affects the Indemnifying Party’s obligations under Articles X and XII (the “Continuing Obligations”).

(b) Except as expressly provided herein, OSB will not be liable for FFIN Losses that are otherwise indemnifiable under Section 11.02 of this Agreement until the total of all FFIN Losses incurred by FFIN Indemnified Persons exceeds $100,000, whereupon OSB shall be required to indemnify FFIN only for the amount of the total of all FFIN Losses that exceeds the first $100,000. The maximum liability of OSB for all FFIN Losses under this Article XI is $1,000,000.

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(c) Except as expressly provided herein, FFIN will not be liable for OSB Losses that are otherwise indemnifiable under Section 11.03 of this Agreement until the total of all OSB Losses incurred by OSB Indemnified Persons exceeds $100,000, whereupon FFIN shall be required to indemnify OSB only for the amount of the total of all OSB Losses that exceeds the first $100,000. The maximum liability of FFIN for all OSB Losses under this Article XI is $1,000,000.

Section 11.06 Additional Remedies. Nothing contained in this Article XI limits or otherwise affects the remedies available to OSB, the Bank, FFIN or FFB, or their respective officers, directors or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of the other party, its Affiliates or any shareholder, director, employee or agent of the other party or its Affiliates.

Section 11.07 Tax Indemnification Matters. OSB shall indemnify and hold harmless FFIN and its Affiliates against any FFIN Losses attributable to (i) all Taxes (or the nonpayment thereof) of Bank for all taxable periods ending on or prior to the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”); (ii) all Taxes of OSB; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Bank is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local or foreign law or regulation; and (iv) any and all Taxes of any Person (other than the Bank) imposed on the Bank as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring prior to the Closing Date, provided that no payment will be due under this Section 11.07 until the aggregate amount of such Taxes exceeds the amount of the Tax Accrual for the period ending as of the Closing. Tax Accrual means, with respect to the Bank, the aggregate amount of current liability accruals for Taxes (excluding reserves for deferred Taxes), if any, reflected on the OSB Financial Statements.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Expenses. Each of the parties to this Agreement is obligated to pay all of its expenses and costs (including all counsel fees and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 12.02 Brokerage Fees and Commissions.

(a) Each of FFIN and FFB hereby represents to OSB and the Bank that no agent, representative or broker has represented FFIN or FFB in connection with the transactions described in this Agreement. Neither OSB nor the Bank will have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of FFIN or FFB, and each of FFIN and FFB hereby agrees to indemnify and hold OSB harmless for any amounts owed to any agent, representative or broker of FFIN.

(b) Each of OSB and the Bank hereby represents to FFIN and FFB that, except as set forth in Confidential Schedule 12.02(b), no agent, representative or broker has represented OSB or the Bank in connection with the transactions described in this Agreement. Neither FFIN nor FFB will have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of OSB, the Bank or any shareholder of OSB, and OSB hereby agrees to indemnify and hold FFIN and FFB harmless for any amounts owed to any agent, representative or broker of OSB, the Bank or any shareholder of OSB.

Section 12.03 Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements,

47

whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 12.04 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

Section 12.05 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 12.06 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 12.07 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO OSB OR THE BANK:

Stephen Lee

President

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77631

Phone: (409) 221-6160

Fax: (409) 883-7164

Electronic mail: slee@orangesavingsbank.com

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WITH A COPY TO:

Larry Temple

400 West 15th Street, Ste. 705

Austin, Texas 78701

Phone (512) 477-4467

Telecopy: (512) 477-4478

Electronic mail: larry@larrytemple.com

IF TO FFIN OR FFB:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Phone: (325) 627-7155

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

WITH A COPY TO:

Michael G. Keeley, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202-2799

Phone: (214) 468-3345

Fax: (214) 740-7138

Electronic mail: mkeeley@hunton.com

Section 12.08 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN TAYLOR COUNTY, TEXAS.

Section 12.09 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 12.10 Certain Definitions.

(a) “Affiliate” means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

(b) “Bankruptcy Exception” means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect

49

to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(c) “Business Day” means a day that the Bank is open to the public for the conduct of banking business.

(d) “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

(e) “FFIN Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of FFIN as of September 30, 2012, as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 2012, and for each of the three years ended December 31, 2011, 2010 and 2009, as filed by FFIN in FFIN SEC Reports, and (ii) the consolidated statements of condition of FFIN (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in FFIN SEC Reports filed with respect to periods ended subsequent to September 30, 2012.

(f) “Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

(g) “Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

(h) A person has “Knowledge” of, or acts “Knowingly” with respect to, a particular fact or other matter if any individual who is presently serving as a director or officer or employee of that person, after reasonable inquiry, is actually aware of such fact or other matter.

(i) “Material Adverse Change” with respect to any party means any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, assets, properties, employees, liabilities (absolute, accrued, contingent or otherwise) or reserves of such party has occurred, including, by way of example and without limitation, any litigation or regulatory developments that would cause the representations and warranties set forth in Sections 3.07 or 4.07 or Sections 3.20 or 4.05, respectively, to be untrue or incorrect, but excluding any change with respect to, or effect on, such party resulting from: (i) any changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries; (ii) changes in GAAP or RAP that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated by this Agreement; (iv) changes in interest rates; or (v) actions or omissions of a party taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated by this Agreement.

(j) The term “Property” or “Properties” includes all real property currently owned or leased by the Bank or OSB RE, including properties that the Bank or OSB RE has foreclosed on as well as the premises and all improvements and fixtures thereon of the Bank or OSB RE.

(k) “Regulatory Agency” means (i) any self-regulatory organization, (ii) the Federal Reserve, (iii) the TDSML, (v) the OCC, (vi) the SEC, or (vii) any other federal or state governmental or regulatory agency or authority having or claiming jurisdiction over a party to this Agreement or the transactions contemplated hereby.

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(l) “Subsidiary” means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, a majority equity interest.

Section 12.11 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 12.12 Attorneys’ Fees and Costs. If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, the prevailing party is entitled to recover reasonable attorneys’ fees and costs incurred therein and determined by the court to be justified.

Section 12.13 Rules of Construction. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

Section 12.14 Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

Section 12.15 Public Disclosure. None of FFIN, FFB, OSB, or the Bank will make any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; but FFIN, FFB, OSB, and the Bank are permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations, that may be necessary to obtain regulatory approval for the transactions contemplated hereby, or that may be necessary to enforce the obligations under this Agreement.

Section 12.16 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements, covenants or conditions contained herein. Such action will be evidenced by a signed written notice given in the manner provided in Section 12.07. No party to this Agreement will by any act (except by a written instrument given pursuant to Section 12.07) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by

51

any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. Any party may unilaterally waive a right which is solely applicable to it.

Section 12.17 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of FFIN, FFB, OSB, and the Bank at any time prior to or after adoption of this Agreement by the shareholders of OSB but, after any submission of this Agreement to such shareholders for approval, no amendment will be made that reduces the Purchase Price or that materially and adversely affects the rights of OSB’s shareholders hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the party against which enforcement of the amendment, modification or supplement is sought.

Section 12.18 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, FFIN, FFB, OSB and the Bank have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

FIRST FINANCIAL BANKSHARES, INC.

By:	/s/ F. Scott Dueser
F. Scott Dueser, President and Chief Executive Officer

FIRST FINANCIAL BANK, N.A.

By:	/s/ F. Scott Dueser
F. Scott Dueser, President and Chief Executive Officer

OSB FINANCIAL SERVICES, INC.

By:	/s/ Stephen Lee
Stephen Lee, President

ORANGE SAVINGS BANK, SSB

By:	/s/ Stephen Lee
Stephen Lee, President

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EXHIBITS

Exhibit “A”	-	Form of Voting Agreement

Exhibit “B”	-	Form of Director Support Agreement

Exhibit “C”	-	Form of Director Release

Exhibit “D”	-	Form of Officer Release

EXHIBIT “A”

VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) dated as of February 20, 2013 is executed by and among First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), Stephen Lee (“Lee”), as proxy, and the shareholders of OSB listed on the signature page to this Agreement (together with Lee referred to herein individually as a “Shareholder” and collectively as the “Shareholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, FFIN, First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB and Orange Savings Bank, SSB, a Texas savings bank with its home office in Orange, Texas (the “Bank”), have executed that certain Agreement and Plan of Merger, dated as of February 20, 2013 (the “Merger Agreement”), providing for the acquisition by FFIN of all or substantially all of the assets of OSB consisting of all of the issued and outstanding shares of capital stock of the Bank through the merger of the Bank with and into FFB, with FFB surviving the merger (the “Merger”);

WHEREAS, Sections 5.25 and 8.07 of the Merger Agreement require that OSB and the Bank deliver to FFIN the irrevocable proxies of the Shareholders as a condition of, and simultaneously with, execution of the Merger Agreement; and

WHEREAS, FFIN and FFB are relying on the irrevocable proxies in incurring expenses in reviewing the business of OSB and the Bank, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger, and the Shareholders are benefiting both from such expenditures by FFIN and FFB and by the terms of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OSB, FFIN, and the Shareholders undertake, promise, covenant and agree with each other as follows:

AGREEMENT

1. Each Shareholder, being the holder of common shares of OSB (the “Common Shares”) set forth below their names on the signature pages hereto, will vote, direct to vote, or act by consent with respect to:

(a)	the number of Common Shares set forth below the Shareholder’s name on the signature pages hereto,

(b)	all Common Shares the Shareholder owns as of the record date of any meeting of the shareholders of OSB or otherwise as of the date of such vote or consent, and

(c)	all Common Shares the Shareholder owns beneficially and has the power and authority to direct the voting thereof as of the record date of any meeting of the shareholders of OSB or otherwise as of the date of such vote or consent

(collectively, the “Shares”), in favor of approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement.

2. If OSB conducts a meeting of or otherwise seeks approval of its shareholders with respect to any Acquisition Proposal (as defined below) or any other matter that may contradict this Agreement or the Merger Agreement or may prevent FFIN or OSB from completing the Merger, then the Shareholders will vote the Shares or otherwise act in the manner most favorable to completing the Merger and the transactions contemplated by the Merger Agreement.

“Acquisition Proposal” means any of the following: (a) a merger, consolidation, or any similar transaction (other than the Merger or any merger of any Subsidiary of OSB with and into OSB or another Subsidiary of OSB) of any entity with OSB or any Subsidiary of OSB, (b) a purchase, lease or other acquisition of all or substantially all the assets of OSB or any Subsidiary of OSB, (c) a purchase or other acquisition of “beneficial ownership” by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) (including by way of merger, consolidation, share exchange, or otherwise) that would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of OSB or any Subsidiary of OSB after the date of this Agreement, (d) a tender or exchange offer to acquire securities representing 25% or more of the voting power of OSB, (e) a public proxy or consent solicitation made to the shareholders of OSB seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, or (f) the making of a bona fide offer or proposal to the Board of Directors or shareholders of OSB to engage in one or more of the transactions referenced in clauses (a) through (e) above.

3. In order to better effect the provisions of Sections 1 and 2 of this Agreement, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Lee with full power of substitution, his true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any meeting of the shareholders of OSB (each, a “Meeting”) all of each Shareholder’s Shares in favor of the approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement if the Merger Agreement is modified so as to (i) reduce the amount of consideration or the form of consideration to be received by OSB or (ii) alter the tax consequences of the receipt thereof under the Merger Agreement in its present form.

4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of FFIN, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of Common Shares in the amount of such Shares, to deliver to FFIN an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

5. Lee, by his execution below, agrees to vote all of the Shareholders’ Shares at any Meeting, in favor of the approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by OSB or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

6. Each of the Shareholder’s acknowledges that FFIN and OSB are relying on this Agreement in incurring expenses in connection with FFIN’s reviewing the Bank’s business, in OSB’s preparing a proxy statement, in FFIN preparing a private placement memorandum, in FFIN’s and FFB’s proceeding with the filing of applications for regulatory approvals, and in their undertaking other actions necessary for completing the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING TO

THE EXTENT APPLICABLE, SECTION 721.369 OF THE TEXAS BUSINESS ORGANIZATIONS CODE. The Shareholders and OSB acknowledge that the performance of this Agreement is intended to benefit FFIN and FFB.

7. The irrevocable proxy granted pursuant hereto will continue in effect until the earlier to occur of (a) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (b) completion of the transactions contemplated by the Merger Agreement.

8. Lee may, in his sole discretion, appoint a substitute proxy to act as Proxy Holder under this Agreement. In the event of the death, disability or incapacity of Lee, FFIN, in its sole discretion, may appoint a substitute proxy to act as Proxy Holder under this Agreement.

9. The vote of the Proxy Holder will control in any conflict between his vote of the Shares and a vote by the substitute proxy holder or the Shareholders of the Shares, and OSB agrees to recognize the vote of the Proxy Holder instead of the vote of substitute proxy holder or the Shareholders if the substitute proxy holder or the Shareholders do not vote in accordance with Sections 1 and 2 of this Agreement.

10. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by FFIN, OSB and that Shareholder. Any such modification, amendment, alteration or supplement shall only apply to the Shareholder(s) executing such written agreement and this Agreement will remain in full force and effect with respect to Shareholders who do not execute such written agreement.

11. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

12. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

13. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO OSB, THE PROXY HOLDER OR THE SHAREHOLDERS:

Stephen Lee

President

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77631

Phone: (409) 221-6160

Fax: (409) 883-7164

Electronic mail: slee@orangesavingsbank.com

WITH A COPY TO:

Larry Temple, Esq.

400 West 15th Street, Ste. 705

Austin, Texas 78701

Phone (512) 477-4467

Telecopy: (512) 477-4478

Electronic mail: larry@larrytemple.com

IF TO FFIN:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Phone: (325) 627-7155

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

WITH A COPY TO:

Michael G. Keeley, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202-2799

Phone: (214) 468-3345

Fax: (214) 740-7138

Electronic mail: mkeeley@hunton.com

14. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN TAYLOR COUNTY, TEXAS.

15. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

16. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

17. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

“FFIN”:

FIRST FINANCIAL BANKSHARES, INC.

By:
F. Scott Dueser, President and Chief Executive Officer

PROXY HOLDER:

Stephen Lee

“OSB”:

OSB FINANCIAL SERVICES, INC.

By:
Stephen Lee, President

“SHAREHOLDERS”:

[ ]
Number of Shares: [ ]

[ ]
Number of Shares: [ ]

[ ]
Number of Shares: [ ]

[ ]
Number of Shares: [ ]

[ ]
Number of Shares: [ ]

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Number of Shares: [ ]

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Number of Shares: [ ]

EXHIBIT “B”

DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), and             , an individual resident of the State of Texas (“Director”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, FFIN, First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and Orange Savings Bank, SSB, a Texas savings bank with its home office in Orange, Texas (the “Bank”), have entered into an Agreement and Plan of Merger, dated as of February 20, 2013 (the “Merger Agreement”), providing for the acquisition by FFIN of all or substantially all of the assets of OSB consisting of all of the issued and outstanding shares of capital stock of the Bank through the merger of the Bank with and into FFB, with FFB surviving the merger (the “Merger”); and

WHEREAS, in connection with consummation of the transactions contemplated by the Merger Agreement, and as a condition precedent to the obligations of FFIN under the Merger Agreement, FFIN and Director have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for receipt of such confidential information and trade secrets and in consideration of the premises and mutual covenants contained herein and in the Merger Agreement intending to be legally bound hereby, FFIN and Director agree as follows:

AGREEMENT

1. Director Support. Director agrees to use his or her best efforts to refrain from harming the goodwill of OSB, the Bank, any subsidiary of OSB or the Bank (“OSB Subsidiary”), FFIN or FFB, and their respective customer, client and vendor relationships. During the term of this Agreement, Director agrees also to consider FFB when obtaining banking products or services for his personal or business needs.

2. Director Covenants.

(a) Director acknowledges that he has received substantial, valuable consideration, including confidential trade secret and proprietary information relating to the identity and special needs of current and prospective customers of OSB or any OSB Subsidiary, OSB’s and any OSB Subsidiary’s current and prospective services, OSB’s and any OSB Subsidiary’s business projections and market studies, OSB’s and any OSB Subsidiary’s business plans and strategies, OSB’s and any OSB Subsidiary’s studies and information concerning special services unique to OSB or any OSB Subsidiary. Director further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation restriction set forth below. Accordingly, other than in any capacity for or on behalf of FFIN or any subsidiary of FFIN, Director agrees that Director will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:

(i) solicit the business of any person or entity who is a customer of OSB or any OSB Subsidiary as of the date of this Agreement or as of the Closing Date on behalf of any other insured depository institution;

(ii)(A) acquire any interest in (directly or indirectly), charter, operate or enter into any franchise or other management agreement with, any insured depository institution that has a location within a 35 mile radius of any location of OSB or any OSB Subsidiary (the “Noncompete Area”) (but Director may (1) retain any existing ownership interest in any insured depository institution as disclosed on Schedule 1 attached hereto, (2) acquire an ownership interest in any publicly-traded depository institution, so long as that ownership interest does not exceed 3% of the total number of shares outstanding of that depository institution, and (3) invest in an existing mutual fund that invests, directly or indirectly, in such insured depository institutions),

(B) serve as an officer, director, employee, agent or consultant to any insured depository institution that has a location within the Noncompete Area, or

(C) establish or operate a branch or other office of an insured depository institution within the Noncompete Area; or

(iii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the 12 months preceding the Closing Date was, an employee of OSB or any OSB Subsidiary; but nothing in this Section 2(a)(iii) applies to employment other than in the financial services business.

Director may not avoid the purpose and intent of this Section 2(a) by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b) If any court of competent jurisdiction should determine that the terms of this Section 2 are too broad in terms of time, geographic area, lines of commerce or otherwise, that court is to modify and revise any such terms so that they comply with applicable law.

(c) Director agrees that (i) this Agreement is entered into in connection with the sale to FFIN of the goodwill of the business of the Bank, (ii) Director is receiving valuable consideration for this Agreement, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure FFIN acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

3. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Director later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity that Director intends to engage in, Director will first notify FFIN in writing and meet with a FFIN representative and a neutral mediator (if FFIN elects to retain one at its expense) to discuss resolution of any disputes between the parties. Director will provide this notice at least 21 days before Director engages in any activity on behalf of a competing business or engages in other activity that could for see ably fall within a questioned restriction. If Director fails to comply with this requirement, Director waives his right to challenge the reasonable scope, clarity, applicability or enforceability of this Agreement and its restrictions at a later time.

4. Termination. This Agreement and all obligations hereunder will terminate on the earlier of (a) the date the Merger Agreement is terminated pursuant to Section 9.01 of the Merger Agreement or (b) the date that is 24 months after the Closing Date.

5. Waiver, Amendment and Modification. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may be modified or amended at any time, by action of FFIN and the Director. Any waiver, modification or amendment of this Agreement shall be in writing.

6. Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be

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deemed to be, and is to be construed as, one and the same Agreement. A telecopy, facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

7. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN ORANGE COUNTY, TEXAS.

8. Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

10. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

11. Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

12. Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this

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Agreement. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

13. Notice. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO DIRECTOR:

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IF TO FFIN:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

14. Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR:

Print Name:

FIRST FINANCIAL BANKSHARES, INC.

By:
F. Scott Dueser, President and Chief Executive Officer

SCHEDULE 1

EXISTING OWNERSHIP INTEREST

EXHIBIT “C”

RELEASE

(Director)

This RELEASE (the “Release”), effective as of                     , is made by                     (the “Director”), in favor of Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas. Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and the Bank, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Director has executed and delivered to FFIN and FFB an instrument releasing the Bank from any and all claims of such Director;

WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.06 of the Merger Agreement as discussed above; and

WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, including, without limitation, that this Release is a condition to the Merger Agreement, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

1. Attached as Schedule 1 hereto is a list of all loans outstanding from the Bank to the Director. The Director acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against the Bank, except as set forth below. The Director for himself or herself and on behalf of his or her heirs and assigns (the “Director Releasing Parties”) hereby releases, acquits and forever discharges the Bank and its predecessors, successors, assigns, Subsidiaries, and its officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them (but only as to their actions or omissions in their capacity as officers, directors, employees, agents or servants of the Bank) from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; but the Bank is not released from any obligations or liabilities to the Director (a) pursuant to the articles of association or bylaws of the Bank regarding the indemnification of officers or directors; and (b) in connection with any deposits (as defined in 12 USC §1813(l)) of the Director or other written contractual obligations of the Bank to the Director existing on the date of this Release and set forth on Schedule 2 hereto (items (a) and (b) are collectively referred to herein as the “Specified Claims”).

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith are to be construed as an admission of liability, all liability being expressly denied by the Bank. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Director may have or be entitled to against the Bank, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than the Specified Claims.

3. The Director hereby represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Director enters into this Release after the opportunity to consult with his or her own legal counsel.

4. THIS RELEASE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS RELEASE WILL LIE IN ORANGE COUNTY, TEXAS.

5. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Release is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Release will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Release; and (c) there will be added automatically as a part of this Release a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

6. Whenever the words “include,” “includes” or “including” are used in this Release, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Release refer to this Release as a whole and not to any particular provision in this Release. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

7. This Release is executed as of the date first above written.

[signature page to follow]

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THE DIRECTOR:

Print Name:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , by                     , individually.

Notary Public in and for the State of Texas

Printed Name:

My Commission Expires:

3

SCHEDULE 1

LOANS OUTSTANDING

SCHEDULE 2

SPECIFIED CLAIMS

EXHIBIT “D”

RELEASE

(Officer)

This RELEASE (the “Release”), effective as of                     , is made by                      (the “Officer”), in favor of Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas. Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 220, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and the Bank, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Officer has executed and delivered to FFIN and FFB an instrument releasing the Bank, from any and all claims of such Officer;

WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.06 of the Merger Agreement as discussed above; and

WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, including, without limitation, that this Release is a condition to the Merger Agreement, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

1. Attached as Schedule 1 hereto is a list of all loans outstanding from the Bank to the Officer. The Officer acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against the Bank, except as set forth below. The Officer for himself or herself and on behalf of his or her heirs and assigns (the “Officer Releasing Parties”) hereby releases, acquits and forever discharges the Bank and its predecessors, successors, assigns, Subsidiaries, and its officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them (but only as to their actions or omissions in their capacity as officers, directors, employees, agents or servants of the Bank) from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; but the Bank is not released from any obligations or liabilities to the Officer (a) pursuant to the articles or certificate of incorporation or association or bylaws of the Bank regarding the indemnification of officers or directors; (b) in connection with any deposits (as defined in 12 USC §1813(l)) of the Officer or other written contractual obligations of the Bank to the Officer existing on the date of this Release and as set forth on Schedule 2 hereto; (c) accrued compensation; (d) pursuant to the provisions of any written employment agreement to which the Officer is a party and as set forth on Schedule 3; and (e) in connection with medical clams not yet filed (items (a), (b), (c), (d) and (e) are collectively referred to herein as the “Specified Claims”).

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith are to be construed as an admission of liability, all liability being expressly denied by the Bank. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Officer may have or be entitled to against the Bank, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than the Specified Claims.

3. The Officer hereby represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Officer enters into this Release after the opportunity to consult with his or her own legal counsel.

4. THIS RELEASE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS RELEASE WILL LIE IN ORANGE COUNTY, TEXAS.

5. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Release is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Release will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Release; and (c) there will be added automatically as a part of this Release a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

6. Whenever the words “include,” “includes” or “including” are used in this Release, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Release refer to this Release as a whole and not to any particular provision in this Release. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

7. This Release is executed as of the date first above written.

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THE OFFICER:

Print Name:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , by                    , individually.

Notary Public in and for the State of Texas

Printed Name:

My Commission Expires:

3

SCHEDULE 1

LOANS OUTSTANDING

SCHEDULE 2

SPECIFIED CLAIMS

SCHEDULE 3

SALARY, BONUS OR OTHER COMPENSATION OR BENEFITS

Appendix B

February 20, 2013

Board of Directors

OSB Financial Services, Inc.

812 North 16th Street

Orange, TX 77630

Dear Members of the Board:

Hovde Financial, Inc. (“we” or “Hovde”) understand that First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”) with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas are about to enter into an Agreement and Plan of Merger, to be dated on or about February 20, 2013 (the “Agreement”), pursuant to which FFIN will acquire all of the outstanding capital stock of the Bank (the “Bank Stock”) from OSB, through the forward merger of the Bank with and into FFB, with FFB surviving (the “Merger”).

As a result of the Merger, all of the issued and outstanding shares of Bank Stock will be converted into and exchanged for cash or common shares, par value $0.01 per share, of FFIN (the “FFIN Stock”) in the manner provided for in the Agreement. We note that after the Merger, FFB shall continue as the entity resulting from the Merger (the “Resulting Bank”), and the separate corporate existence of the Bank shall cease.

Pursuant to the Agreement, and, except as otherwise set forth therein, at the Effective Time (as defined in the Agreement), FFIN will deliver to OSB as full consideration for all of the Bank Stock, the following:

(i) a number of shares of FFIN Stock equal to 420,000 shares of FFIN Stock (the “Stock Consideration”); plus

(ii) cash in an amount equal to $39,200,000.00 (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”).

We note that pursuant to Section 1.06(d) of the Agreement, if, between the date of the Agreement and the Effective Date, the outstanding shares of FFIN Stock increase, decrease, change into or are exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a “Share Adjustment”), then the number of shares of FFIN Stock set forth in Section 1.06(c)(i) will be appropriately and proportionately adjusted so that the shareholder of the Bank shall be entitled to receive the Merger Consideration in such proportion as it would have received pursuant to such Share Adjustment had the record date therefor been immediately after the Effective Date; provided, however, no fractional shares of FFIN Stock shall be issued in the Merger and in lieu thereof, any fractional share resulting from a Share Adjustment shall be rounded up to the next whole share of FFIN Stock. Since such Share Adjustments, if any, would not be determinable until dates after the date of this opinion, potential future adjustments relating to the Merger Consideration resulting from any Share Adjustment, if any, have not been accounted for in this fairness opinion. We have assumed for purposes of our opinion that there will be no Share Adjustment pursuant to Section 1.06(d).

www.hovdegroup.com	816 Congress Ave, Suite 990 Austin, TX 78701 Phone 512.478.7575 Fax 512.628.3226	1629 Colonial Pkwy. Inverness, IL 60067 Phone 847.991.6622 Fax 847.991.5928	29229 Canwood St., Suite 109 Agoura Hills, CA 90211 Phone 310.535.9200 Fax 310.535.9203	777 S. Flagler Drive, Suite 800 West Palm Beach, FL 33401 Phone 561.279.7199 Fax 561.278.5856

Board of Directors

OSB Financial Services, Inc.

We further note that Section 1.07 of the Agreement provides for a possible future adjustment to the Merger Consideration, as follows:

(i) if the Adjusted Equity (as defined in the Agreement) of the Bank, as calculated in accordance with Section 1.07 as of the close of business on the second business day immediately preceding the Closing Date, or such other date as mutually agreed to by the parties (the “Calculation Date”), is less than $43.2 million (the “Minimum Equity”), the Cash Consideration shall be reduced by an amount equal to the difference between the Minimum Equity and the Adjusted Equity.

We further note that Section 1.07 provides that to extent the Adjusted Equity exceeds the Minimum Equity on the Calculation Date, the Bank may dividend such excess amount to OSB after the Calculation Date and prior to the Effective Time.

Since the Bank’s actual Adjusted Equity as of the Calculation Date, as described in the Agreement, and related amounts derived from those figures cannot be determined until dates after the date of this opinion, potential future adjustments in the Merger Consideration attributable to a decline in any Adjusted Equity, if any, have not been accounted for in this fairness opinion. We have assumed for purposes of our opinion that the Adjusted Equity will be equal to or greater than $43.2 million and that there will be no adjustment to the Cash Consideration amount of $39,200,000.00.

For purposes of the opinion, we have therefore assumed that FFIN will deliver to OSB, total Merger Consideration as follows: 420,000 shares of Stock Consideration, and $39,200,000.00 of Cash Consideration.

The foregoing descriptions of the Merger, Stock Consideration, Cash Consideration, Merger Consideration, and the Agreement are qualified in their entirety by reference to the Agreement. Capitalized terms used herein that are not otherwise defined shall have the same meaning attributed to them in the Agreement. In connection therewith, you have requested our opinion as to whether the Merger Consideration to be paid in connection with the Merger is fair to the shareholders of OSB from a financial point of view. This opinion addresses only the fairness of the Merger Consideration to be received by OSB, and we are not opining on the individual components of the Merger Consideration.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement, as provided to Hovde by OSB;

(ii)	reviewed certain unaudited financial statements of the Bank for the three and twelve month periods ended December 31, 2012;

(iii)	reviewed certain historical publicly available business and financial information concerning FFIN, FFB, OSB, and the Bank;

(iv)	reviewed certain internal financial statements and other financial and operating data concerning OSB and the Bank, including, without limitation, internal financial analyses and forecasts prepared by management and held discussions with senior management regarding recent developments and regulatory matters;

(v)	analyzed financial projections prepared by certain members of OSB’s and the Bank’s senior management;

(vi)	discussed with certain members of FFIN, FFB, OSB, and the Bank’s senior management, the business, financial condition, results of operations and future prospects of OSB and the Bank;

(vii)	discussed with certain members of FFIN, FFB, OSB, and the Bank’s senior management, FFIN, FFB, OSB, and the Bank’s business, financial condition, results of operations and historical financial performance, and the Bank’s outlook and future prospects. These included discussions regarding the liquidity and capital adequacy of FFIN and FFB and their ability to continue as a going concern;

Board of Directors

OSB Financial Services, Inc.

(viii)	reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(ix)	analyzed the pro forma impact of the Merger on the combined company’s earnings per share, consolidated capitalization and financial ratios;

(x)	reviewed historical market prices and trading volumes of FFIN’s common stock;

(xi)	evaluated the pro forma ownership of FFIN common stock by OSB’s shareholders;

(xii)	assessed the general economic, market and financial conditions;

(xiii)	taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xiv)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis;

(xv)	discussed with management of OSB and the Bank their assessment of the rationale for the Merger; and

(xvi)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without independent verification, that the representations as well as the financial and other information provided to us by OSB and the Bank or included in the Agreement, which has formed a substantial basis for this opinion, are true and complete. Hovde has relied upon the management of OSB and the Bank as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by OSB and the Bank, and Hovde assumed such forecasts and projections have been reasonably prepared by OSB and the Bank on a basis reflecting the best currently available information and OSB’s and the Bank’s judgments and estimates. We have assumed that such forecasts would be realized in the amounts and at the times contemplated thereby. Hovde has relied on these forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for OSB and the Bank and its affiliates are in the aggregate adequate to cover such losses. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of OSB or the Bank, the collateral securing any such assets or liabilities, or the collectability of any such assets and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of OSB or the Bank.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by OSB, the Bank or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger has been, and will be, conducted in compliance with all laws and regulations that are applicable to OSB and the Bank. OSB and the Bank have advised us that there are no factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restrictions will be imposed on OSB and the Bank that would have a material adverse effect on the contemplated benefits of the Merger. We have also assumed that there would be no change in applicable law or regulation that would cause a material adverse change in the prospects or operations of OSB and the Bank after the Merger.

Our opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or OSB or the Bank; (ii) the legal, tax or accounting

Board of Directors

OSB Financial Services, Inc.

consequences of the Merger on OSB, the Bank, the Bank’s shareholders or FFIN or FFB; (iii) any advice or opinions provided by any other advisor to the Board or OSB or the Bank; or (iv) whether FFIN or FFB has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration.

Our opinion does not constitute a recommendation to OSB or the Bank or FFIN or FFB as to whether or not OSB or the Bank or FFIN or FFB should enter into the Agreement. Our opinion neither addresses the underlying business decision to proceed with the Merger nor the fairness of the amount or nature of the compensation, if any, to be received by any of OSB’s or the Bank’s officers, directors or employees, or class of such persons, relative to the Merger Consideration to be paid with respect to the Merger, or the fairness of the Merger Consideration to FFIN or FFB. Our opinion should not be construed as implying that the Merger Consideration is necessarily the highest or best price that could be obtained in the Merger or in a sale, merger, or combination transaction with a third party. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement and/or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of OSB or the Bank.

This opinion was approved by Hovde’s fairness committee. This letter is directed solely to the board of directors of OSB and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of OSB’s common stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Our opinion is based solely upon the information available to us, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. In addition to being retained to render this opinion letter, we were retained by OSB and the Bank to act as their financial advisor in connection with the Merger.

We will receive compensation from OSB and the Bank in connection with our services, which may include, without limitation, an initial fee for providing general financial advisory services, a fairness opinion fee that is contingent upon the issuance of this opinion letter and a completion fee that is contingent upon the consummation of the Merger. Further, OSB and the Bank have agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement. Except for the foregoing, during the past two years there have not been, and there are no mutual understandings contemplating in the future, any material relationships between Hovde and OSB and the Bank.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid in connection with the Merger is fair to the shareholders of OSB from a financial point of view.

Sincerely,

HOVDE FINANCIAL, INC.

Appendix C

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES,

CONVERSIONS, AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

§ 10.351. APPLICABILITY OF SUBCHAPTER.

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter.

§ 10.352. DEFINITIONS.

In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

§ 10.353. FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

§ 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) he ownership interest of the owner is converted or exchanged; and

(2) Subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange or a similar system;

(B) listed on the Nasdaq Stock Market or a successor quotation system;

(C) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor system; or

(D) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor entity; or

(iii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

§ 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c) A notice required to be provided under Subsection (a) or (b) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(2) may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1) each owner who consents in writing to the action before the owner delivers the written consent; and

(2) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(2).

§ 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(2) must give to the responsible organization a notice dissenting to the action that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) before the action is considered for approval, if the action is to be submitted to a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the action was approved by the requisite vote of the owners, if the action is to be undertaken on the written consent of the owners; or

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c) An owner who does not make a demand within the period required by Subsection (b)(2)(E) is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under this section, the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

§ 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

§ 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356, the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) An offer made under Subsection (c)(2) must remain open for a period of at least 60 days from the date the offer is first delivered to the dissenting owner.

(e) If a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or if a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 60th day after the date the offer is accepted or the agreement is reached, as appropriate, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

§ 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

§ 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

§ 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

§ 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

§ 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b)	The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

§ 10.364. OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

§ 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

§ 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

§ 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

§ 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest or money damages to the owner with respect to the ownership interest; and

(2) the owner’s right in the organization with respect to a fundamental business transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers of First Financial.

The Amended and Restated Certificate of Formation and the Amended and Restated Bylaws of First Financial Bankshares, Inc. (the “Registrant”) require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Texas law. Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

The Registrant’s Amended and Restated Certificate of Formation provides that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.

The Registrant’s Amended and Restated Certificate of Formation permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or organization, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person.

The Amended and Restated Certificate of Formation and the Amended and Restated Bylaws of the Registrant were previously filed with the Securities and Exchange Commission and are incorporated by reference into the registration statement.

Item 21.	Exhibits and Financial Statement Schedules.

(a) List of Exhibits

Exhibit(1)	Description

2.1	Agreement and Plan of Merger, dated February 20, 2013, by and between the Registrant, First Financial Bank, N.A., OSB Financial Services, Inc., and Orange Savings Bank, SSB (included as Appendix A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

3.1	Amended and Restated Certificate of Formation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 8-K filed April 25, 2012).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-K filed January 24, 2012).

4.1	Specimen certificate representing shares of the Registrant’s common stock (incorporated by reference from Exhibit 3 of the Registrant’s Amendment No. 1 to Form 8-A filed on Form 8-A/A No. 1 on January 7, 1994).

5.1*	Opinion of Hunton & Williams LLP regarding the legality of the securities being registered.

10.1	Executive Recognition Agreement (incorporated by reference from Exhibit 10.1 of the Registrant’s Form 8-K Report filed June 29, 2012).

10.2	2002 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.3 of the Registrant’s Form 10-Q filed May 4, 2010).

10.3	2012 Incentive Stock Option Plan (incorporated by reference from Appendix A of the Registrant’s Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed March 1, 2012).

10.4	Loan Agreement dated December 31, 2004, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.4 of the Registrant’s Form 10-Q filed May 4, 2010).

10.5	First Amendment to Loan Agreement, dated December 28, 2005, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.5 of the Registrant’s Form 10-Q Quarterly Report filed August 2, 2011).

10.6	Second Amendment to Loan Agreement, dated December 31, 2006, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.6 of the Registrant’s Form 10-Q Quarterly Report filed October 31, 2012).

10.7	Third Amendment to Loan Agreement, dated December 31, 2007, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.4 of the Registrant’s Form 8-K filed January 2, 2008).

10.8	Fourth Amendment to Loan Agreement, dated July 24, 2008, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.10 of the Registrant’s Form 10-Q Quarterly Report filed July 25, 2008).

10.9	Fifth Amendment to Loan Agreement, dated December 19, 2008, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.6 of the Registrant’s Form 8-K filed December 23, 2008).

10.10	Sixth Amendment to Loan Agreement, dated June 16, 2009, signed June 30, 2009, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.7 of the Registrant’s Form 8-K filed on July 1, 2009).

10.11	Seventh Amendment to Loan Agreement, dated December 30, 2009, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.8 of the Registrant’s Form 8-K filed December 31, 2009).

10.12	Eighth Amendment to Loan Agreement, dated June 30, 2011, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10-9 of the Registrant’s Form 8-K filed June 30, 2011).

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 of the Registrant’s Form 10-K for the year ended December 31, 2013 filed on February 22, 2013).

23.1*	Consent of Ernst & Young, independent registered public accounting firm of the Registrant.

23.2*	Consent of Hunton & Williams LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference.

24.1*	Power of Attorney of Directors and Officers of the Registrant, included on the signature page of this Form S-4 and incorporated herein by reference.

99.1*	Forms of Proxy for Special Meeting for Shareholders of OSB Financial Services, Inc.

*	Filed herewith

(b) Financial Statement Schedules

None. All other schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are not required under the related restrictions or are inapplicable, and, therefore, have been omitted.

(c) Opinion of Financial Advisor

Furnished as Appendix B to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene and State of Texas on March 22, 2013.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)

By:	/s/ F. Scott Dueser
F. Scott Dueser Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Scott Dueser and J. Bruce Hildebrand and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. Scott Dueser F. Scott Dueser	Chairman of the Board, President and Chief Executive Officer, and Director (principal executive officer)	March 22, 2013

/s/ J. Bruce Hildebrand J. Bruce Hildebrand, CPA	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 22, 2013

/s/ Steven L. Beal Steven L. Beal	Director	March 22, 2013

/s/ Tucker S. Bridwell Tucker S. Bridwell	Director	March 22, 2013

/s/ Joseph E. Canon Joseph E. Canon	Director	March 22, 2013

/s/ David Copeland David Copeland	Director	March 22, 2013

/s/ Murray Edwards Murray Edwards	Director	March 22, 2013

/s/ Ron Giddiens Ron Giddiens	Director	March 22, 2013

/s/ Kade L. Matthews Kade L. Matthews	Director	March 22, 2013

/s/ Johnny E. Trotter Johnny E. Trotter	Director	March 22, 2013

EXHIBIT LIST

Exhibit(1)	Description

2.1	Agreement and Plan of Merger, dated February 20, 2013, by and between the Registrant, First Financial Bank, N.A., OSB Financial Services, Inc., and Orange Savings Bank, SSB (included as Appendix A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4).

3.1	Amended and Restated Certificate of Formation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 8-K filed April 25, 2012).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-K filed January 24, 2012).

4.1	Specimen certificate representing shares of the Registrant’s common stock (incorporated by reference from Exhibit 3 of the Registrant’s Amendment No. 1 to Form 8-A filed on Form 8-A/A No. 1 on January 7, 1994).

5.1*	Opinion of Hunton & Williams LLP regarding the legality of the securities being registered.

10.1	Executive Recognition Agreement (incorporated by reference from Exhibit 10.1 of the Registrant’s Form 8-K Report filed June 29, 2012).

10.2	2002 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.3 of the Registrant’s Form 10-Q filed May 4, 2010).

10.3	2012 Incentive Stock Option Plan (incorporated by reference from Appendix A of the Registrant’s Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed March 1, 2012).

10.4	Loan Agreement dated December 31, 2004, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.4 of the Registrant’s Form 10-Q filed May 4, 2010).

10.5	First Amendment to Loan Agreement, dated December 28, 2005, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.5 of the Registrant’s Form 10-Q Quarterly Report filed August 2, 2011).

10.6	Second Amendment to Loan Agreement, dated December 31, 2006, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.6 of the Registrant’s Form 10-Q Quarterly Report filed October 31, 2012).

10.7	Third Amendment to Loan Agreement, dated December 31, 2007, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.4 of the Registrant’s Form 8-K filed January 2, 2008).

10.8	Fourth Amendment to Loan Agreement, dated July 24, 2008, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.10 of the Registrant’s Form 10-Q Quarterly Report filed July 25, 2008).

10.9	Fifth Amendment to Loan Agreement, dated December 19, 2008, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.6 of the Registrant’s Form 8-K filed December 23, 2008).

10.10	Sixth Amendment to Loan Agreement, dated June 16, 2009, signed June 30, 2009, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.7 of the Registrant’s Form 8-K filed on July 1, 2009).

10.11	Seventh Amendment to Loan Agreement, dated December 30, 2009, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10.8 of the Registrant’s Form 8-K filed December 31, 2009).

10.12	Eighth Amendment to Loan Agreement, dated June 30, 2011, between the Registrant and The Frost National Bank (incorporated by reference from Exhibit 10-9 of the Registrant’s Form 8-K filed June 30, 2011).

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 of the Registrant’s Form 10-K for the year ended December 31, 2013 filed on February 22, 2013).

23.1*	Consent of Ernst & Young, independent registered public accounting firm of the Registrant.

23.2*	Consent of Hunton & Williams LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference.

24.1*	Power of Attorney of Directors and Officers of the Registrant, included on the signature page of this Form S-4 and incorporated herein by reference.

99.1*	Forms of Proxy for Special Meeting for Shareholders of OSB Financial Services, Inc.

*	Filed herewith